FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226943-07

Benchmark 2020-B18

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-226943) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC or any other underwriter, (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the Benchmark 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2020-B18 (the "Offering Document").  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest	Original	Remaining	Original	Remaining		First
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity	ARD Loan	Final
Loan	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(3)	Balance($)(3)	or ARD Balance($)	Type	Type	Rate(5)	Fee Rate(6)	Basis	Maturity or ARD(7)	Maturity or ARD(7)	Term	Term	Date	Date(7)	or ARD Date	(Yes/No)	Maturity Date
Loan	1	Agellan Portfolio(2)(32)(33)	8.0%	46	JPMCB	75,000,000	75,000,000	75,000,000	Various	Various	4.6282%	0.01347%	Actual/360	61	61	0	0	07/15/2020	08/07/2020	08/07/2025	No	08/07/2025
Property	1.01	Sarasota Distribution Hub	1.0%	1	JPMCB	9,452,233	9,452,233		Industrial	Warehouse/Distribution
Property	1.02	Naperville Woods Office Center	1.0%	1	JPMCB	9,387,097	9,387,097		Office	Suburban
Property	1.03	Southpark Business Park FOP	0.5%	1	JPMCB	4,762,407	4,762,407		Industrial	Flex
Property	1.04	Supervalu	0.4%	1	JPMCB	3,593,672	3,593,672		Industrial	Warehouse/Distribution
Property	1.05	Plainfield Business Center IV	0.4%	1	JPMCB	3,288,462	3,288,462		Industrial	Warehouse/Distribution
Property	1.06	Beltway III	0.3%	1	JPMCB	2,743,176	2,743,176		Office	CBD
Property	1.07	4405 Continental Dr	0.3%	1	JPMCB	2,558,933	2,558,933		Industrial	Warehouse/Distribution
Property	1.08	Beltway IV	0.3%	1	JPMCB	2,346,774	2,346,774		Office	CBD
Property	1.09	Sandy Plains Business Park	0.2%	1	JPMCB	2,169,975	2,169,975		Industrial	Flex
Property	1.10	Coliseum Distribution Center #1	0.2%	1	JPMCB	2,142,060	2,142,060		Industrial	Warehouse/Distribution
Property	1.11	Silber Industrial Park	0.2%	1	JPMCB	1,924,318	1,924,318		Industrial	Warehouse/Distribution
Property	1.12	Southpark Business Park M	0.2%	1	JPMCB	1,786,600	1,786,600		Industrial	Flex
Property	1.13	West by Northwest Business Blvd	0.2%	1	JPMCB	1,745,658	1,745,658		Industrial	Flex
Property	1.14	Norcross Center	0.2%	1	JPMCB	1,678,660	1,678,660		Industrial	Flex
Property	1.15	Goshen Springs	0.2%	1	JPMCB	1,459,057	1,459,057		Industrial	Flex
Property	1.16	Long Point Center	0.2%	1	JPMCB	1,418,114	1,418,114		Industrial	Warehouse/Distribution
Property	1.17	Corridor Park D	0.2%	1	JPMCB	1,405,087	1,405,087		Industrial	Flex
Property	1.18	Southport 1-4	0.1%	1	JPMCB	1,364,144	1,364,144		Industrial	Flex
Property	1.19	Jameel	0.1%	1	JPMCB	1,364,144	1,364,144		Industrial	Flex
Property	1.20	Beltway II	0.1%	1	JPMCB	1,323,201	1,323,201		Office	CBD
Property	1.21	Braker Center 4	0.1%	1	JPMCB	1,282,258	1,282,258		Industrial	Flex
Property	1.22	Northgreen 1-4	0.1%	1	JPMCB	1,172,457	1,172,457		Industrial	Flex
Property	1.23	Minimax	0.1%	1	JPMCB	1,105,459	1,105,459		Industrial	Warehouse/Distribution
Property	1.24	Southpark Business Park E	0.1%	1	JPMCB	1,023,573	1,023,573		Industrial	Flex
Property	1.25	9385 Washington Blvd	0.1%	1	JPMCB	995,658	995,658		Industrial	Flex
Property	1.26	Rothway	0.1%	1	JPMCB	982,630	982,630		Industrial	Flex
Property	1.27	2730 Pinnacle	0.1%	1	JPMCB	831,886	831,886		Industrial	Warehouse/Distribution
Property	1.28	Columbus West - Interchange Rd	0.1%	1	JPMCB	770,471	770,471		Industrial	Flex
Property	1.29	1346 Oakbrook Drive	0.1%	1	JPMCB	736,973	736,973		Industrial	Flex
Property	1.30	1230-1236 Hardt Circle	0.1%	1	JPMCB	709,057	709,057		Industrial	Warehouse/Distribution
Property	1.31	Pine Forest Business Park	0.1%	1	JPMCB	668,114	668,114		Industrial	Warehouse/Distribution
Property	1.32	Rittiman East Industrial Park #23 & 24	0.1%	1	JPMCB	528,536	528,536		Industrial	Flex
Property	1.33	1351 Oakbrook Drive	0.1%	1	JPMCB	524,814	524,814		Industrial	Flex
Property	1.34	1325 Oakbrook Drive	0.1%	1	JPMCB	519,231	519,231		Industrial	Flex
Property	1.35	490 Heartland Drive	0.1%	1	JPMCB	511,787	511,787		Industrial	Warehouse/Distribution
Property	1.36	1265 Oakbrook Drive	0.1%	1	JPMCB	498,759	498,759		Industrial	Flex
Property	1.37	Columbus West - Business Park	0.1%	1	JPMCB	478,288	478,288		Industrial	Flex
Property	1.38	1155 Bowes Road	0.1%	1	JPMCB	470,844	470,844		Industrial	Warehouse/Distribution
Property	1.39	1280 Oakbrook Drive	0.0%	1	JPMCB	463,400	463,400		Industrial	Flex
Property	1.40	Cox Business Center	0.0%	1	JPMCB	457,816	457,816		Industrial	Warehouse/Distribution
Property	1.41	2002 Bloomingdale	0.0%	1	JPMCB	416,873	416,873		Industrial	Warehouse/Distribution
Property	1.42	333 Charles Court	0.0%	1	JPMCB	409,429	409,429		Industrial	Warehouse/Distribution
Property	1.43	483 Heartland Drive	0.0%	1	JPMCB	409,429	409,429		Industrial	Warehouse/Distribution
Property	1.44	1256 Oakbrook Drive	0.0%	1	JPMCB	401,985	401,985		Industrial	Flex
Property	1.45	550 Heartland	0.0%	1	JPMCB	361,042	361,042		Industrial	Warehouse
Property	1.46	Rittiman East Industrial Park #22	0.0%	1	JPMCB	355,459	355,459		Industrial	Warehouse/Distribution
Loan	2	Moffett Towers Buildings A, B & C(2)(32)	8.0%	3	GSMC	75,000,000	75,000,000	75,000,000	Office	Suburban	3.4900%	0.01347%	Actual/360	120	115	0	0	02/06/2020	03/06/2020	02/06/2030	No	02/06/2030
Property	2.01	Moffett Towers Building A	2.5%	1	GSMC	23,376,623	23,376,623		Office	Suburban
Property	2.02	Moffett Towers Building B	2.8%	1	GSMC	25,811,688	25,811,688		Office	Suburban
Property	2.03	Moffett Towers Building C	2.8%	1	GSMC	25,811,688	25,811,688		Office	Suburban
Loan	3	Tropical Distribution Center	8.0%	1	GSMC	75,000,000	75,000,000	75,000,000	Industrial	Warehouse/Distribution	3.5930%	0.01347%	Actual/360	120	120	0	0	07/01/2020	08/06/2020	07/06/2030	Yes	06/06/2034
Loan	4	BX Industrial Portfolio(2)(32)	7.5%	68	GACC	70,000,000	70,000,000	70,000,000	Various	Various	3.5500%	0.01347%	Actual/360	77	75	0	0	05/13/2020	06/09/2020	10/09/2026	No	10/09/2026
Property	4.01	Bridgewater Center 1	0.5%	1	GACC	4,759,353	4,759,353		Industrial	Warehouse/Storage
Property	4.02	401 E Laraway Rd	0.3%	1	GACC	3,111,602	3,111,602		Industrial	Warehouse/Distribution
Property	4.03	Rochelle 1	0.3%	1	GACC	2,545,187	2,545,187		Industrial	Warehouse/Distribution
Property	4.04	350A Salem Church Rd	0.3%	1	GACC	2,427,491	2,427,491		Industrial	Warehouse/Distribution
Property	4.05	Romeoville Bldg 1	0.2%	1	GACC	2,214,166	2,214,166		Industrial	Warehouse/Distribution
Property	4.06	251 E Laraway Rd	0.2%	1	GACC	2,140,605	2,140,605		Industrial	Warehouse/Distribution
Property	4.07	7940 Kentucky	0.2%	1	GACC	2,133,249	2,133,249		Industrial	Flex
Property	4.08	Mountain Top Distribution Center 2	0.2%	1	GACC	1,772,804	1,772,804		Industrial	Warehouse/Distribution
Property	4.09	Enterprise Parkway	0.2%	1	GACC	1,721,311	1,721,311		Industrial	Flex
Property	4.10	Cavalier I	0.2%	1	GACC	1,699,243	1,699,243		Industrial	Warehouse/Distribution
Property	4.11	1910 International	0.2%	1	GACC	1,530,055	1,530,055		Industrial	Warehouse/Distribution
Property	4.12	Glen Dale	0.2%	1	GACC	1,412,358	1,412,358		Industrial	Warehouse/Distribution
Property	4.13	Romeoville Bldg 2	0.1%	1	GACC	1,390,290	1,390,290		Industrial	Warehouse/Distribution
Property	4.14	Enterprise Distribution Center 1	0.1%	1	GACC	1,287,306	1,287,306		Industrial	Warehouse/Distribution
Property	4.15	2270 Woodale	0.1%	1	GACC	1,257,881	1,257,881		Industrial	Warehouse
Property	4.16	2950 Lexington Ave South	0.1%	1	GACC	1,235,813	1,235,813		Industrial	Warehouse/Storage
Property	4.17	Rivers Bend Center 1B	0.1%	1	GACC	1,228,457	1,228,457		Industrial	Warehouse/Distribution
Property	4.18	DFW Logistics Center (Bldg 4)	0.1%	1	GACC	1,206,389	1,206,389		Industrial	Warehouse/Distribution
Property	4.19	Rivers Bend Center 1C	0.1%	1	GACC	1,162,253	1,162,253		Industrial	Flex
Property	4.20	Territorial	0.1%	1	GACC	1,140,185	1,140,185		Industrial	Manufacturing
Property	4.21	Diamond Hill 2	0.1%	1	GACC	1,132,829	1,132,829		Industrial	Warehouse/Distribution
Property	4.22	Rivers Bend Center 2A	0.1%	1	GACC	1,118,117	1,118,117		Industrial	Warehouse/Distribution
Property	4.23	Rivers Bend Center 1A	0.1%	1	GACC	1,103,405	1,103,405		Industrial	Flex
Property	4.24	Diamond Hill 3	0.1%	1	GACC	1,096,049	1,096,049		Industrial	Warehouse/Distribution
Property	4.25	Whippany Business Center 1	0.1%	1	GACC	1,081,337	1,081,337		Industrial	Warehouse
Property	4.26	The Colony Land	0.1%	1	GACC	1,044,557	1,044,557		Other	Leased Fee
Property	4.27	Shawnee Distribution Center 1	0.1%	1	GACC	1,037,201	1,037,201		Industrial	Warehouse/Distribution
Property	4.28	Rivers Bend Center 2B	0.1%	1	GACC	1,022,488	1,022,488		Industrial	Warehouse/Distribution
Property	4.29	7930 Kentucky	0.1%	1	GACC	1,015,132	1,015,132		Industrial	Warehouse/Distribution
Property	4.30	Dues Dr Distribution Center 1	0.1%	1	GACC	1,000,420	1,000,420		Industrial	Warehouse/Distribution
Property	4.31	Gibraltar	0.1%	1	GACC	993,064	993,064		Industrial	Manufacturing
Property	4.32	Diamond Hill 1	0.1%	1	GACC	993,064	993,064		Industrial	Warehouse/Distribution

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest	Original	Remaining	Original	Remaining		First
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity	ARD Loan	Final
Loan	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(3)	Balance($)(3)	or ARD Balance($)	Type	Type	Rate(5)	Fee Rate(6)	Basis	Maturity or ARD(7)	Maturity or ARD(7)	Term	Term	Date	Date(7)	or ARD Date	(Yes/No)	Maturity Date
Property	4.33	DFW Logistics Center (Bldg 3)	0.1%	1	GACC	993,064	993,064		Industrial	Warehouse/Distribution
Property	4.34	Elk Grove Distribution Center 1	0.1%	1	GACC	963,640	963,640		Industrial	Warehouse/Distribution
Property	4.35	1000 Lucas Way	0.1%	1	GACC	963,640	963,640		Industrial	Warehouse/Distribution
Property	4.36	Lakeview	0.1%	1	GACC	956,284	956,284		Industrial	Warehouse/Distribution
Property	4.37	DFW Logistics Center (Bldg 5)	0.1%	1	GACC	904,792	904,792		Industrial	Warehouse/Distribution
Property	4.38	9756 International	0.1%	1	GACC	860,656	860,656		Industrial	Warehouse/Distribution
Property	4.39	350B Salem Church Rd	0.1%	1	GACC	809,164	809,164		Industrial	Warehouse/Distribution
Property	4.40	6105 Trenton Ln	0.1%	1	GACC	809,164	809,164		Industrial	Warehouse/Distribution
Property	4.41	300 Salem Church Rd	0.1%	1	GACC	801,807	801,807		Industrial	Warehouse/Distribution
Property	4.42	Tower	0.1%	1	GACC	794,451	794,451		Industrial	Manufacturing
Property	4.43	1940 Fernbrook Ln	0.1%	1	GACC	794,451	794,451		Industrial	Flex
Property	4.44	Production Distribution Center 1	0.1%	1	GACC	772,383	772,383		Industrial	Warehouse/Distribution
Property	4.45	Culpeper	0.1%	1	GACC	765,027	765,027		Industrial	Warehouse/Distribution
Property	4.46	Fairfield Distribution Center 1	0.1%	1	GACC	757,671	757,671		Industrial	Warehouse/Distribution
Property	4.47	Cavalier II	0.1%	1	GACC	742,959	742,959		Industrial	Warehouse/Distribution
Property	4.48	World Park II	0.1%	1	GACC	662,043	662,043		Industrial	Warehouse/Distribution
Property	4.49	Diamond Hill 4	0.1%	1	GACC	647,331	647,331		Industrial	Warehouse/Distribution
Property	4.50	2290-2298 Woodale	0.1%	1	GACC	603,195	603,195		Industrial	Flex
Property	4.51	514 Butler Rd	0.1%	1	GACC	588,483	588,483		Office	Suburban
Property	4.52	Northridge II	0.1%	1	GACC	559,058	559,058		Industrial	Flex
Property	4.53	2222 Woodale	0.1%	1	GACC	536,990	536,990		Industrial	Flex
Property	4.54	Northridge I	0.1%	1	GACC	514,922	514,922		Industrial	Flex
Property	4.55	Romeoville Distribution Center 1	0.1%	1	GACC	485,498	485,498		Industrial	Manufacturing
Property	4.56	1825 Airport Exchange	0.0%	1	GACC	441,362	441,362		Industrial	Flex
Property	4.57	7453 Empire - Bldg C	0.0%	1	GACC	426,650	426,650		Industrial	Warehouse/Distribution
Property	4.58	Rivers Bend Center 1D	0.0%	1	GACC	382,514	382,514		Industrial	Flex
Property	4.59	Heathrow	0.0%	1	GACC	360,446	360,446		Industrial	R&D/Flex
Property	4.60	2240-2250 Woodale	0.0%	1	GACC	308,953	308,953		Industrial	Flex
Property	4.61	273 Industrial Way	0.0%	1	GACC	268,495	268,495		Other	Leased Fee
Property	4.62	7453 Empire - Bldg B	0.0%	1	GACC	257,461	257,461		Industrial	Warehouse/Distribution
Property	4.63	7453 Empire - Bldg A	0.0%	1	GACC	224,359	224,359		Industrial	Warehouse/Distribution
Property	4.64	Rivers Bend Center - Land	0.0%	1	GACC	29,424	29,424		Other	Leased Fee
Property	4.65	Production Distribution Center 1B	0.0%	1	GACC	0	0		Industrial	Warehouse/Distribution
Property	4.66	Bridgewater Center 2	0.0%	1	GACC	0	0		Industrial	Warehouse/Storage
Property	4.67	Laraway Land 1	0.0%	1	GACC	0	0		Other	Leased Fee
Property	4.68	Laraway Land 2	0.0%	1	GACC	0	0		Other	Leased Fee
Loan	5	MGM Grand & Mandalay Bay(2)(32)(34)	7.0%	2	CREFI/GACC	65,000,000	65,000,000	65,000,000	Hospitality	Full Service	3.5580%	0.01285%	Actual/360	120	116	0	0	02/14/2020	04/05/2020	03/05/2030	Yes	03/05/2032
Property	5.01	MGM Grand	3.8%	1	CREFI/GACC	35,425,000	35,425,000		Hospitality	Full Service
Property	5.02	Mandalay Bay	3.2%	1	CREFI/GACC	29,575,000	29,575,000		Hospitality	Full Service
Loan	6	1633 Broadway(2)(32)(34)	6.7%	1	GACC/JPMCB	62,850,000	62,850,000	62,850,000	Office	CBD	2.9900%	0.01347%	Actual/360	120	113	0	0	11/25/2019	01/06/2020	12/06/2029	No	12/06/2029
Loan	7	711 Fifth Avenue(2)(34)	4.8%	1	GSMC	45,000,000	45,000,000	45,000,000	Mixed Use	Office/Retail	3.1600%	0.01472%	Actual/360	120	116	0	0	03/06/2020	04/06/2020	03/06/2030	No	03/06/2030
Loan	8	280 North Bernardo(2)	4.3%	1	GACC	40,000,000	40,000,000	40,000,000	Office	Suburban	3.9500%	0.01347%	Actual/360	120	120	0	0	06/29/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	9	420 Taylor Street(2)	4.1%	1	JPMCB/CREFI	38,000,000	38,000,000	34,337,262	Office	CBD	3.7500%	0.01347%	Actual/360	121	121	360	360	07/07/2020	08/06/2020	08/06/2030	No	08/06/2030
Loan	10	3000 Post Oak(2)(33)	3.7%	1	JPMCB	35,000,000	35,000,000	35,000,000	Office	CBD	4.9875%	0.01847%	Actual/360	60	56	0	0	02/06/2020	04/01/2020	03/01/2025	No	03/01/2025
Loan	11	Chase Center Tower I(2)(32)	1.9%	1	JPMCB	18,213,750	18,213,750	18,213,750	Office	CBD	3.5219%	0.01347%	Actual/360	59	56	0	0	03/12/2020	05/10/2020	03/10/2025	No	03/10/2025
Loan	12	Chase Center Tower II(2)(32)	1.7%	1	JPMCB	15,536,250	15,536,250	15,536,250	Office	CBD	3.5222%	0.01347%	Actual/360	59	56	0	0	03/12/2020	05/10/2020	03/10/2025	No	03/10/2025
Loan	13	Brass Professional Center(2)	3.5%	1	GSMC	32,700,000	32,700,000	27,404,688	Office	Suburban	4.7500%	0.03222%	Actual/360	121	121	360	360	07/10/2020	08/06/2020	08/06/2030	No	08/06/2030
Loan	14	Flushing Commons(35)	3.0%	1	CREFI	28,000,000	28,000,000	28,000,000	Retail	Unanchored	3.4500%	0.01347%	Actual/360	120	116	0	0	02/27/2020	04/06/2020	03/06/2030	No	03/06/2030
Loan	15	Apollo Education Group HQ Campus(2)	2.8%	1	JPMCB	26,500,000	26,500,000	26,500,000	Office	Suburban	3.3500%	0.01347%	Actual/360	60	55	0	0	01/31/2020	03/05/2020	02/05/2025	No	02/05/2025
Loan	16	Bellagio Hotel and Casino(2)(32)(34)	2.3%	1	JPMCB	21,250,000	21,250,000	21,250,000	Hospitality	Full Service	3.1702%	0.01347%	Actual/360	120	113	0	0	11/15/2019	01/05/2020	12/05/2029	No	12/05/2029
Loan	17	Southcenter Mall(2)	2.1%	1	GACC	20,000,000	20,000,000	20,000,000	Retail	Super Regional Mall	2.8800%	0.01472%	Actual/360	120	114	0	0	12/11/2019	02/01/2020	01/01/2030	No	01/01/2030
Loan	18	CityLine Augusta Portfolio	2.1%	2	CREFI	19,700,000	19,700,000	19,700,000	Self Storage	Self Storage	4.3850%	0.01347%	Actual/360	121	121	0	0	07/07/2020	08/06/2020	08/06/2030	No	08/06/2030
Property	18.01	Belair Dyess Self Storage	1.1%	1	CREFI	10,200,000	10,200,000		Self Storage	Self Storage
Property	18.02	Wheeler Self Storage	1.0%	1	CREFI	9,500,000	9,500,000		Self Storage	Self Storage
Loan	19	364 Lincoln(29)	1.9%	1	JPMCB	18,000,000	18,000,000	18,000,000	Multifamily	Mid Rise	4.1500%	0.01347%	Actual/360	120	120	0	0	06/30/2020	08/01/2020	07/01/2030	No	07/01/2030
Loan	20	Jasmine Cove(34)	1.6%	1	JPMCB	15,000,000	15,000,000	13,611,011	Multifamily	Garden	3.9900%	0.05347%	Actual/360	120	120	360	360	06/18/2020	08/01/2020	07/01/2030	No	07/01/2030
Loan	21	Battery Park Lofts	1.5%	1	GACC	14,200,000	14,200,000	11,672,932	Multifamily	Mid Rise	4.1200%	0.01347%	Actual/360	120	120	360	360	06/29/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	22	Kings Plaza(2)(33)(35)	1.5%	1	JPMCB	14,108,108	14,108,108	14,108,108	Retail	Super Regional Mall	3.3588%	0.01347%	Actual/360	120	114	0	0	12/03/2019	02/01/2020	01/01/2030	No	01/01/2030
Loan	23	84 14th Street	1.3%	1	CREFI	12,300,000	12,300,000	12,300,000	Office	CBD	4.2300%	0.01347%	Actual/360	120	120	0	0	06/26/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	24	Edge 32 Apartments	1.1%	1	GACC	10,000,000	10,000,000	8,228,201	Multifamily	Mid Rise	4.1500%	0.01347%	Actual/360	120	120	360	360	06/30/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	25	Cambridge Club Apartments(29)	1.1%	1	CREFI	10,000,000	10,000,000	10,000,000	Multifamily	Garden	4.3000%	0.01347%	Actual/360	120	120	0	0	07/01/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	26	1725 N Commerce Parkway	1.0%	1	CREFI	9,250,000	9,250,000	9,250,000	Office	Suburban	3.7800%	0.01347%	Actual/360	120	120	0	0	06/26/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	27	CityLine Hattiesburg	0.9%	1	CREFI	8,280,000	8,280,000	7,214,600	Self Storage	Self Storage	4.3000%	0.01347%	Actual/360	121	121	360	360	07/10/2020	08/06/2020	08/06/2030	No	08/06/2030
Loan	28	OrthoSouth	0.8%	2	CREFI	7,600,000	7,600,000	6,429,410	Office	Medical	4.1500%	0.01347%	Actual/360	121	121	360	360	07/07/2020	08/06/2020	08/06/2030	No	08/06/2030
Property	28.01	Primary Parkway	0.5%	1	CREFI	4,500,000	4,500,000		Office	Medical
Property	28.02	Southaven	0.3%	1	CREFI	3,100,000	3,100,000		Office	Medical
Loan	29	Strathmore Apartments	0.8%	1	GACC	7,300,000	7,300,000	7,300,000	Multifamily	Garden	3.7900%	0.01347%	Actual/360	120	120	0	0	07/01/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	30	630 W Lake	0.7%	1	CREFI	6,720,000	6,720,000	6,720,000	Mixed Use	Multifamily/Retail	3.6800%	0.06222%	Actual/360	120	117	0	0	03/09/2020	05/06/2020	04/06/2030	No	04/06/2030
Loan	31	2 Laurel Drive	0.7%	1	CREFI	6,630,000	6,630,000	5,274,129	Industrial	Warehouse/Distribution	4.0400%	0.01347%	Actual/360	120	120	360	360	06/16/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	32	CityLine Flagstaff	0.7%	1	CREFI	6,600,000	6,600,000	5,779,298	Self Storage	Self Storage	4.5100%	0.01347%	Actual/360	120	120	360	360	06/26/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	33	968-970 Gates Ave	0.7%	1	CREFI	6,500,000	6,500,000	6,500,000	Multifamily	Mid Rise	4.2400%	0.01347%	Actual/360	120	120	0	0	07/01/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	34	CityLine Wisconsin	0.7%	1	CREFI	6,225,000	6,225,000	5,682,679	Self Storage	Self Storage	4.3500%	0.01347%	Actual/360	120	120	360	360	06/19/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	35	StorQuest Self Storage - Modesto	0.5%	1	CREFI	5,000,000	5,000,000	5,000,000	Self Storage	Self Storage	3.8700%	0.01347%	Actual/360	120	120	0	0	06/09/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	36	StorQuest Self Storage - Ceres	0.4%	1	CREFI	4,000,000	4,000,000	4,000,000	Self Storage	Self Storage	3.8700%	0.01347%	Actual/360	120	120	0	0	06/09/2020	08/06/2020	07/06/2030	No	07/06/2030
Loan	37	Castle Rock Self Storage	0.4%	1	CREFI	4,000,000	4,000,000	4,000,000	Self Storage	Self Storage	3.9700%	0.11222%	Actual/360	120	120	0	0	06/26/2020	08/06/2020	07/06/2030	No	07/06/2030

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Pari Passu	Pari Passu
			Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed								FIRREA	Cut-Off
			Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at
Loan	ID	Property Name	Service($)(8)	Service($)(8)	Service($)	Service($)	Period(7)	Lockbox(9)	Management(10)	Other Loans	Borrower	NOI DSCR(8)(11)	NCF DSCR(8)(11)	Period(13)	Date	Value ($)(14)	As-of Date(14)	(Yes/No)	Ratio(11)(14)	Maturity or ARD(11)(14)
Loan	1	Agellan Portfolio(2)(32)(33)	293,280	3,519,360	610,022	7,320,270	61	Hard	In Place	No	No	3.34x	3.04x	0	7	551,000,000	Various	Yes	41.9%	41.9%
Property	1.01	Sarasota Distribution Hub														70,200,000	02/17/2020	Yes
Property	1.02	Naperville Woods Office Center														68,800,000	02/20/2020	Yes
Property	1.03	Southpark Business Park FOP														34,900,000	02/18/2020	Yes
Property	1.04	Supervalu														26,720,000	03/02/2020	Yes
Property	1.05	Plainfield Business Center IV														24,100,000	02/17/2020	Yes
Property	1.06	Beltway III														20,100,000	02/20/2020	Yes
Property	1.07	4405 Continental Dr														18,750,000	02/12/2020	Yes
Property	1.08	Beltway IV														17,200,000	02/20/2020	Yes
Property	1.09	Sandy Plains Business Park														15,700,000	02/14/2020	Yes
Property	1.10	Coliseum Distribution Center #1														15,900,000	03/13/2020	Yes
Property	1.11	Silber Industrial Park														14,100,000	02/12/2020	Yes
Property	1.12	Southpark Business Park M														13,100,000	02/18/2020	Yes
Property	1.13	West by Northwest Business Blvd														12,800,000	02/12/2020	Yes
Property	1.14	Norcross Center														12,300,000	02/14/2020	Yes
Property	1.15	Goshen Springs														10,700,000	02/14/2020	Yes
Property	1.16	Long Point Center														10,400,000	02/12/2020	Yes
Property	1.17	Corridor Park D														10,300,000	02/18/2020	Yes
Property	1.18	Southport 1-4														10,000,000	02/21/2020	Yes
Property	1.19	Jameel														10,000,000	02/12/2020	Yes
Property	1.20	Beltway II														9,700,000	02/20/2020	Yes
Property	1.21	Braker Center 4														9,400,000	02/18/2020	Yes
Property	1.22	Northgreen 1-4														8,600,000	02/18/2020	Yes
Property	1.23	Minimax														8,100,000	02/18/2020	Yes
Property	1.24	Southpark Business Park E														7,500,000	02/18/2020	Yes
Property	1.25	9385 Washington Blvd														7,300,000	02/20/2020	Yes
Property	1.26	Rothway														7,200,000	02/12/2020	Yes
Property	1.27	2730 Pinnacle														6,100,000	02/21/2020	Yes
Property	1.28	Columbus West - Interchange Rd														5,650,000	02/18/2020	Yes
Property	1.29	1346 Oakbrook Drive														5,400,000	02/14/2020	Yes
Property	1.30	1230-1236 Hardt Circle														5,200,000	02/21/2020	Yes
Property	1.31	Pine Forest Business Park														4,900,000	02/12/2020	Yes
Property	1.32	Rittiman East Industrial Park #23 & 24														3,870,000	03/13/2020	Yes
Property	1.33	1351 Oakbrook Drive														3,850,000	02/14/2020	Yes
Property	1.34	1325 Oakbrook Drive														3,800,000	02/14/2020	Yes
Property	1.35	490 Heartland Drive														3,750,000	02/21/2020	Yes
Property	1.36	1265 Oakbrook Drive														3,650,000	02/14/2020	Yes
Property	1.37	Columbus West - Business Park														3,500,000	02/18/2020	Yes
Property	1.38	1155 Bowes Road														3,450,000	02/21/2020	Yes
Property	1.39	1280 Oakbrook Drive														3,400,000	02/14/2020	Yes
Property	1.40	Cox Business Center														3,350,000	03/13/2020	Yes
Property	1.41	2002 Bloomingdale														3,050,000	02/21/2020	Yes
Property	1.42	333 Charles Court														3,000,000	02/21/2020	Yes
Property	1.43	483 Heartland Drive														3,000,000	02/21/2020	Yes
Property	1.44	1256 Oakbrook Drive														2,950,000	02/14/2020	Yes
Property	1.45	550 Heartland														2,650,000	02/21/2020	Yes
Property	1.46	Rittiman East Industrial Park #22														2,610,000	03/13/2020	Yes
Loan	2	Moffett Towers Buildings A, B & C(2)(32)	221,155	2,653,854	1,085,131	13,021,578	115	Hard	In Place	No	No	3.70x	3.63x	0	6	1,145,000,000	10/01/2021	Yes	38.7%	38.7%
Property	2.01	Moffett Towers Building A														348,000,000	01/03/2020	Yes
Property	2.02	Moffett Towers Building B														390,000,000	10/01/2021	Yes
Property	2.03	Moffett Towers Building C														383,000,000	05/01/2021	Yes
Loan	3	Tropical Distribution Center	227,681	2,732,177			120	Hard	Springing	No	No	2.11x	2.10x	0	6	110,000,000	04/14/2020	Yes	68.2%	68.2%
Loan	4	BX Industrial Portfolio(2)(32)	209,959	2,519,514	853,079	10,236,944	75	Hard	Springing	No	Yes - A	3.83x	3.57x	0	9	960,750,000	Various	Yes	39.6%	39.6%
Property	4.01	Bridgewater Center 1														52,700,000	07/29/2019	Yes
Property	4.02	401 E Laraway Rd														42,300,000	07/22/2019	Yes
Property	4.03	Rochelle 1														34,600,000	08/01/2019	Yes
Property	4.04	350A Salem Church Rd														33,000,000	07/15/2019	Yes
Property	4.05	Romeoville Bldg 1														30,100,000	07/24/2019	Yes
Property	4.06	251 E Laraway Rd														28,400,000	07/22/2019	Yes
Property	4.07	7940 Kentucky														29,000,000	07/15/2019	Yes
Property	4.08	Mountain Top Distribution Center 2														24,100,000	08/01/2019	Yes
Property	4.09	Enterprise Parkway														23,400,000	07/19/2019	Yes
Property	4.10	Cavalier I														23,100,000	07/19/2019	Yes
Property	4.11	1910 International														20,800,000	07/16/2019	Yes
Property	4.12	Glen Dale														19,200,000	07/12/2019	Yes
Property	4.13	Romeoville Bldg 2														18,900,000	07/24/2019	Yes
Property	4.14	Enterprise Distribution Center 1														17,500,000	07/15/2019	Yes
Property	4.15	2270 Woodale														17,100,000	07/12/2019	Yes
Property	4.16	2950 Lexington Ave South														16,800,000	07/12/2019	Yes
Property	4.17	Rivers Bend Center 1B														16,700,000	07/16/2019	Yes
Property	4.18	DFW Logistics Center (Bldg 4)														16,400,000	07/12/2019	Yes
Property	4.19	Rivers Bend Center 1C														15,800,000	07/16/2019	Yes
Property	4.20	Territorial														15,500,000	07/24/2019	Yes
Property	4.21	Diamond Hill 2														15,400,000	07/19/2019	Yes
Property	4.22	Rivers Bend Center 2A														15,200,000	07/16/2019	Yes
Property	4.23	Rivers Bend Center 1A														15,000,000	07/16/2019	Yes
Property	4.24	Diamond Hill 3														14,900,000	07/19/2019	Yes
Property	4.25	Whippany Business Center 1														14,700,000	07/29/2019	Yes
Property	4.26	The Colony Land														14,200,000	07/21/2019	Yes
Property	4.27	Shawnee Distribution Center 1														14,100,000	07/10/2019	Yes
Property	4.28	Rivers Bend Center 2B														13,900,000	08/01/2019	Yes
Property	4.29	7930 Kentucky														13,800,000	07/15/2019	Yes
Property	4.30	Dues Dr Distribution Center 1														13,600,000	07/16/2019	Yes
Property	4.31	Gibraltar														13,500,000	07/24/2019	Yes
Property	4.32	Diamond Hill 1														13,500,000	07/19/2019	Yes

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Pari Passu	Pari Passu
			Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed								FIRREA	Cut-Off
			Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at
Loan	ID	Property Name	Service($)(8)	Service($)(8)	Service($)	Service($)	Period(7)	Lockbox(9)	Management(10)	Other Loans	Borrower	NOI DSCR(8)(11)	NCF DSCR(8)(11)	Period(13)	Date	Value ($)(14)	As-of Date(14)	(Yes/No)	Ratio(11)(14)	Maturity or ARD(11)(14)
Property	4.33	DFW Logistics Center (Bldg 3)														13,500,000	07/12/2019	Yes
Property	4.34	Elk Grove Distribution Center 1														13,100,000	07/11/2019	Yes
Property	4.35	1000 Lucas Way														13,100,000	07/19/2019	Yes
Property	4.36	Lakeview														13,000,000	07/11/2019	Yes
Property	4.37	DFW Logistics Center (Bldg 5)														12,300,000	07/12/2019	Yes
Property	4.38	9756 International														11,700,000	07/16/2019	Yes
Property	4.39	350B Salem Church Rd														11,000,000	07/15/2019	Yes
Property	4.40	6105 Trenton Ln														11,000,000	07/11/2019	Yes
Property	4.41	300 Salem Church Rd														10,900,000	07/15/2019	Yes
Property	4.42	Tower														10,600,000	07/24/2019	Yes
Property	4.43	1940 Fernbrook Ln														10,800,000	07/11/2019	Yes
Property	4.44	Production Distribution Center 1														7,916,472	07/16/2019	Yes
Property	4.45	Culpeper														10,400,000	07/16/2019	Yes
Property	4.46	Fairfield Distribution Center 1														10,300,000	07/16/2019	Yes
Property	4.47	Cavalier II														10,100,000	07/19/2019	Yes
Property	4.48	World Park II														9,000,000	07/16/2019	Yes
Property	4.49	Diamond Hill 4														8,800,000	07/19/2019	Yes
Property	4.50	2290-2298 Woodale														8,200,000	07/12/2019	Yes
Property	4.51	514 Butler Rd														8,000,000	07/19/2019	Yes
Property	4.52	Northridge II														7,600,000	07/18/2019	Yes
Property	4.53	2222 Woodale														7,300,000	07/12/2019	Yes
Property	4.54	Northridge I														7,000,000	07/18/2019	Yes
Property	4.55	Romeoville Distribution Center 1														6,600,000	07/24/2019	Yes
Property	4.56	1825 Airport Exchange														6,000,000	07/16/2019	Yes
Property	4.57	7453 Empire - Bldg C														5,800,000	07/15/2019	Yes
Property	4.58	Rivers Bend Center 1D														5,200,000	07/16/2019	Yes
Property	4.59	Heathrow														4,900,000	07/11/2019	Yes
Property	4.60	2240-2250 Woodale														4,200,000	07/12/2019	Yes
Property	4.61	273 Industrial Way														3,650,000	07/18/2019	Yes
Property	4.62	7453 Empire - Bldg B														3,500,000	07/15/2019	Yes
Property	4.63	7453 Empire - Bldg A														3,050,000	07/15/2019	Yes
Property	4.64	Rivers Bend Center - Land														3,350,000	07/16/2019	Yes
Property	4.65	Production Distribution Center 1B														2,583,528	07/16/2019	Yes
Property	4.66	Bridgewater Center 2														12,000,000	07/29/2019	Yes
Property	4.67	Laraway Land 1														700,000	08/01/2019	Yes
Property	4.68	Laraway Land 2														6,400,000	07/22/2019	Yes
Loan	5	MGM Grand & Mandalay Bay(2)(32)(34)	195,402	2,344,821	4,717,299	56,607,582	116	Hard	Springing	No	Yes - A	4.95x	4.95x	0	5	4,600,000,000	01/10/2020	Yes	35.5%	35.5%
Property	5.01	MGM Grand														2,505,000,000	01/10/2020	Yes
Property	5.02	Mandalay Bay														2,095,000,000	01/10/2020	Yes
Loan	6	1633 Broadway(2)(32)(34)	158,776	1,905,315	2,370,023	28,440,278	113	Hard	Springing	No	No	3.93x	3.84x	0	6	2,400,000,000	10/24/2019	Yes	41.7%	41.7%
Loan	7	711 Fifth Avenue(2)(34)	120,146	1,441,750	1,334,954	16,019,444	116	Hard	Springing	No	No	2.94x	2.90x	0	6	1,000,000,000	01/23/2020	Yes	54.5%	54.5%
Loan	8	280 North Bernardo(2)	133,495	1,601,944	103,459	1,241,507	120	Hard	Springing	No	No	2.31x	2.27x	0	6	120,000,000	04/01/2020	Yes	59.2%	59.2%
Loan	9	420 Taylor Street(2)	175,984	2,111,807	231,558	2,778,694	61	Hard	In Place	No	No	1.70x	1.67x	0	6	143,500,000	05/01/2021	Yes	61.3%	55.4%
Loan	10	3000 Post Oak(2)(33)	147,489	1,769,870	189,629	2,275,547	56	Hard	In Place	No	No	2.38x	2.19x	0	1	143,900,000	11/20/2019	Yes	55.6%	55.6%
Loan	11	Chase Center Tower I(2)(32)	54,198	650,379	379,388	4,552,656	56	Hard	Springing	Yes	Yes - C	3.89x	3.87x	0	10	466,000,000	12/19/2019	Yes	31.3%	31.3%
Loan	12	Chase Center Tower II(2)(32)	46,235	554,818	323,644	3,883,726	56	Hard	Springing	Yes	Yes - C	3.89x	3.87x	0	10	397,500,000	12/19/2019	Yes	31.3%	31.3%
Loan	13	Brass Professional Center(2)	170,579	2,046,944	130,412	1,564,942	13	Hard	Springing	No	No	1.47x	1.31x	0	6	79,100,000	06/01/2020	Yes	72.9%	61.1%
Loan	14	Flushing Commons(35)	81,618	979,417			116	Hard	Springing	No	No	2.56x	2.45x	0	6	47,000,000	01/23/2020	Yes	59.6%	59.6%
Loan	15	Apollo Education Group HQ Campus(2)	75,007	900,080	183,979	2,207,743	55	Hard	Springing	No	No	4.38x	4.15x	0	5	194,000,000	01/06/2020	Yes	47.2%	47.2%
Loan	16	Bellagio Hotel and Casino(2)(32)(34)	56,918	683,014	4,432,760	53,193,120	113	Hard	Springing	No	Yes - A	8.80x	8.42x	0	5	4,260,000,000	10/16/2019	Yes	39.3%	39.3%
Loan	17	Southcenter Mall(2)	48,667	584,000	481,800	5,781,600	114	Hard	Springing	No	No	6.70x	6.53x	5	1	980,000,000	11/17/2019	Yes	22.2%	22.2%
Loan	18	CityLine Augusta Portfolio	72,987	875,843			121	Springing Hard	Springing	No	Yes - B	2.00x	1.96x	0	6	31,000,000	Various	Yes	63.5%	63.5%
Property	18.01	Belair Dyess Self Storage														16,200,000	02/02/2020	Yes
Property	18.02	Wheeler Self Storage														14,800,000	06/17/2020	Yes
Loan	19	364 Lincoln(29)	63,115	757,375			120	Soft	Springing	No	No	1.70x	1.68x	0	1	27,000,000	03/26/2020	Yes	66.7%	66.7%
Loan	20	Jasmine Cove(34)	71,526	858,310			60	Soft	Springing	No	No	1.54x	1.48x	0	1	23,025,000	03/02/2020	Yes	65.1%	59.1%
Loan	21	Battery Park Lofts	68,779	825,348			12	Soft	Springing	No	Yes - D	1.36x	1.33x	0	6	20,300,000	06/15/2020	Yes	70.0%	57.5%
Loan	22	Kings Plaza(2)(33)(35)	40,037	480,445	1,342,008	16,104,097	114	Hard	Springing	No	No	3.14x	3.07x	0	1	900,000,000	10/17/2019	Yes	54.1%	54.1%
Loan	23	84 14th Street	43,960	527,516			120	Springing	Springing	No	No	1.95x	1.87x	0	6	20,200,000	03/01/2020	Yes	60.9%	60.9%
Loan	24	Edge 32 Apartments	48,610	583,324			12	Soft	Springing	No	Yes - D	1.42x	1.39x	0	6	14,800,000	06/15/2020	Yes	67.6%	55.6%
Loan	25	Cambridge Club Apartments(29)	36,331	435,972			120	Springing Hard	Springing	No	No	1.96x	1.88x	0	6	15,300,000	06/12/2020	Yes	65.4%	65.4%
Loan	26	1725 N Commerce Parkway	29,542	354,506			120	Springing Hard	Springing	No	No	3.03x	2.80x	0	6	16,000,000	02/18/2020	Yes	57.8%	57.8%
Loan	27	CityLine Hattiesburg	40,975	491,704			37	Springing Hard	Springing	No	Yes - B	1.63x	1.60x	0	6	11,825,000	06/16/2020	Yes	70.0%	61.0%
Loan	28	OrthoSouth	36,944	443,326			25	Hard	Springing	No	No	1.91x	1.81x	0	6	15,950,000	06/04/2020	Yes	47.6%	40.3%
Property	28.01	Primary Parkway														9,450,000	06/04/2020	Yes
Property	28.02	Southaven														6,500,000	06/04/2020	Yes
Loan	29	Strathmore Apartments	23,376	280,513			120	Springing	Springing	No	No	2.46x	2.41x	0	6	12,050,000	11/05/2019	Yes	60.6%	60.6%
Loan	30	630 W Lake	20,894	250,731			117	Springing Hard	Springing	No	No	2.29x	2.22x	0	6	10,400,000	02/07/2020	Yes	64.6%	64.6%
Loan	31	2 Laurel Drive	31,806	381,669			0	Hard	Springing	No	No	1.85x	1.76x	0	6	10,400,000	05/29/2020	Yes	63.8%	50.7%
Loan	32	CityLine Flagstaff	33,480	401,766			36	Springing Hard	Springing	No	Yes - B	1.45x	1.44x	0	6	9,700,000	06/12/2020	Yes	68.0%	59.6%
Loan	33	968-970 Gates Ave	23,286	279,428			120	Springing Hard	Springing	No	No	1.76x	1.75x	0	6	10,500,000	03/06/2020	Yes	61.9%	61.9%
Loan	34	CityLine Wisconsin	30,989	371,865			60	Springing Hard	Springing	No	Yes - B	1.50x	1.47x	0	6	9,800,000	05/15/2020	Yes	63.5%	58.0%
Loan	35	StorQuest Self Storage - Modesto	16,349	196,188			120	Springing Hard	Springing	No	Yes - E	3.79x	3.70x	0	6	12,900,000	05/25/2020	Yes	38.8%	38.8%
Loan	36	StorQuest Self Storage - Ceres	13,079	156,950			120	Springing Hard	Springing	No	Yes - E	3.12x	3.04x	0	6	8,300,000	05/25/2020	Yes	48.2%	48.2%
Loan	37	Castle Rock Self Storage	13,417	161,006			120	Springing Hard	Springing	No	No	3.16x	3.11x	0	6	8,300,000	06/01/2020	Yes	48.2%	48.2%

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

										Net	Units	Loan per Net
								Year	Year	Rentable Area	of	Rentable Area	Prepayment Provisions
Loan	ID	Property Name	Address	City	County	State	Zip Code	Built	Renovated	(SF/Units/Rooms)(4)	Measure	(SF/Units/Rooms) ($)(4)(11)(14)	(# of payments)(15)(16)(17)
Loan	1	Agellan Portfolio(2)(32)(33)	Various	Various	Various	Various	Various	Various	Various	6,094,177	Sq. Ft.	38	L(24), D(33), O(4)
Property	1.01	Sarasota Distribution Hub	6100 McIntosh Road	Sarasota	Sarasota	FL	34238	1981	2007	906,449	Sq. Ft.	32
Property	1.02	Naperville Woods Office Center	1000 & 1100 East Warrenville Road	Naperville	DuPage	IL	60563	1981, 1988	2007	482,497	Sq. Ft.	60
Property	1.03	Southpark Business Park FOP	2130, 2150 & 2170 Woodward Street	Austin	Travis	TX	78744	1982	NAP	187,075	Sq. Ft.	78
Property	1.04	Supervalu	1201 John Burgess Drive	Fort Worth	Tarrant	TX	76140	1996	NAP	253,800	Sq. Ft.	44
Property	1.05	Plainfield Business Center IV	2151 Airwest Boulevard	Plainfield	Hendricks	IN	46168	1999	NAP	434,354	Sq. Ft.	23
Property	1.06	Beltway III	10900 Corporate Centre Drive	Houston	Harris	TX	77041	2005	NAP	130,566	Sq. Ft.	65
Property	1.07	4405 Continental Dr	4405 Continental Drive	Flint	Genesee	MI	48507	1999	2006	400,000	Sq. Ft.	20
Property	1.08	Beltway IV	4920 Westway Park Boulevard	Houston	Harris	TX	77041	2006	NAP	131,702	Sq. Ft.	55
Property	1.09	Sandy Plains Business Park	1800 Sandy Plains Industrial Parkway	Marietta	Cobb	GA	30066	1986	NAP	167,329	Sq. Ft.	40
Property	1.10	Coliseum Distribution Center #1	1143 AT&T Center Parkway	San Antonio	Bexar	TX	78219	1978	NAP	208,000	Sq. Ft.	32
Property	1.11	Silber Industrial Park	2055, 2105 & 2155 Silber Road	Houston	Harris	TX	77055	1978	NAP	198,970	Sq. Ft.	30
Property	1.12	Southpark Business Park M	4120 Freidrich Lane	Austin	Travis	TX	78744	1983	NAP	72,550	Sq. Ft.	76
Property	1.13	West by Northwest Business Blvd	6100 & 6120 West by Northwest Boulevard	Houston	Harris	TX	77040	1983	NAP	122,750	Sq. Ft.	44
Property	1.14	Norcross Center	2100 & 2200 Norcross Parkway	Norcross	Gwinnett	GA	30071	1988	NAP	169,951	Sq. Ft.	30
Property	1.15	Goshen Springs	5801 & 5901 Goshen Springs Road	Norcross	Gwinnett	GA	30071	1986	NAP	152,319	Sq. Ft.	30
Property	1.16	Long Point Center	6500 & 6600 Long Point Road	Houston	Harris	TX	77055	1979	NAP	189,680	Sq. Ft.	23
Property	1.17	Corridor Park D	100 Michael Angelo Way	Austin	Travis	TX	78728	1999	2016	56,100	Sq. Ft.	77
Property	1.18	Southport 1-4	5975-6049 South Loop East	Houston	Harris	TX	77033	1980	NAP	149,401	Sq. Ft.	28
Property	1.19	Jameel	9001 & 9101 Jameel Road	Houston	Harris	TX	77040	1983	NAP	94,900	Sq. Ft.	44
Property	1.20	Beltway II	11000 Corporate Centre Drive	Houston	Harris	TX	77041	2003	NAP	101,039	Sq. Ft.	40
Property	1.21	Braker Center 4	2120 West Braker Lane	Austin	Travis	TX	78758	1984	1999	45,913	Sq. Ft.	86
Property	1.22	Northgreen 1-4	1400-1412 North Sam Houston Parkway East	Houston	Harris	TX	77032	1982	NAP	118,736	Sq. Ft.	30
Property	1.23	Minimax	2301 Minimax Drive	Houston	Harris	TX	77008	1967	NAP	119,821	Sq. Ft.	28
Property	1.24	Southpark Business Park E	2100 East Saint Elmo Road	Austin	Travis	TX	78744	1982	1992	49,966	Sq. Ft.	63
Property	1.25	9385 Washington Blvd	9385 Washington Boulevard	Laurel	Howard	MD	20723	1988	2007	57,590	Sq. Ft.	53
Property	1.26	Rothway	6300, 6310 & 6320 Rothway Street	Houston	Harris	TX	77040	1983	NAP	75,460	Sq. Ft.	40
Property	1.27	2730 Pinnacle	2730 Pinnacle Drive	Elgin	Kane	IL	60124	2005	2007	44,990	Sq. Ft.	57
Property	1.28	Columbus West - Interchange Rd	3671-3701 & 3707-3743 Interchange Road	Columbus	Franklin	OH	43204	1974	NAP	91,200	Sq. Ft.	26
Property	1.29	1346 Oakbrook Drive	1346 Oakbrook Drive	Norcross	Gwinnett	GA	30093	1985	NAP	71,591	Sq. Ft.	32
Property	1.30	1230-1236 Hardt Circle	1230-1236 Hardt Circle	Bartlett	DuPage	IL	60103	2008	NAP	60,080	Sq. Ft.	36
Property	1.31	Pine Forest Business Park	232 & 302-350 West 38th Street	Houston	Harris	TX	77018	1980	NAP	80,091	Sq. Ft.	26
Property	1.32	Rittiman East Industrial Park #23 & 24	5032-5042 & 5100-5128 Service Center Drive	San Antonio	Bexar	TX	78218	1983	NAP	50,806	Sq. Ft.	32
Property	1.33	1351 Oakbrook Drive	1351 Oakbrook Drive	Norcross	Gwinnett	GA	30093	1985	NAP	36,489	Sq. Ft.	44
Property	1.34	1325 Oakbrook Drive	1325 Oakbrook Drive	Norcross	Gwinnett	GA	30093	1986	NAP	53,120	Sq. Ft.	30
Property	1.35	490 Heartland Drive	490 North Heartland Drive	Sugar Grove	Kane	IL	60554	2002	NAP	39,520	Sq. Ft.	40
Property	1.36	1265 Oakbrook Drive	1265 Oakbrook Drive	Norcross	Gwinnett	GA	30093	1985	NAP	51,200	Sq. Ft.	30
Property	1.37	Columbus West - Business Park	3949 Business Park Drive	Columbus	Franklin	OH	43204	1996	2005	92,618	Sq. Ft.	16
Property	1.38	1155 Bowes Road	1155 Bowes Road	Elgin	Kane	IL	60123	2006	NAP	34,400	Sq. Ft.	42
Property	1.39	1280 Oakbrook Drive	1280 Oakbrook Drive	Norcross	Gwinnett	GA	30093	1986	NAP	46,400	Sq. Ft.	31
Property	1.40	Cox Business Center	1300, 1310, 1320 & 1330 Cox Avenue	Erlanger	Boone	KY	41018	1987	NAP	52,040	Sq. Ft.	27
Property	1.41	2002 Bloomingdale	2002 Bloomingdale Road	Glendale Heights	DuPage	IL	60139	1998	NAP	31,919	Sq. Ft.	40
Property	1.42	333 Charles Court	333 Charles Court	West Chicago	DuPage	IL	60185	2007	NAP	36,623	Sq. Ft.	34
Property	1.43	483 Heartland Drive	483 North Heartland Drive	Sugar Grove	Kane	IL	60554	2010	NAP	36,426	Sq. Ft.	35
Property	1.44	1256 Oakbrook Drive	1256 Oakbrook Drive	Norcross	Gwinnett	GA	30093	1985	NAP	40,392	Sq. Ft.	31
Property	1.45	550 Heartland	550 North Heartland Drive	Sugar Grove	Kane	IL	60554	2000	2007	30,328	Sq. Ft.	37
Property	1.46	Rittiman East Industrial Park #22	5008-5030 Service Center Drive	San Antonio	Bexar	TX	78218	1983	NAP	37,026	Sq. Ft.	30
Loan	2	Moffett Towers Buildings A, B & C(2)(32)	Various	Sunnyvale	Santa Clara	CA	94089	2008	NAP	951,498	Sq. Ft.	466	L(24), YM1(5), DorYM1(84), O(7)
Property	2.01	Moffett Towers Building A	1000 Enterprise Way	Sunnyvale	Santa Clara	CA	94089	2008	NAP	317,166	Sq. Ft.	435
Property	2.02	Moffett Towers Building B	1020 Enterprise Way	Sunnyvale	Santa Clara	CA	94089	2008	NAP	317,166	Sq. Ft.	481
Property	2.03	Moffett Towers Building C	1050 Enterprise Way	Sunnyvale	Santa Clara	CA	94089	2008	NAP	317,166	Sq. Ft.	481
Loan	3	Tropical Distribution Center	6001 East Tropical Parkway	Las Vegas	Clark	NV	89115	2019	NAP	855,000	Sq. Ft.	88	L(24), D(91), O(5)
Loan	4	BX Industrial Portfolio(2)(32)	Various	Various	Various	Various	Various	Various	Various	11,097,713	Sq. Ft.	34	YM1(70), O(7)
Property	4.01	Bridgewater Center 1	1120 US Highway 22	Bridgewater	Somerset	NJ	08807	1951	1994	437,117	Sq. Ft.	59
Property	4.02	401 E Laraway Rd	401 East Laraway Road	Joliet	Will	IL	60433	2005	NAP	475,104	Sq. Ft.	36
Property	4.03	Rochelle 1	501 South Steward Road	Rochelle	Ogle	IL	61068	2005	NAP	579,575	Sq. Ft.	24
Property	4.04	350A Salem Church Rd	350A Salem Church Road	Mechanicsburg	Cumberland	PA	17050	1990	NAP	405,100	Sq. Ft.	33
Property	4.05	Romeoville Bldg 1	208-214 South Pinnacle Drive	Romeoville	Will	IL	60446	2016	NAP	199,924	Sq. Ft.	60
Property	4.06	251 E Laraway Rd	251 East Laraway Road	Joliet	Will	IL	60433	2005	NAP	374,460	Sq. Ft.	31
Property	4.07	7940 Kentucky	7940 Kentucky Drive	Florence	Boone	KY	41042	1992	NAP	128,077	Sq. Ft.	91
Property	4.08	Mountain Top Distribution Center 2	1 Philips Drive	Mountain Top	Luzerne	PA	18707	1992	NAP	400,000	Sq. Ft.	24
Property	4.09	Enterprise Parkway	2000 Enterprise Parkway	Hampton	Hampton City	VA	23666	1996	NAP	402,652	Sq. Ft.	23
Property	4.10	Cavalier I	1400 Cavalier Boulevard	Chesapeake	Chesapeake City	VA	23323	1969	NAP	300,117	Sq. Ft.	31
Property	4.11	1910 International	1910 International Way	Hebron	Boone	KY	41048	1990	2004	300,000	Sq. Ft.	28
Property	4.12	Glen Dale	7100 Holladay Tyler Road	Glen Dale	Prince George’s	MD	20769	1968	NAP	314,590	Sq. Ft.	24
Property	4.13	Romeoville Bldg 2	208-214 South Pinnacle Drive	Romeoville	Will	IL	60446	2016	NAP	199,924	Sq. Ft.	38
Property	4.14	Enterprise Distribution Center 1	10550 Toebben Drive	Independence	Boone	KY	41051	2005	NAP	275,000	Sq. Ft.	25
Property	4.15	2270 Woodale	2270-2280 Woodale Drive	Mounds View	Ramsey	MN	55112	1990	NAP	144,783	Sq. Ft.	47
Property	4.16	2950 Lexington Ave South	2950 Lexington Avenue South	Eagan	Dakota	MN	55121	1979	NAP	184,545	Sq. Ft.	36
Property	4.17	Rivers Bend Center 1B	801 Liberty Way	Chester	Chesterfield	VA	23836	1998	NAP	170,800	Sq. Ft.	39
Property	4.18	DFW Logistics Center (Bldg 4)	2701 Esters Boulevard	Dallas	Dallas	TX	75261	2018	NAP	144,000	Sq. Ft.	46
Property	4.19	Rivers Bend Center 1C	12730 Kingston Avenue	Chester	Chesterfield	VA	23836	2001	NAP	158,400	Sq. Ft.	40
Property	4.20	Territorial	3 Territorial Court	Bolingbrook	Will	IL	60440	2001	NAP	125,448	Sq. Ft.	49
Property	4.21	Diamond Hill 2	1920 Campostella Road	Chesapeake	Chesapeake City	VA	23324	1997	NAP	224,620	Sq. Ft.	27
Property	4.22	Rivers Bend Center 2A	500 HP Way	Chester	Chesterfield	VA	23836	1997	NAP	144,000	Sq. Ft.	42
Property	4.23	Rivers Bend Center 1A	701 Liberty Way	Chester	Chesterfield	VA	23836	1998	NAP	123,980	Sq. Ft.	48
Property	4.24	Diamond Hill 3	1960 Diamond Hill Road	Chesapeake	Chesapeake City	VA	23324	1974	NAP	267,010	Sq. Ft.	22
Property	4.25	Whippany Business Center 1	One Apollo Drive	Whippany	Morris	NJ	07981	1975	1985	120,000	Sq. Ft.	49
Property	4.26	The Colony Land	NWQ of Memorial Drive and Main Street	The Colony	Denton	TX	75056	NAP	NAP	NAP	NAP	NAP
Property	4.27	Shawnee Distribution Center 1	8515 Hedge Lane Terrace	Shawnee	Johnson	KS	66227	2003	NAP	223,200	Sq. Ft.	25
Property	4.28	Rivers Bend Center 2B	600 HP Way	Chester	Chesterfield	VA	23836	1997	NAP	158,400	Sq. Ft.	35
Property	4.29	7930 Kentucky	7930 Kentucky Drive	Florence	Boone	KY	41042	1999	NAP	219,300	Sq. Ft.	25
Property	4.30	Dues Dr Distribution Center 1	4225 Dues Drive	West Chester	Butler	OH	45246	1972	NAP	303,000	Sq. Ft.	18
Property	4.31	Gibraltar	455 Gibraltar Drive	Bolingbrook	Will	IL	60440	2002	NAP	110,000	Sq. Ft.	49
Property	4.32	Diamond Hill 1	1910 Campostella Road	Chesapeake	Chesapeake City	VA	23324	1980	NAP	152,600	Sq. Ft.	35

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

										Net	Units	Loan per Net
								Year	Year	Rentable Area	of	Rentable Area	Prepayment Provisions
Loan	ID	Property Name	Address	City	County	State	Zip Code	Built	Renovated	(SF/Units/Rooms)(4)	Measure	(SF/Units/Rooms) ($)(4)(11)(14)	(# of payments)(15)(16)(17)
Property	4.33	DFW Logistics Center (Bldg 3)	2650 Esters Boulevard	Dallas	Dallas	TX	75261	2018	NAP	120,000	Sq. Ft.	45
Property	4.34	Elk Grove Distribution Center 1	1325 Pratt Boulevard	Elk Grove Village	Cook	IL	60007	1970	2018	150,700	Sq. Ft.	35
Property	4.35	1000 Lucas Way	1000 Lucas Way	Hampton	Hampton City	VA	23666	1992	NAP	120,000	Sq. Ft.	44
Property	4.36	Lakeview	100-130 Lakeview Parkway	Vernon Hills	Lake	IL	60061	1998	2015	132,851	Sq. Ft.	39
Property	4.37	DFW Logistics Center (Bldg 5)	750 Royal Lane	Dallas	Dallas	TX	75261	2017	NAP	116,157	Sq. Ft.	42
Property	4.38	9756 International	9756 International Boulevard	West Chester	Butler	OH	45246	1990	NAP	192,000	Sq. Ft.	24
Property	4.39	350B Salem Church Rd	350B Salem Church Road	Mechanicsburg	Cumberland	PA	17050	1990	NAP	134,500	Sq. Ft.	33
Property	4.40	6105 Trenton Ln	6105 Trenton Lane North	Plymouth	Hennepin	MN	55442	1994	NAP	122,032	Sq. Ft.	36
Property	4.41	300 Salem Church Rd	300 Salem Church Road	Mechanicsburg	Cumberland	PA	17050	1991	NAP	120,000	Sq. Ft.	36
Property	4.42	Tower	161 Tower Drive	Burr Ridge	Cook	IL	60527	1982	NAP	118,101	Sq. Ft.	37
Property	4.43	1940 Fernbrook Ln	1940 Fernbrook Lane North	Plymouth	Hennepin	MN	55447	1974	NAP	107,812	Sq. Ft.	40
Property	4.44	Production Distribution Center 1	100 Production Drive	Harrison	Hamilton	OH	45030	1965	NAP	232,880	Sq. Ft.	18
Property	4.45	Culpeper	13129 Airpark Drive	Elkwood	Culpeper	VA	22718	1990	NAP	150,000	Sq. Ft.	28
Property	4.46	Fairfield Distribution Center 1	375 Northpointe Drive	Fairfield	Butler	OH	45014	1989	NAP	203,500	Sq. Ft.	20
Property	4.47	Cavalier II	3732 Cook Boulevard	Chesapeake	Chesapeake City	VA	23323	2007	NAP	94,325	Sq. Ft.	43
Property	4.48	World Park II	10083-10095 International Boulevard	West Chester	Butler	OH	45246	1981	NAP	167,270	Sq. Ft.	22
Property	4.49	Diamond Hill 4	2115 Portlock Road	Chesapeake	Chesapeake City	VA	23324	2000	NAP	75,700	Sq. Ft.	47
Property	4.50	2290-2298 Woodale	2290-2298 Woodale Drive	Mounds View	Ramsey	MN	55112	1992	NAP	78,180	Sq. Ft.	42
Property	4.51	514 Butler Rd	514 Butler Farm Road	Hampton	Hampton City	VA	23666	1992	NAP	61,488	Sq. Ft.	52
Property	4.52	Northridge II	10446-10456 Lakeridge Parkway	Ashland	Hanover	VA	23005	1998	NAP	70,118	Sq. Ft.	43
Property	4.53	2222 Woodale	2222 Woodale Drive	Mounds View	Ramsey	MN	55112	1989	NAP	55,742	Sq. Ft.	52
Property	4.54	Northridge I	10430-10444 Lakeridge Parkway	Ashland	Hanover	VA	23005	1991	NAP	69,185	Sq. Ft.	40
Property	4.55	Romeoville Distribution Center 1	815 Forestwood Drive	Romeoville	Will	IL	60446	1993	NAP	75,250	Sq. Ft.	35
Property	4.56	1825 Airport Exchange	1825 Airport Exchange Boulevard	Erlanger	Kenton	KY	41018	1997	NAP	67,749	Sq. Ft.	35
Property	4.57	7453 Empire - Bldg C	7453 Empire Drive C	Florence	Boone	KY	41042	1994	NAP	101,250	Sq. Ft.	23
Property	4.58	Rivers Bend Center 1D	13001 Kingston Avenue	Chester	Chesterfield	VA	23836	1997	NAP	40,460	Sq. Ft.	51
Property	4.59	Heathrow	616 Heathrow Drive	Lincolnshire	Lake	IL	60069	1988	Various	38,504	Sq. Ft.	51
Property	4.60	2240-2250 Woodale	2240-2250 Woodale Drive	Mounds View	Ramsey	MN	55112	1992	NAP	42,551	Sq. Ft.	39
Property	4.61	273 Industrial Way	273 Industrial Way	Benicia	Solano	CA	94510	NAP	NAP	NAP	NAP	NAP
Property	4.62	7453 Empire - Bldg B	7453 Empire Drive Building B	Florence	Boone	KY	41042	1993	NAP	47,842	Sq. Ft.	29
Property	4.63	7453 Empire - Bldg A	7453 Empire Drive Building A	Florence	Boone	KY	41042	1993	NAP	47,840	Sq. Ft.	26
Property	4.64	Rivers Bend Center - Land	800 HP Way, 501 & 531 HP Way, 12900 Kingston Avenue, 413, 429, 513, 519, 601 & 620 Meadowville Road	Chester	Chesterfield	VA	23836	NAP	NAP	NAP	NAP	NAP
Property	4.65	Production Distribution Center 1B	100b Production Drive	Harrison	Hamilton	OH	45030	1998	NAP	76,000	Sq. Ft.	0
Property	4.66	Bridgewater Center 2	1120 US Highway 22	Bridgewater	Somerset	NJ	08807	1954	1994	102,000	Sq. Ft.	0
Property	4.67	Laraway Land 1	251 East Laraway Road	Joliet	Will	IL	60433	NAP	NAP	NAP	NAP	NAP
Property	4.68	Laraway Land 2	401 East Laraway Road	Joliet	Will	IL	60433	NAP	NAP	NAP	NAP	NAP
Loan	5	MGM Grand & Mandalay Bay(2)(32)(34)	Various	Las Vegas	Clark	NV	Various	Various	NAP	9,748	Rooms	167,645	YM0.5(28), DorYM0.5(85), O(7)
Property	5.01	MGM Grand	3799 South Las Vegas Boulevard	Las Vegas	Clark	NV	89109	1993	NAP	4,998	Rooms	178,199
Property	5.02	Mandalay Bay	3950 South Las Vegas Boulevard	Las Vegas	Clark	NV	89119	1999	NAP	4,750	Rooms	156,539
Loan	6	1633 Broadway(2)(32)(34)	1633 Broadway	New York	New York	NY	10019	1972	2013	2,561,512	Sq. Ft.	391	L(31), D(82), O(7)
Loan	7	711 Fifth Avenue(2)(34)	711 5th Avenue	New York	New York	NY	10022	1927	2013-2019	340,024	Sq. Ft.	1,603	L(28), D(85), O(7)
Loan	8	280 North Bernardo(2)	280 North Bernardo Avenue	Mountain View	Santa Clara	CA	94043	1978-1980	2020	111,154	Sq. Ft.	639	L(24), D(92), O(4)
Loan	9	420 Taylor Street(2)	420 Taylor Street	San Francisco	San Francisco	CA	94102	1942	2020	116,216	Sq. Ft.	757	L(24), D(92), O(5)
Loan	10	3000 Post Oak(2)(33)	3000 Post Oak Boulevard	Houston	Harris	TX	77056	1979	2014	441,523	Sq. Ft.	181	L(28), D(26), O(6)
Loan	11	Chase Center Tower I(2)(32)	1655 3rd Street	San Francisco	San Francisco	CA	94158	2019	NAP	317,660	Sq. Ft.	461	L(27), D(28), O(4)
Loan	12	Chase Center Tower II(2)(32)	1725 3rd Street	San Francisco	San Francisco	CA	94158	2019	NAP	268,548	Sq. Ft.	461	L(27), D(28), O(4)
Loan	13	Brass Professional Center(2)	4400 Northwest Loop 410	San Antonio	Bexar	TX	78229	1968-1998	NAP	575,771	Sq. Ft.	100	L(24), D(93), O(4)
Loan	14	Flushing Commons(35)	138-35 39th Avenue	Flushing	Queens	NY	11354	2017	NAP	30,000	Sq. Ft.	933	L(28), D(87), O(5)
Loan	15	Apollo Education Group HQ Campus(2)	4025, 4035, 4045, 4050, and 4055 South Riverpoint Parkway	Phoenix	Maricopa	AZ	85040	2007, 2008	2019	599,664	Sq. Ft.	153	L(29), D(28), O(3)
Loan	16	Bellagio Hotel and Casino(2)(32)(34)	3600 South Las Vegas Boulevard	Las Vegas	Clark	NV	89109	1997	2019	3,933	Rooms	426,189	YM0.5(31), DorYM0.5(82), O(7)
Loan	17	Southcenter Mall(2)	2800 Southcenter Mall	Tukwila	King	WA	98188	1968	2008	783,068	Sq. Ft.	278	L(30), DorYM1(86), O(4)
Loan	18	CityLine Augusta Portfolio	Various	Various	Richmond; Columbia	GA	Various	Various	NAP	257,530	Sq. Ft.	76	L(24), D(93), O(4)
Property	18.01	Belair Dyess Self Storage	1005 Jimmie Dyess Parkway and 4317 Wrightsboro Road	Augusta; Grovetown	Richmond; Columbia	GA	30909; 30813	2006, 2012-2013, 2020	NAP	129,270	Sq. Ft.	79
Property	18.02	Wheeler Self Storage	3772 & 4206 Wheeler Road	Augusta; Martinez	Richmond; Columbia	GA	30909; 30907	1985-1986, 1996, 2004	NAP	128,260	Sq. Ft.	74
Loan	19	364 Lincoln(29)	364 Lincoln Place	Brooklyn	Kings	NY	11238	1927	2016-2019	55	Units	327,273	L(25), YM1(92), O(3)
Loan	20	Jasmine Cove(34)	1600 Jasmine Cove Circle	Simpsonville	Greenville	SC	29680	2007	NAP	184	Units	81,522	L(25), YM1(91), O(4)
Loan	21	Battery Park Lofts	1250 West 75th Street	Cleveland	Cuyahoga	OH	44102	2018	NAP	82	Units	173,171	L(24), D(92), O(4)
Loan	22	Kings Plaza(2)(33)(35)	5100 Kings Plaza	Brooklyn	Kings	NY	11234	1969	2018	811,797	Sq. Ft.	600	L(30), YM1(85), O(5)
Loan	23	84 14th Street	84 14th Street	Brooklyn	Kings	NY	11215	2019	NAP	19,838	Sq. Ft.	620	L(24), D(91), O(5)
Loan	24	Edge 32 Apartments	3219 Detroit Avenue	Cleveland	Cuyahoga	OH	44113	2017	NAP	60	Units	166,667	L(24), D(92), O(4)
Loan	25	Cambridge Club Apartments(29)	5501 Cambridge Club Circle	Ann Arbor	Washtenaw	MI	48103	1990	2019	108	Units	92,593	L(24), D(93), O(3)
Loan	26	1725 N Commerce Parkway	1725 North Commerce Parkway	Weston	Broward	FL	33326	1992	NAP	52,960	Sq. Ft.	175	L(24), D(92), O(4)
Loan	27	CityLine Hattiesburg	2508 & 2517 Lincoln Road	Hattiesburg	Forrest	MS	39402	2003	NAP	136,928	Sq. Ft.	60	L(24), D(93), O(4)
Loan	28	OrthoSouth	Various	Various	Various	Various	Various	Various	Various	29,906	Sq. Ft.	254	L(24), D(94), O(3)
Property	28.01	Primary Parkway	1244 Primacy Parkway	Memphis	Shelby	TN	38119	1991	2010	16,750	Sq. Ft.	269
Property	28.02	Southaven	7580 Clarington Cove	Southaven	DeSoto	MS	38671	2005	2013	13,156	Sq. Ft.	236
Loan	29	Strathmore Apartments	4501 Chestnut Ridge Road	Amherst	Erie	NY	14228	2016	NAP	78	Units	93,590	L(23), YM2(93), O(4)
Loan	30	630 W Lake	630 West Lake Street	Chicago	Cook	IL	60661	1908	2017	20,272	Sq. Ft.	331	L(27), D(90), O(3)
Loan	31	2 Laurel Drive	2 Laurel Drive	Flanders	Morris	NJ	07836	1986	2019	73,500	Sq. Ft.	90	L(24), D(93), O(3)
Loan	32	CityLine Flagstaff	4600 East Nestle Purina Avenue	Flagstaff	Coconino	AZ	86004	2007	NAP	73,495	Sq. Ft.	90	L(24), D(92), O(4)
Loan	33	968-970 Gates Ave	968-970 Gates Avenue	Brooklyn	Kings	NY	11221	2019-2020	NAP	16	Units	406,250	L(24), D(93), O(3)
Loan	34	CityLine Wisconsin	1117 West Washington Street	Appleton	Outagamie	WI	54914	1955-1991	2013	91,680	Sq. Ft.	68	L(24), D(92), O(4)
Loan	35	StorQuest Self Storage - Modesto	2401 & 2412 Oakdale Road	Modesto	Stanislaus	CA	95355	1985	NAP	77,775	Sq. Ft.	64	L(24), YM1(91), O(5)
Loan	36	StorQuest Self Storage - Ceres	3201 East Hatch Road	Ceres	Stanislaus	CA	95351	2003, 2008	NAP	70,840	Sq. Ft.	56	L(24), YM1(91), O(5)
Loan	37	Castle Rock Self Storage	11 Kellogg Court	Castle Rock	Douglas	CO	80109	1999	NAP	66,925	Sq. Ft.	60	L(24), D(93), O(3)

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Second Most	Second	Second	Second	Third Most	Third	Third	Third
			Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Loan	ID	Property Name	Statements Date	EGI ($)	Expenses($)	NOI($)(12)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(11)	Debt Yield(11)	Revenue($)	EGI($)	Expenses($)	NOI ($)(12)	Reserves($)
Loan	1	Agellan Portfolio(2)(32)(33)	12/31/2019	63,486,372	23,013,221	40,473,151	12/31/2018	60,700,041	21,738,754	38,961,287	12/31/2017	53,679,748	19,917,149	33,762,598	15.7%	14.2%	66,585,698	60,055,992	23,831,636	36,224,356	693,998
Property	1.01	Sarasota Distribution Hub	12/31/2019	8,667,076	3,826,998	4,840,078	12/31/2018	7,670,233	2,937,926	4,732,307	12/31/2017	7,406,160	2,739,497	4,666,663			8,302,468	7,925,591	3,498,082	4,427,510	90,645
Property	1.02	Naperville Woods Office Center	12/31/2019	12,433,338	5,958,534	6,474,805	12/31/2018	12,083,301	5,589,481	6,493,820	12/31/2017	11,389,307	5,730,623	5,658,684			13,237,996	13,088,679	6,036,438	7,052,241	96,499
Property	1.03	Southpark Business Park FOP	12/31/2019	3,262,196	946,984	2,315,211	12/31/2018	3,196,891	984,124	2,212,767	12/31/2017	3,033,240	931,542	2,101,698			3,513,080	3,337,426	1,034,878	2,302,548	18,708
Property	1.04	Supervalu	12/31/2019	1,822,008	250,678	1,571,331	12/31/2018	1,679,544	254,739	1,424,805	12/31/2017	1,807,491	241,114	1,566,378			1,951,764	1,862,946	378,204	1,484,742	25,380
Property	1.05	Plainfield Business Center IV	12/31/2019	1,913,185	586,757	1,326,428	12/31/2018	1,891,007	594,804	1,296,204	12/31/2017	1,907,215	574,471	1,332,744			2,131,117	2,024,561	745,264	1,279,297	43,435
Property	1.06	Beltway III	12/31/2019	3,449,593	1,454,757	1,994,836	12/31/2018	3,516,342	1,485,310	2,031,032	12/31/2017	2,474,086	1,321,115	1,152,972			3,619,344	3,438,377	1,539,954	1,898,423	26,113
Property	1.07	4405 Continental Dr	12/31/2019	2,454,022	380,753	2,073,269	12/31/2018	2,387,108	365,458	2,021,650	12/31/2017	1,520,286	167,141	1,353,145			2,630,627	2,499,096	533,383	1,965,713	40,000
Property	1.08	Beltway IV	12/31/2019	2,500,287	1,342,028	1,158,259	12/31/2018	2,444,016	1,351,073	1,092,943	12/31/2017	2,807,985	1,327,711	1,480,274			3,158,375	2,562,725	1,401,232	1,161,493	26,340
Property	1.09	Sandy Plains Business Park	12/31/2019	1,373,252	332,977	1,040,275	12/31/2018	1,310,152	321,405	988,747	12/31/2017	1,224,196	304,062	920,134			1,538,504	1,470,579	344,253	1,126,326	16,733
Property	1.10	Coliseum Distribution Center #1	12/31/2019	1,159,557	338,794	820,763	12/31/2018	1,162,988	368,460	794,528							1,287,722	1,223,336	345,066	878,270	20,800
Property	1.11	Silber Industrial Park	12/31/2019	1,223,646	363,570	860,076	12/31/2018	1,275,183	406,461	868,722	12/31/2017	1,271,131	422,514	848,616			1,352,230	1,239,013	397,844	841,168	19,897
Property	1.12	Southpark Business Park M	12/31/2019	1,189,281	346,524	842,758	12/31/2018	1,174,767	366,843	807,924	12/31/2017	1,110,392	329,850	780,542			1,358,621	1,290,690	380,167	910,523	7,255
Property	1.13	West by Northwest Business Blvd	12/31/2019	1,050,317	307,652	742,665	12/31/2018	1,131,126	349,481	781,644	12/31/2017	1,056,180	320,321	735,859			1,230,876	1,149,366	342,629	806,737	12,275
Property	1.14	Norcross Center	12/31/2019	1,129,734	242,766	886,967	12/31/2018	1,075,754	256,545	819,210	12/31/2017	1,034,811	255,226	779,585			1,214,573	1,153,845	260,123	893,721	16,995
Property	1.15	Goshen Springs	12/31/2019	785,935	251,030	534,905	12/31/2018	799,244	218,129	581,115	12/31/2017	835,265	245,665	589,600			1,004,840	956,998	255,504	701,494	15,232
Property	1.16	Long Point Center	12/31/2019	1,166,108	370,381	795,727	12/31/2018	1,156,406	409,301	747,105	12/31/2017	1,021,122	380,837	640,285			1,187,261	1,119,965	412,792	707,173	18,968
Property	1.17	Corridor Park D	12/31/2019	919,083	279,002	640,082	12/31/2018	219,211	60,308	158,903							962,899	914,754	288,577	626,177	5,610
Property	1.18	Southport 1-4	12/31/2019	1,043,587	408,071	635,516	12/31/2018	1,072,677	449,239	623,438	12/31/2017	997,736	432,557	565,180			1,202,961	996,966	432,531	564,435	14,940
Property	1.19	Jameel	12/31/2019	994,616	293,286	701,330	12/31/2018	1,044,882	312,631	732,251	12/31/2017	1,007,140	305,967	701,173			1,054,411	954,762	308,978	645,784	9,490
Property	1.20	Beltway II	12/31/2019	2,710,140	1,052,047	1,658,093	12/31/2018	2,608,806	1,002,724	1,606,082	12/31/2017	2,570,292	966,982	1,603,310			1,791,509	345,499	988,124	-642,625	20,208
Property	1.21	Braker Center 4	12/31/2019	880,039	284,009	596,030	12/31/2018	790,552	281,942	508,610	12/31/2017	797,505	246,428	551,077			923,389	846,025	296,653	549,372	4,591
Property	1.22	Northgreen 1-4	12/31/2019	912,088	405,616	506,472	12/31/2018	1,004,734	450,162	554,572	12/31/2017	986,758	402,730	584,028			1,048,478	749,291	449,297	299,994	11,874
Property	1.23	Minimax	12/31/2019	766,323	222,922	543,402	12/31/2018	741,124	228,055	513,068	12/31/2017	607,608	192,832	414,776			811,615	771,034	240,200	530,834	11,982
Property	1.24	Southpark Business Park E	12/31/2019	625,886	77,241	548,645	12/31/2018	605,888	76,428	529,460	12/31/2017	740,437	218,917	521,519			825,154	783,896	237,554	546,342	4,997
Property	1.25	9385 Washington Blvd	12/31/2019	559,955	155,845	404,110	12/31/2018	337,745	96,839	240,906							618,314	540,263	135,499	404,764	5,759
Property	1.26	Rothway	12/31/2019	695,389	299,234	396,155	12/31/2018	1,006,249	334,398	671,851	12/31/2017	1,018,807	362,692	656,115			825,573	414,917	293,581	121,335	7,546
Property	1.27	2730 Pinnacle	12/31/2019	552,302	112,886	439,415	12/31/2018	552,011	107,691	444,320	12/31/2017	277,754	53,751	224,003			581,840	552,748	127,204	425,544	4,499
Property	1.28	Columbus West - Interchange Rd	12/31/2019	629,778	191,462	438,316	12/31/2018	617,707	207,187	410,520	12/31/2017	556,678	180,038	376,641			659,479	604,586	226,578	378,008	9,120
Property	1.29	1346 Oakbrook Drive	12/31/2019	521,627	129,489	392,138	12/31/2018	443,611	129,254	314,357	12/31/2017	383,252	123,607	259,645			572,995	544,346	131,333	413,012	7,159
Property	1.30	1230-1236 Hardt Circle	12/31/2019	553,143	197,296	355,846	12/31/2018	492,089	155,493	336,596	12/31/2017	259,899	72,388	187,511			501,134	410,774	164,491	246,283	6,008
Property	1.31	Pine Forest Business Park	12/31/2019	496,975	166,758	330,216	12/31/2018	512,978	192,327	320,651	12/31/2017	474,613	165,208	309,405			440,227	163,567	185,825	-22,258	8,009
Property	1.32	Rittiman East Industrial Park #23 & 24	12/31/2019	421,567	146,471	275,097	12/31/2018	412,440	142,622	269,817							464,672	435,872	140,544	295,328	5,081
Property	1.33	1351 Oakbrook Drive	12/31/2019	350,467	79,762	270,705	12/31/2018	322,882	76,626	246,256	12/31/2017	278,250	78,703	199,547			345,221	243,409	81,240	162,169	3,649
Property	1.34	1325 Oakbrook Drive	12/31/2019	345,827	79,518	266,309	12/31/2018	345,319	79,725	265,594	12/31/2017	315,511	86,630	228,881			386,462	367,139	86,990	280,149	5,312
Property	1.35	490 Heartland Drive	12/31/2019	374,794	89,836	284,958	12/31/2018	362,811	73,141	289,671	12/31/2017	185,302	41,285	144,017			390,489	370,964	85,785	285,180	3,952
Property	1.36	1265 Oakbrook Drive	12/31/2019	300,836	83,435	217,401	12/31/2018	293,148	81,301	211,847	12/31/2017	293,387	87,934	205,453			364,946	346,699	89,047	257,652	5,120
Property	1.37	Columbus West - Business Park	12/31/2019	632,896	137,492	495,404	12/31/2018	465,319	124,607	340,712	12/31/2017	465,194	126,226	338,968			324,163	0	124,884	-124,884	9,262
Property	1.38	1155 Bowes Road	12/31/2019	302,245	82,007	220,238	12/31/2018	301,327	82,156	219,171	12/31/2017	153,631	42,105	111,526			232,200	0	75,323	-75,323	3,440
Property	1.39	1280 Oakbrook Drive	12/31/2019	325,735	71,894	253,841	12/31/2018	313,163	67,047	246,116	12/31/2017	321,273	82,313	238,960			339,607	322,627	78,489	244,138	4,640
Property	1.40	Cox Business Center	12/31/2019	253,893	84,109	169,783	12/31/2018	85,008	72,934	12,074	12/31/2017	150,775	72,348	78,427			327,468	311,094	69,921	241,174	5,204
Property	1.41	2002 Bloomingdale	12/31/2019	218,345	107,781	110,564	12/31/2018	259,389	121,737	137,653	12/31/2017	190,224	60,646	129,578			309,945	294,447	115,067	179,380	3,192
Property	1.42	333 Charles Court	12/31/2019	408,819	139,182	269,636	12/31/2018	467,213	163,055	304,157	12/31/2017	230,730	76,704	154,026			415,827	395,035	138,386	256,649	3,662
Property	1.43	483 Heartland Drive	12/31/2019	313,731	108,619	205,111	12/31/2018	289,331	95,678	193,653	12/31/2017	136,282	44,086	92,196			294,170	260,774	105,335	155,439	3,643
Property	1.44	1256 Oakbrook Drive	12/31/2019	280,108	73,017	207,091	12/31/2018	257,044	65,952	191,092	12/31/2017	247,333	68,959	178,374			286,234	255,856	73,681	182,176	4,039
Property	1.45	550 Heartland	12/31/2019	271,775	68,070	203,705	12/31/2018	257,714	59,159	198,554	12/31/2017	134,509	33,425	101,083			269,232	255,771	65,532	190,238	3,033
Property	1.46	Rittiman East Industrial Park #22	12/31/2019	244,870	85,681	159,189	12/31/2018	263,606	88,793	174,813							295,683	259,683	89,173	170,511	3,703
Loan	2	Moffett Towers Buildings A, B & C(2)(32)	12/31/2019	50,292,627	12,255,535	38,037,092	12/31/2018	49,341,867	11,771,512	37,570,355	12/31/2017	43,554,008	12,008,858	31,545,149	13.1%	12.8%	71,397,567	69,255,640	11,194,319	58,061,321	190,300
Property	2.01	Moffett Towers Building A
Property	2.02	Moffett Towers Building B
Property	2.03	Moffett Towers Building C
Loan	3	Tropical Distribution Center													7.7%	7.6%	7,072,404	6,895,594	1,122,265	5,773,329	42,750
Loan	4	BX Industrial Portfolio(2)(32)	03/31/2020	68,047,168	17,089,007	50,958,160	12/31/2019	66,763,069	18,447,435	48,315,634	12/31/2018	58,809,513	16,639,572	42,169,941	12.8%	12.0%	80,119,093	68,219,859	19,321,765	48,898,094	1,109,771
Property	4.01	Bridgewater Center 1
Property	4.02	401 E Laraway Rd
Property	4.03	Rochelle 1
Property	4.04	350A Salem Church Rd
Property	4.05	Romeoville Bldg 1
Property	4.06	251 E Laraway Rd
Property	4.07	7940 Kentucky
Property	4.08	Mountain Top Distribution Center 2
Property	4.09	Enterprise Parkway
Property	4.10	Cavalier I
Property	4.11	1910 International
Property	4.12	Glen Dale
Property	4.13	Romeoville Bldg 2
Property	4.14	Enterprise Distribution Center 1
Property	4.15	2270 Woodale
Property	4.16	2950 Lexington Ave South
Property	4.17	Rivers Bend Center 1B
Property	4.18	DFW Logistics Center (Bldg 4)
Property	4.19	Rivers Bend Center 1C
Property	4.20	Territorial
Property	4.21	Diamond Hill 2
Property	4.22	Rivers Bend Center 2A
Property	4.23	Rivers Bend Center 1A
Property	4.24	Diamond Hill 3
Property	4.25	Whippany Business Center 1
Property	4.26	The Colony Land
Property	4.27	Shawnee Distribution Center 1
Property	4.28	Rivers Bend Center 2B
Property	4.29	7930 Kentucky
Property	4.30	Dues Dr Distribution Center 1
Property	4.31	Gibraltar
Property	4.32	Diamond Hill 1

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Second Most	Second	Second	Second	Third Most	Third	Third	Third
			Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Loan	ID	Property Name	Statements Date	EGI ($)	Expenses($)	NOI($)(12)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(11)	Debt Yield(11)	Revenue($)	EGI($)	Expenses($)	NOI ($)(12)	Reserves($)
Property	4.33	DFW Logistics Center (Bldg 3)
Property	4.34	Elk Grove Distribution Center 1
Property	4.35	1000 Lucas Way
Property	4.36	Lakeview
Property	4.37	DFW Logistics Center (Bldg 5)
Property	4.38	9756 International
Property	4.39	350B Salem Church Rd
Property	4.40	6105 Trenton Ln
Property	4.41	300 Salem Church Rd
Property	4.42	Tower
Property	4.43	1940 Fernbrook Ln
Property	4.44	Production Distribution Center 1
Property	4.45	Culpeper
Property	4.46	Fairfield Distribution Center 1
Property	4.47	Cavalier II
Property	4.48	World Park II
Property	4.49	Diamond Hill 4
Property	4.50	2290-2298 Woodale
Property	4.51	514 Butler Rd
Property	4.52	Northridge II
Property	4.53	2222 Woodale
Property	4.54	Northridge I
Property	4.55	Romeoville Distribution Center 1
Property	4.56	1825 Airport Exchange
Property	4.57	7453 Empire - Bldg C
Property	4.58	Rivers Bend Center 1D
Property	4.59	Heathrow
Property	4.60	2240-2250 Woodale
Property	4.61	273 Industrial Way
Property	4.62	7453 Empire - Bldg B
Property	4.63	7453 Empire - Bldg A
Property	4.64	Rivers Bend Center - Land
Property	4.65	Production Distribution Center 1B
Property	4.66	Bridgewater Center 2
Property	4.67	Laraway Land 1
Property	4.68	Laraway Land 2
Loan	5	MGM Grand & Mandalay Bay(2)(32)(34)	03/31/2020	2,001,882,325	1,515,036,619	486,845,706	12/31/2019	2,106,295,488	1,586,215,135	520,080,353	12/31/2018	2,191,540,530	1,574,171,264	617,369,266	17.9%	17.9%	2,106,295,488	2,106,295,488	1,586,215,135	520,080,353	32,774,592
Property	5.01	MGM Grand	03/31/2020	1,097,186,178	834,198,209	262,987,969	12/31/2019	1,161,850,748	879,242,083	282,608,665	12/31/2018	1,226,105,346	854,539,115	371,566,231			1,161,850,748	1,161,850,748	879,242,083	282,608,665	16,011,953
Property	5.02	Mandalay Bay	03/31/2020	904,696,147	680,838,410	223,857,737	12/31/2019	944,444,740	706,973,052	237,471,688	12/31/2018	965,435,184	719,632,149	245,803,035			944,444,740	944,444,740	706,973,052	237,471,688	16,762,639
Loan	6	1633 Broadway(2)(32)(34)	05/31/2020	184,447,000	73,621,000	110,826,000	T-12 9/30/2019	182,760,348	71,951,033	110,809,315	12/31/2018	179,219,236	70,120,786	109,098,450	11.9%	11.7%	198,756,496	190,585,947	71,435,784	119,150,163	461,072
Loan	7	711 Fifth Avenue(2)(34)	03/31/2020	69,060,254	21,771,999	47,288,255	12/31/2019	69,563,590	20,967,241	48,596,349	12/31/2018	63,038,695	18,950,129	44,088,566	9.4%	9.3%	81,873,643	74,193,553	22,888,769	51,304,783	85,006
Loan	8	280 North Bernardo(2)													9.3%	9.1%	7,138,330	6,781,414	203,442	6,577,971	16,673
Loan	9	420 Taylor Street(2)													9.4%	9.3%	9,765,672	9,325,388	1,035,842	8,289,546	23,243
Loan	10	3000 Post Oak(2)(33)	04/30/2020	15,001,353	5,016,567	9,984,787	12/31/2019	15,001,369	5,057,914	9,943,455	12/31/2018	14,934,019	5,158,463	9,775,556	12.0%	11.1%	13,560,189	14,781,135	5,159,071	9,622,064	88,305
Loan	11	Chase Center Tower I(2)(32)													13.9%	13.8%	35,824,722	34,033,485	13,734,122	20,299,364	63,532
Loan	12	Chase Center Tower II(2)(32)													13.9%	13.8%	30,325,271	28,809,008	11,649,708	17,159,300	53,710
Loan	13	Brass Professional Center(2)	05/31/2020	10,124,420	4,753,403	5,371,017	12/31/2019	10,044,256	4,929,005	5,115,251	12/31/2018	9,900,571	4,958,082	4,942,489	9.2%	8.2%	12,059,184	10,236,052	4,911,444	5,324,608	115,154
Loan	14	Flushing Commons(35)													8.9%	8.6%	3,561,873	2,847,994	342,816	2,505,178	4,500
Loan	15	Apollo Education Group HQ Campus(2)													14.9%	14.1%	14,325,973	13,609,674		13,609,674	119,933
Loan	16	Bellagio Hotel and Casino(2)(32)(34)	03/31/2020	1,309,239,268	861,354,524	447,884,744	12/31/2019	1,344,644,527	880,288,629	464,355,898	12/31/2018	1,367,835,267	877,969,225	489,866,042	28.3%	27.1%	1,349,062,464	1,349,062,464	874,997,149	474,065,315	20,235,937
Loan	17	Southcenter Mall(2)	10/31/2019	60,001,063	18,292,261	41,708,802	12/31/2018	63,260,401	19,078,116	44,182,284	12/31/2017	61,877,793	18,294,166	43,583,627	19.6%	19.1%	65,448,009	59,376,497	16,700,013	42,676,484	148,783
Loan	18	CityLine Augusta Portfolio	05/31/2020	2,530,957	554,974	1,975,983	12/31/2019	2,546,623	537,417	2,009,207	12/31/2018	2,499,862	508,365	1,991,498	8.9%	8.7%	2,821,416	2,530,957	781,955	1,749,002	32,166
Property	18.01	Belair Dyess Self Storage	05/31/2020	1,205,442	276,808	928,634	12/31/2019	1,216,949	264,385	952,564	12/31/2018	1,208,585	284,148	924,437			1,469,868	1,205,442	363,820	841,622	12,927
Property	18.02	Wheeler Self Storage	05/31/2020	1,325,515	278,166	1,047,349	12/31/2019	1,329,674	273,031	1,056,643	12/31/2018	1,291,277	224,217	1,067,061			1,351,548	1,325,515	418,135	907,380	19,239
Loan	19	364 Lincoln(29)	03/31/2020	1,779,584	512,879	1,266,705	12/31/2019	1,780,520	548,531	1,231,989	12/31/2018	1,591,947	542,533	1,049,415	7.1%	7.1%	1,930,293	1,802,966	519,188	1,283,778	11,000
Loan	20	Jasmine Cove(34)	03/31/2020	2,386,536	1,049,652	1,336,884	12/31/2018	2,326,079	1,014,452	1,311,627	12/31/2017	2,359,091	990,566	1,368,525	8.8%	8.5%	2,424,758	2,382,109	1,064,457	1,317,653	46,000
Loan	21	Battery Park Lofts	05/30/2020	1,371,522	419,861	951,662									7.9%	7.7%	1,608,432	1,481,942	363,335	1,118,607	20,500
Loan	22	Kings Plaza(2)(33)(35)	03/31/2020	82,129,083	30,429,037	51,700,046	12/31/2019	79,062,917	29,497,775	49,565,143	12/31/2018	69,684,148	27,595,961	42,088,187	10.7%	10.5%	74,124,373	81,045,187	29,004,262	52,040,925	139,559
Loan	23	84 14th Street													8.3%	8.0%	1,065,680	1,106,596	80,239	1,026,357	3,968
Loan	24	Edge 32 Apartments	05/31/2020	1,242,781	514,840	727,941	12/31/2018	939,084	497,013	442,071					8.3%	8.1%	1,237,190	1,240,991	414,588	826,403	15,000
Loan	25	Cambridge Club Apartments(29)	04/30/2020	1,641,299	787,866	853,433	12/31/2019	1,636,725	777,821	858,903	12/31/2018	1,621,556	776,666	844,891	8.5%	8.2%	1,673,974	1,641,298	787,318	853,981	32,400
Loan	26	1725 N Commerce Parkway	05/31/2020	1,457,536	401,155	1,056,381	12/31/2019	1,498,738	381,647	1,117,091	12/31/2018	1,466,248	328,593	1,137,655	11.6%	10.7%	1,587,056	1,560,290	485,861	1,074,429	19,066
Loan	27	CityLine Hattiesburg	05/31/2020	1,209,583	398,062	811,521	12/31/2019	1,215,477	398,816	816,660	12/31/2018	1,164,853	402,389	762,464	9.7%	9.5%	1,337,040	1,209,583	405,967	803,616	15,062
Loan	28	OrthoSouth													11.1%	10.6%	1,557,543	1,440,727	593,363	847,364	5,981
Property	28.01	Primary Parkway															873,082	807,601	303,582	504,019	3,350
Property	28.02	Southaven															684,460	633,126	289,780	343,345	2,631
Loan	29	Strathmore Apartments	05/31/2020	1,349,665	695,518	654,147									9.5%	9.3%	1,386,559	1,352,851	661,832	691,019	15,600
Loan	30	630 W Lake	04/30/2020	659,726	167,321	492,405	12/31/2019	670,819	150,984	519,835					8.5%	8.3%	801,227	765,582	192,092	573,490	6,531
Loan	31	2 Laurel Drive	04/30/2020	550,583	188,203	362,380	12/31/2019	401,520	195,291	206,228					10.7%	10.1%	1,001,229	951,168	243,802	707,366	7,350
Loan	32	CityLine Flagstaff	04/30/2020	829,923	234,377	595,545	12/31/2019	801,874	236,275	565,600	12/31/2018	755,677	231,714	523,963	8.9%	8.7%	934,572	829,923	245,456	584,467	7,350
Loan	33	968-970 Gates Ave	T-1 5/31/2020 Ann.	513,135	54,425	458,710									7.6%	7.5%	600,000	537,600	83,012	454,588	4,000
Loan	34	CityLine Wisconsin	04/30/2020	932,489	355,984	576,505	12/31/2019	911,600	381,034	530,566	12/31/2018	789,129	346,179	442,950	9.0%	8.8%	1,048,380	932,489	374,863	557,627	9,168
Loan	35	StorQuest Self Storage - Modesto	04/30/2020	1,085,177	336,191	748,986	12/31/2019	1,067,803	342,159	725,644	12/31/2018	1,049,955	336,683	713,272	14.9%	14.5%	1,176,676	1,085,177	341,455	743,722	18,666
Loan	36	StorQuest Self Storage - Ceres	04/30/2020	763,495	274,262	489,233	12/31/2019	757,892	269,933	487,958	12/31/2018	753,795	252,021	501,773	12.2%	11.9%	807,648	763,495	274,168	489,326	12,751
Loan	37	Castle Rock Self Storage	04/30/2020	818,221	306,385	511,836	12/31/2019	787,155	298,777	488,378	12/31/2018	781,703	281,124	500,579	12.7%	12.5%	939,594	818,221	309,549	508,672	8,031

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease			Lease			Lease			Lease
Loan	ID	Property Name	TI/LC($)	NCF ($)	Interest(17)	Expiration(18)	Extension Terms(18)	Largest Tenant(19)(20)(21)(22)	SF	Expiration	2nd Largest Tenant(21)(22)	SF	Expiration	3rd Largest Tenant	SF	Expiration
Loan	1	Agellan Portfolio(2)(32)(33)	2,623,997	32,906,361	Fee Simple
Property	1.01	Sarasota Distribution Hub	221,915	4,114,950	Fee Simple			United Natural Foods, Inc.	463,172	07/31/2022	Beall’s, Inc.	200,000	09/30/2021	Access USA	163,277	09/30/2024
Property	1.02	Naperville Woods Office Center	763,904	6,191,838	Fee Simple			Health Care Service Corp.	177,114	11/30/2025	ALDI, Inc.	137,986	12/31/2028	U.S. Bank	33,936	07/31/2027
Property	1.03	Southpark Business Park FOP	45,799	2,238,041	Fee Simple			Life Technologies Corporation	103,645	06/30/2025	Asuragen	69,638	08/31/2023	Genotox Laboratories, Ltd.	13,792	09/30/2025
Property	1.04	Supervalu	62,135	1,397,227	Fee Simple			Moran Foods LLC	253,800	09/30/2025	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.05	Plainfield Business Center IV	106,338	1,129,525	Fee Simple			Ceva Freight LLC	333,397	08/31/2022	Burlington Mattress Co. LLC	100,957	12/31/2022	NAP	NAP	NAP
Property	1.06	Beltway III	206,716	1,665,594	Fee Simple			Disa Global Solutions, Inc.	34,919	08/31/2027	Community Health Choice, Inc.	32,884	11/30/2023	Convergent Outsourcing, Inc.	31,709	11/30/2027
Property	1.07	4405 Continental Dr	97,927	1,827,786	Fee Simple			General Motors LLC	400,000	08/31/2021	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.08	Beltway IV	208,515	926,638	Fee Simple			Allstate Insurance Co.	75,623	05/31/2024	Walgreens Co.	19,982	09/06/2022	NAP	NAP	NAP
Property	1.09	Sandy Plains Business Park	40,965	1,068,628	Fee Simple			Softtouch Medical LLC	22,624	04/30/2021	Dish Network Service LLC	19,848	01/31/2025	Kone, Inc	15,384	12/31/2024
Property	1.10	Coliseum Distribution Center #1	50,922	806,548	Fee Simple			VTech Communications, Inc.	208,000	07/31/2022	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.11	Silber Industrial Park	48,711	772,560	Fee Simple			RedCo Distribution, LLC.	53,663	05/31/2024	Veritrust Corporation	41,937	04/30/2023	Schindler Elevator Corporation	23,885	12/31/2022
Property	1.12	Southpark Business Park M	17,762	885,506	Fee Simple			Ideal Power, Inc.	14,782	05/31/2021	Kennedy Creative Company	14,361	01/31/2022	DunAn Microstaq, Inc.	12,062	10/31/2023
Property	1.13	West by Northwest Business Blvd	30,051	764,410	Fee Simple			AV8 MRO, LLC	28,933	12/31/2026	Compudata Products, Inc.	18,790	01/31/2023	Camfil USA, Inc.	15,050	10/31/2024
Property	1.14	Norcross Center	41,607	835,119	Fee Simple			MDI Creative Inc	19,848	05/31/2021	Heritage Food Srvc	19,178	07/31/2022	Marelli USA, Inc.	18,775	07/31/2022
Property	1.15	Goshen Springs	37,290	648,972	Fee Simple			Masada Bakery Inc	49,928	02/28/2024	Olympic Printing	19,740	11/30/2024	Advanced Home Care Inc	19,478	01/31/2025
Property	1.16	Long Point Center	46,437	641,768	Fee Simple			IT Remarketing, Inc.	47,700	12/31/2020	Stage 3 Separation, LLC	39,830	11/30/2020	Faber CNK Stone Corp.	34,382	09/30/2022
Property	1.17	Corridor Park D	13,734	606,833	Fee Simple			The Jewelry Channel, Inc.	56,100	06/30/2024	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.18	Southport 1-4	36,576	512,918	Fee Simple			Physicians Dialysis / DaVita	20,137	03/31/2024	EPMA / Johnstone Supply	14,268	MTM	Industrial Equipment Company	11,750	01/31/2024
Property	1.19	Jameel	23,233	613,061	Fee Simple			Audio Fidelity Communications	21,531	12/31/2020	Otis Elevator Company	12,958	07/31/2022	Indeco Sales, Inc.	10,267	07/31/2023
Property	1.20	Beltway II	159,968	-822,801	Fee Simple			Principal Management Group	13,402	03/31/2023	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.21	Braker Center 4	11,240	533,541	Fee Simple			Motorola Solutions Inc	7,003	01/31/2023	Guardian Protection Services, Inc.	5,390	10/31/2023	Evermore Systems, Inc.	4,500	10/31/2020
Property	1.22	Northgreen 1-4	29,069	259,052	Fee Simple			Envir. Sampling Supply, Inc.	10,414	02/28/2021	Telecom Technicians, Inc.	8,846	10/31/2020	Viridis Energy (Texas), LP	8,400	12/31/2020
Property	1.23	Minimax	29,334	489,518	Fee Simple			AmericanStar Mattress LLC	39,430	04/30/2021	Ole Mexican Foods	22,600	09/30/2024	Mogen Industrial (USA), Inc.	17,500	11/30/2020
Property	1.24	Southpark Business Park E	12,233	529,113	Fee Simple			Harmony Public Schools	49,966	08/31/2021	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.25	9385 Washington Blvd	14,099	384,906	Fee Simple			Sell Your Car Here LLC	10,800	08/31/2021	Granix, LLC	10,800	09/30/2022	Facema	9,000	06/30/2024
Property	1.26	Rothway	18,474	95,315	Fee Simple			TestAmerica Laboratories, Inc.	29,230	02/28/2021	Jotron USA, Inc.	3,848	02/28/2027	NAP	NAP	NAP
Property	1.27	2730 Pinnacle	11,014	410,030	Fee Simple			Fox Valley Fire & Safety Co	44,990	08/31/2028	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.28	Columbus West - Interchange Rd	22,327	346,561	Fee Simple			Essilor of America	16,000	09/30/2021	New Aqua LLC	14,400	03/31/2021	King Bee Delivery	9,600	03/31/2021
Property	1.29	1346 Oakbrook Drive	17,527	388,326	Fee Simple			Guardian of Georgia	30,530	08/31/2021	Ezwhelp, Inc.	12,764	05/31/2023	PWI Partners Inc	10,400	09/30/2021
Property	1.30	1230-1236 Hardt Circle	14,709	225,566	Fee Simple			Dener	15,060	05/31/2023	S&S Inspection	15,060	10/31/2025	TMC Supply Center Inc.	15,020	01/31/2021
Property	1.31	Pine Forest Business Park	19,608	-49,875	Fee Simple			Alarmax Distributors, Inc.	14,759	08/31/2026	Camp Wampum, Ltd.	10,000	10/31/2020	NAP	NAP	NAP
Property	1.32	Rittiman East Industrial Park #23 & 24	12,438	277,809	Fee Simple			Tri-Rep Sales, Inc.	8,200	06/30/2021	Fleetwash Inc.	7,200	12/31/2024	Kenneth Stanley d/b/a Colors Unlimited	7,128	07/31/2024
Property	1.33	1351 Oakbrook Drive	8,933	149,587	Fee Simple			M Southern Design Concept	5,439	04/30/2024	TNC Atlanta, LLC	4,587	07/31/2024	TLLW, Inc	2,700	07/31/2021
Property	1.34	1325 Oakbrook Drive	13,005	261,832	Fee Simple			Minton-Jones Company	16,640	01/31/2022	Vanguard Commercial Flooring, LLC	13,432	12/31/2024	Specialty Tile Products	12,808	08/31/2022
Property	1.35	490 Heartland Drive	9,675	271,552	Fee Simple			McNeilus Financial, Inc	39,520	12/31/2021	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.36	1265 Oakbrook Drive	12,535	239,997	Fee Simple			Carnett’s Management Company	26,200	02/28/2023	Sigma Foods, Inc	15,000	10/31/2022	Southern Sweepers & Scrub	10,000	09/30/2024
Property	1.37	Columbus West - Business Park	22,675	-156,820	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.38	1155 Bowes Road	8,422	-87,185	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.39	1280 Oakbrook Drive	11,360	228,138	Fee Simple			Southern Company Svcs	46,400	12/31/2020	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.40	Cox Business Center	12,740	223,229	Fee Simple			Intragenix, LLC	27,040	04/30/2024	TempFlex Industrial Solutions, LLC	10,000	01/31/2023	Amify, LLC	10,000	01/31/2022
Property	1.41	2002 Bloomingdale	7,814	168,374	Fee Simple			Service247 of Illinois, Inc.	16,596	07/31/2025	Arena Event Services, Inc.	15,323	09/30/2021	NAP	NAP	NAP
Property	1.42	333 Charles Court	8,966	244,021	Fee Simple			Tacony Corporation	22,350	10/31/2021	Motion Industries, Inc.	7,450	08/31/2020	ACI Plastics & Manufacturing, Inc.	6,823	02/28/2022
Property	1.43	483 Heartland Drive	8,918	142,878	Fee Simple			Tek Panel, Inc	12,625	02/28/2021	International Valve Manufacturing, LLC	11,032	12/31/2022	Tuskin Equipment Corporation	6,961	09/30/2020
Property	1.44	1256 Oakbrook Drive	9,889	168,248	Fee Simple			Hi-Tech Pharmaceuticals, Inc	15,162	11/30/2020	Crossville, Inc	10,126	09/30/2023	Americare, LLC	10,041	08/31/2021
Property	1.45	550 Heartland	7,425	179,781	Fee Simple			Deep Coat, LLC	30,328	12/31/2020	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.46	Rittiman East Industrial Park #22	9,065	157,744	Fee Simple			HEB Grocery Company, LP	16,226	11/30/2021	Peter Pan Novelty Co. Inc.	11,800	09/30/2020	BBMK, LLC d/b/a Blue Team Restoration	3,000	08/31/2022
Loan	2	Moffett Towers Buildings A, B & C(2)(32)	1,020,990	56,850,031	Fee Simple
Property	2.01	Moffett Towers Building A			Fee Simple			Google	317,166	06/30/2026	NAP	NAP	NAP	NAP	NAP	NAP
Property	2.02	Moffett Towers Building B			Fee Simple			Google	317,166	12/31/2030	NAP	NAP	NAP	NAP	NAP	NAP
Property	2.03	Moffett Towers Building C			Fee Simple			Google	181,196	09/30/2027	Comcast	111,707	10/31/2027	Level 10 Construction	12,944	02/29/2024
Loan	3	Tropical Distribution Center		5,730,579	Fee Simple			Amazon.com Services LLC	855,000	06/30/2034	NAP	NAP	NAP	NAP	NAP	NAP
Loan	4	BX Industrial Portfolio(2)(32)	2,219,543	45,568,781	Various	Various
Property	4.01	Bridgewater Center 1			Fee Simple			Research Assist, Inc	2,179	12/31/2020	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.02	401 E Laraway Rd			Fee Simple			Amazon	475,104	07/31/2025	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.03	Rochelle 1			Fee Simple			Del Monte Foods, Inc.	312,750	04/30/2021	Clarkwestern Dietrich Building Systems LLC	266,825	10/14/2028	NAP	NAP	NAP
Property	4.04	350A Salem Church Rd			Fee Simple			DHL	405,100	07/31/2021	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.05	Romeoville Bldg 1			Fee Simple			Sealed Air Corporation	106,876	07/31/2023	Amazon	93,048	07/31/2029	NAP	NAP	NAP
Property	4.06	251 E Laraway Rd			Fee Simple			National Distribution Centers, LLC	374,460	06/30/2021	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.07	7940 Kentucky			Fee Simple			The United States of America	121,345	10/31/2028	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.08	Mountain Top Distribution Center 2			Fee Simple			Signify North America Corp	400,000	04/30/2022	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.09	Enterprise Parkway			Fee Simple			Tecnico Corporation	155,107	03/31/2022	E & J Acquisition, LLC	119,099	MTM	TRG Customer Solutions, Inc.	34,109	12/31/2022
Property	4.10	Cavalier I			Fee Simple			Philadelphia Truck Lines, Inc.	48,946	05/31/2027	Noble Sales Co., Inc.	33,385	01/31/2024	Lasership Inc	33,370	12/31/2021
Property	4.11	1910 International			Fee Simple			Qualis Automotive, L.L.C.	300,000	10/31/2022	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.12	Glen Dale			Fee Simple			Upper Crust Bakery Limited Partnership	118,315	10/31/2028	American Combustion Industries, Inc.	23,297	06/30/2024	Trinity Highway Rentals, Inc.	17,047	02/29/2024
Property	4.13	Romeoville Bldg 2			Fee Simple			DS Smith Extrusion USA, LLC	61,689	09/30/2027	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.14	Enterprise Distribution Center 1			Fee Simple			Verst Group Logistics Inc.	143,000	07/31/2020	Commonwealth Warehouse, Inc.	132,000	04/30/2023	NAP	NAP	NAP
Property	4.15	2270 Woodale			Fee Simple			Quanex Building Products Corp	94,148	02/28/2021	Coag Medical LLC	30,121	12/31/2021	The United States of America	20,514	MTM
Property	4.16	2950 Lexington Ave South			Fee Simple			Bell International Laboratories, Incorporated	122,032	12/31/2026	UFP Eagan LLC	37,553	05/31/2021	Consolidated Precision Products Corp.	24,960	05/31/2021
Property	4.17	Rivers Bend Center 1B			Fee Simple			Merit Medical Systems, Inc.	79,652	12/31/2022	Wayfair, LLC	46,275	01/31/2021	Trident Graphics NA LLC	44,873	08/31/2022
Property	4.18	DFW Logistics Center (Bldg 4)			Leasehold	09/19/2056	None	The Coca-Cola Company	144,000	08/31/2023	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.19	Rivers Bend Center 1C			Fee Simple			Capital One Services, LLC	158,400	08/31/2023	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.20	Territorial			Fee Simple			Chicago Office Technology Group, Inc.	125,448	05/08/2023	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.21	Diamond Hill 2			Fee Simple			Transnational Foods, Inc.	148,640	10/31/2020	Amazon	75,980	09/30/2026	NAP	NAP	NAP
Property	4.22	Rivers Bend Center 2A			Fee Simple			Nestor Imports, Inc.	61,504	07/31/2027	Bimbo Bakeries USA, Inc.	57,668	12/31/2025	Lidl US Trading, LLC	21,583	07/31/2027
Property	4.23	Rivers Bend Center 1A			Fee Simple			Maximus Federal Services, Inc.	123,980	06/30/2022	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.24	Diamond Hill 3			Fee Simple			Barton Mines Company, LLC	100,221	12/31/2020	Carroll’s, LLC	66,800	05/31/2026	NAP	NAP	NAP
Property	4.25	Whippany Business Center 1			Fee Simple			State of New Jersey	28,211	MTM	Publishers Circulation Fulfillment, Inc.	19,476	02/28/2023	Samuels, Inc.	16,788	10/31/2023
Property	4.26	The Colony Land			Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.27	Shawnee Distribution Center 1			Fee Simple			Ford Motor Company	223,200	09/30/2023	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.28	Rivers Bend Center 2B			Fee Simple			Lidl US Trading, LLC	158,400	07/31/2027	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.29	7930 Kentucky			Fee Simple			Graham Packaging Pet Technologies, Inc.	109,650	12/31/2021	Aristech Surfaces, LLC	109,650	05/31/2021	NAP	NAP	NAP
Property	4.30	Dues Dr Distribution Center 1			Fee Simple			Lasership Inc	64,640	04/30/2023	Hanna Paper Recycling (Midwest) Inc.	57,500	04/30/2024	NAP	NAP	NAP
Property	4.31	Gibraltar			Fee Simple			Jernberg Industries, LLC	110,000	12/31/2020	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.32	Diamond Hill 1			Fee Simple			Eska USA B.V., Inc.	152,600	05/31/2024	NAP	NAP	NAP	NAP	NAP	NAP

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease			Lease			Lease			Lease
Loan	ID	Property Name	TI/LC($)	NCF ($)	Interest(17)	Expiration(18)	Extension Terms(18)	Largest Tenant(19)(20)(21)(22)	SF	Expiration	2nd Largest Tenant(21)(22)	SF	Expiration	3rd Largest Tenant	SF	Expiration
Property	4.33	DFW Logistics Center (Bldg 3)			Leasehold	08/01/2056	None	Siemens Postal, Parcel & Airport Logistics LLC	120,000	06/30/2023	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.34	Elk Grove Distribution Center 1			Fee Simple			Acme Industries, Inc.	150,700	08/31/2028	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.35	1000 Lucas Way			Fee Simple			Measurement Specialties, Inc.	120,000	07/31/2021	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.36	Lakeview			Fee Simple			ThredUp Inc.	132,851	01/31/2021	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.37	DFW Logistics Center (Bldg 5)			Leasehold	11/07/2056	None	Aramark Refreshment Services, LLC	52,557	12/31/2028	Newkirk Logistics, Inc.	42,600	12/31/2023	R.S. Hughes Co., Inc.	21,000	05/31/2028
Property	4.38	9756 International			Fee Simple			Taylor Logistics, Inc.	192,000	01/31/2024	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.39	350B Salem Church Rd			Fee Simple			DHL	134,500	07/31/2021	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.40	6105 Trenton Ln			Fee Simple			Amazon	51,648	05/31/2025	Parsons Electric LLC	42,822	03/31/2030	NAP	NAP	NAP
Property	4.41	300 Salem Church Rd			Fee Simple			DHL	120,000	07/31/2021	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.42	Tower			Fee Simple			Fitzgerald Marketing and Comm	14,346	04/30/2022	Mistras Group, Inc.	14,200	12/31/2021	Panatrol Corporation	12,574	02/28/2025
Property	4.43	1940 Fernbrook Ln			Fee Simple			Signature Designer Services LLC	23,000	07/31/2023	Winfield Solutions, LLC	19,155	03/31/2022	Cheney, Inc.	18,000	12/31/2021
Property	4.44	Production Distribution Center 1			Fee Simple			Wayne/Scott Fetzer Company	232,880	04/30/2023	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.45	Culpeper			Fee Simple			UFP Elkwood, LLC	150,000	07/31/2022	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.46	Fairfield Distribution Center 1			Fee Simple			Innomark Communications LLC	123,524	12/31/2020	Midwest Container Corporation	79,976	12/31/2024	NAP	NAP	NAP
Property	4.47	Cavalier II			Fee Simple			Cryomax U.S.A., Inc.	31,330	11/30/2023	Flowserve US Inc.	23,585	12/31/2020	Cost Business Services Corporation	23,580	12/31/2024
Property	4.48	World Park II			Fee Simple			Nu-Tech Polymers Co., Inc.	45,024	06/30/2023	Pitney Bowes Presort Services, Inc.	44,800	02/28/2021	NAP	NAP	NAP
Property	4.49	Diamond Hill 4			Fee Simple			Serco Inc.	75,700	06/30/2022	Sprintcom, Inc.	0	05/31/2032	NAP	NAP	NAP
Property	4.50	2290-2298 Woodale			Fee Simple			Magno International, L.P.	32,610	12/31/2024	Zero Gravity Trampoline Park	25,488	04/30/2022	Allina Health System	20,082	07/31/2022
Property	4.51	514 Butler Rd			Fee Simple			The United States of America	7,768	07/07/2033	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.52	Northridge II			Fee Simple			Remedi Seniorcare of Virginia, LLC	35,403	06/30/2028	Wells Fargo Bank N.A.	23,041	01/31/2022	Vogue Furniture Direct, Inc.	11,674	02/28/2021
Property	4.53	2222 Woodale			Fee Simple			Diversified Laboratory Testing, LLC	27,890	04/30/2024	UL LLC	10,116	11/30/2020	NAP	NAP	NAP
Property	4.54	Northridge I			Fee Simple			Datamatx, Incorporated	24,755	01/31/2022	TruGreen Limited Partnership	13,671	01/31/2022	Niche Logistics, LLC	11,521	05/31/2021
Property	4.55	Romeoville Distribution Center 1			Fee Simple			US Hose Corporation	75,250	05/31/2022	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.56	1825 Airport Exchange			Fee Simple			MT Brothers Group, Inc.	23,791	05/31/2024	D&W International, Inc.	12,365	03/31/2023	Accelerated Courier, Inc.	12,215	06/30/2022
Property	4.57	7453 Empire - Bldg C			Fee Simple			New Era Industrial, LLC	101,250	12/31/2024	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.58	Rivers Bend Center 1D			Fee Simple			Carl Zeiss Vision, Inc.	40,460	11/30/2023	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.59	Heathrow			Fee Simple			SGS North America Inc	38,504	12/31/2024	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.60	2240-2250 Woodale			Fee Simple			Tacy, LLC	23,286	01/31/2024	Proguard Sports, Inc.	11,331	12/31/2024	Empirehouse Inc	7,934	09/30/2028
Property	4.61	273 Industrial Way			Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.62	7453 Empire - Bldg B			Fee Simple			North Bend Equipment LLC	20,175	MTM	AIT Worldwide Logistics, Inc.	16,177	01/31/2021	Equipment Solutions Group LLC	7,360	12/31/2020
Property	4.63	7453 Empire - Bldg A			Fee Simple			Freight Rite, Inc.	47,840	MTM	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.64	Rivers Bend Center - Land			Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.65	Production Distribution Center 1B			Fee Simple			Wayne/Scott Fetzer Company	76,000	04/30/2023	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.66	Bridgewater Center 2			Fee Simple			U.S.A. Container Co., Inc.	102,000	02/28/2025	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.67	Laraway Land 1			Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.68	Laraway Land 2			Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	5	MGM Grand & Mandalay Bay(2)(32)(34)		487,305,761	Fee Simple
Property	5.01	MGM Grand		266,596,712	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5.02	Mandalay Bay		220,709,049	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	6	1633 Broadway(2)(32)(34)	2,011,364	116,677,727	Fee Simple			Allianz Asset Management of America L.P.	320,911	01/31/2031	WMG Acquisition Corp	293,888	07/31/2029	Showtime Networks Inc	261,196	01/31/2026
Loan	7	711 Fifth Avenue(2)(34)	544,350	50,675,427	Fee Simple			SunTrust Banks	84,516	04/30/2024	Allen & Company	70,972	09/30/2033	Ralph Lauren	38,638	06/30/2029
Loan	8	280 North Bernardo(2)	111,154	6,450,144	Fee Simple			Aurora Innovations	111,154	03/31/2030	NAP	NAP	NAP	NAP	NAP	NAP
Loan	9	420 Taylor Street(2)	116,216	8,150,087	Fee Simple			NextDoor, Inc.	115,766	02/01/2029	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	3000 Post Oak(2)(33)	657,981	8,875,778	Fee Simple			Bechtel Oil, Gas and Chemicals, Inc.	436,651	07/31/2024	NAP	NAP	NAP	NAP	NAP	NAP
Loan	11	Chase Center Tower I(2)(32)		20,235,832	Fee Simple			Uber Technologies, Inc.	317,660	10/31/2039	NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	Chase Center Tower II(2)(32)		17,105,590	Fee Simple			Uber Technologies, Inc.	268,548	09/30/2039	NAP	NAP	NAP	NAP	NAP	NAP
Loan	13	Brass Professional Center(2)	488,725	4,720,729	Fee Simple			QTC Management	46,227	04/30/2025	Aetna Health Management, LLC	41,255	08/31/2021	MCNA Insurance Company	32,686	04/30/2022
Loan	14	Flushing Commons(35)	98,846	2,401,832	Fee Simple			HaiDiLao Hotpot	12,463	08/31/2034	Empire Healthchoice HMO Inc.	4,990	06/30/2025	Atelier Fashion, Inc.	2,236	11/30/2028
Loan	15	Apollo Education Group HQ Campus(2)	599,664	12,890,078	Fee Simple			Apollo Education Group	599,664	03/01/2031	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	Bellagio Hotel and Casino(2)(32)(34)		453,829,378	Fee Simple/Leasehold	04/27/2033	Two, 20-year options	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	17	Southcenter Mall(2)	978,835	41,548,866	Fee Simple/Leasehold	06/30/2045	None	American Multi-Cinema	70,000	07/31/2023	Seafood City	44,413	07/15/2025	Round One	40,576	07/31/2025
Loan	18	CityLine Augusta Portfolio		1,716,836	Fee Simple
Property	18.01	Belair Dyess Self Storage		828,695	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	18.02	Wheeler Self Storage		888,141	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	19	364 Lincoln(29)		1,272,778	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	20	Jasmine Cove(34)		1,271,653	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21	Battery Park Lofts		1,098,107	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	22	Kings Plaza(2)(33)(35)	995,395	50,905,970	Fee Simple/Leasehold	05/28/2028	Three, 10-year options followed by one, nine-year option	Lowe’s Home Centers	114,000	05/31/2028	Primark	102,805	07/31/2038	JCPenney	94,895	07/31/2038
Loan	23	84 14th Street	34,967	987,422	Fee Simple			Joyland Group LLC	11,830	02/28/2040	Human Care LLC	8,008	03/04/2035	NAP	NAP	NAP
Loan	24	Edge 32 Apartments		811,403	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	Cambridge Club Apartments(29)		821,581	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	26	1725 N Commerce Parkway	62,311	993,053	Fee Simple			Change Healthcare Resources Holdings, Inc.	52,960	02/28/2027	NAP	NAP	NAP	NAP	NAP	NAP
Loan	27	CityLine Hattiesburg		788,554	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	OrthoSouth	37,387	803,996	Fee Simple
Property	28.01	Primary Parkway	20,938	479,731	Fee Simple			MSK Group, PC d/b/a OrthoSouth	16,750	07/31/2035	NAP	NAP	NAP	NAP	NAP	NAP
Property	28.02	Southaven	16,449	324,265	Fee Simple			MSK Group, P.C. dba OrthoSouth	13,156	07/31/2035	NAP	NAP	NAP	NAP	NAP	NAP
Loan	29	Strathmore Apartments		675,419	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	30	630 W Lake	10,153	556,806	Fee Simple			Roti Roti	3,000	12/31/2022	Modern Medical Artistry LLC	2,379	04/24/2030	Komiko	1,765	10/31/2028
Loan	31	2 Laurel Drive	28,723	671,293	Fee Simple			Epicure Foods Corporation	35,700	02/28/2029	American Car Lift Service, LLC	29,000	08/31/2027	Redemption Road Foods, Inc.	8,800	04/30/2025
Loan	32	CityLine Flagstaff		577,117	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	33	968-970 Gates Ave		450,588	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	34	CityLine Wisconsin		548,459	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	35	StorQuest Self Storage - Modesto		725,056	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	36	StorQuest Self Storage - Ceres		476,575	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	37	Castle Rock Self Storage		500,641	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

											Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly
					Lease			Lease		Occupancy	Replacement	Replacement	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance
Loan	ID	Property Name	4th Largest Tenant(21)	SF	Expiration	5th Largest Tenant(21)(22)	SF	Expiration	Occupancy(4)(19)(23)	As-of Date	Reserves($)(25)	Reserves ($)(26)	Reserves ($)(25)	Reserves ($)(26)(28)	Reserves ($)(25)	Reserves ($)(26)(28)	Reserves($)(25)	Reserves ($)(26)
Loan	1	Agellan Portfolio(2)(32)(33)							90.4%	Various		101,570	6,410,963	431,671		Springing		Springing
Property	1.01	Sarasota Distribution Hub	Albert’s Organics	80,000	02/28/2025	NAP	NAP	NAP	100.0%	06/01/2020
Property	1.02	Naperville Woods Office Center	IMEG Corp	32,205	05/31/2025	Equian, LLC	19,585	09/30/2028	95.4%	06/01/2020
Property	1.03	Southpark Business Park FOP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/01/2020
Property	1.04	Supervalu	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/07/2020
Property	1.05	Plainfield Business Center IV	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/01/2020
Property	1.06	Beltway III	BBVA Compass Bank	31,054	07/31/2022	NAP	NAP	NAP	100.0%	06/01/2020
Property	1.07	4405 Continental Dr	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/07/2020
Property	1.08	Beltway IV	NAP	NAP	NAP	NAP	NAP	NAP	72.6%	06/01/2020
Property	1.09	Sandy Plains Business Park	Absolute Printing	13,928	10/31/2020	Vaperite Inc	13,194	03/31/2022	94.3%	06/01/2020
Property	1.10	Coliseum Distribution Center #1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/07/2020
Property	1.11	Silber Industrial Park	Pilkington North America, Inc.	16,127	05/31/2021	Audio Visual Services Group	13,630	06/30/2022	90.4%	06/01/2020
Property	1.12	Southpark Business Park M	Macquarie Holdings (USA) Inc.	9,761	01/31/2023	Maidbot, Inc.	9,153	12/31/2020	100.0%	06/01/2020
Property	1.13	West by Northwest Business Blvd	TTTE dba Craters & Freighters	14,165	12/31/2022	ABM Janitorial Svcs. Inc.	11,435	12/31/2023	91.5%	06/01/2020
Property	1.14	Norcross Center	Systel	17,884	10/31/2020	ATL Courier Inc	16,902	06/30/2024	100.0%	06/01/2020
Property	1.15	Goshen Springs	Blanke Corporation	13,126	12/31/2022	Kenosha Beef International, Ltd	13,014	11/30/2023	95.3%	06/01/2020
Property	1.16	Long Point Center	Hugh M Cunningham, Inc.	18,000	01/31/2023	ACS Flooring Group, Inc.	16,468	12/31/2023	94.3%	06/01/2020
Property	1.17	Corridor Park D	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/07/2020
Property	1.18	Southport 1-4	C Bond Systems, LLC	8,385	05/31/2021	Regnah Industry, LLC	7,937	12/31/2022	77.7%	06/01/2020
Property	1.19	Jameel	Tubbesing Solutions, LLC	7,491	04/30/2022	Plant Interscapes, Inc.	7,302	03/31/2023	87.5%	06/01/2020
Property	1.20	Beltway II	NAP	NAP	NAP	NAP	NAP	NAP	13.3%	06/01/2020
Property	1.21	Braker Center 4	Fastenal Company	4,490	01/31/2021	Roku, Inc.	3,086	01/31/2024	90.3%	06/01/2020
Property	1.22	Northgreen 1-4	CLMS Mgmt. Svcs. Ltd Partner.	8,040	07/31/2023	Evans Consoles, Inc.	4,560	12/31/2024	61.7%	06/01/2020
Property	1.23	Minimax	Pronto Vending, Ltd.	17,134	06/30/2021	Texas Receiving, LLC	13,094	09/30/2021	100.0%	06/01/2020
Property	1.24	Southpark Business Park E	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/07/2020
Property	1.25	9385 Washington Blvd	Revamped, LLC	9,000	04/30/2024	Tasty Shirt Company, Inc.	8,990	12/31/2022	92.2%	06/01/2020
Property	1.26	Rothway	NAP	NAP	NAP	NAP	NAP	NAP	43.8%	06/01/2020
Property	1.27	2730 Pinnacle	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/07/2020
Property	1.28	Columbus West - Interchange Rd	Ocean Providence Columbus LLC	9,500	09/30/2023	Matthews International Corp	8,000	11/30/2020	89.5%	06/01/2020
Property	1.29	1346 Oakbrook Drive	Capital City Electrical	7,750	09/30/2023	Fabulous Picasso Brothers	5,200	MTM	100.0%	06/01/2020
Property	1.30	1230-1236 Hardt Circle	NAP	NAP	NAP	NAP	NAP	NAP	75.1%	06/01/2020
Property	1.31	Pine Forest Business Park	NAP	NAP	NAP	NAP	NAP	NAP	30.9%	06/01/2020
Property	1.32	Rittiman East Industrial Park #23 & 24	Rbex, Inc.	5,550	08/31/2022	First Lan Corporation	4,800	05/31/2021	90.6%	06/01/2020
Property	1.33	1351 Oakbrook Drive	Fluid Engineering	2,333	09/30/2020	Water Restoration Pros, LLC	2,300	02/28/2022	68.5%	06/01/2020
Property	1.34	1325 Oakbrook Drive	Stone Center, LLC	10,240	12/31/2023	NAP	NAP	NAP	100.0%	06/01/2020
Property	1.35	490 Heartland Drive	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/07/2020
Property	1.36	1265 Oakbrook Drive	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/01/2020
Property	1.37	Columbus West - Business Park	NAP	NAP	NAP	NAP	NAP	NAP	0.0%	07/07/2020
Property	1.38	1155 Bowes Road	NAP	NAP	NAP	NAP	NAP	NAP	0.0%	07/07/2020
Property	1.39	1280 Oakbrook Drive	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/07/2020
Property	1.40	Cox Business Center	Laptop Fix, LLC	5,000	03/31/2023	NAP	NAP	NAP	100.0%	06/01/2020
Property	1.41	2002 Bloomingdale	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/01/2020
Property	1.42	333 Charles Court	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/01/2020
Property	1.43	483 Heartland Drive	NAP	NAP	NAP	NAP	NAP	NAP	84.1%	06/01/2020
Property	1.44	1256 Oakbrook Drive	NAP	NAP	NAP	NAP	NAP	NAP	87.5%	06/01/2020
Property	1.45	550 Heartland	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/07/2020
Property	1.46	Rittiman East Industrial Park #22	NAP	NAP	NAP	NAP	NAP	NAP	83.8%	06/01/2020
Loan	2	Moffett Towers Buildings A, B & C(2)(32)							100.0%	01/01/2021		15,858	53,688,909			282,271		Springing
Property	2.01	Moffett Towers Building A	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/01/2021
Property	2.02	Moffett Towers Building B	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/01/2021
Property	2.03	Moffett Towers Building C	Acuitus, Inc.	11,319	08/31/2024	NAP	NAP	NAP	100.0%	01/01/2021
Loan	3	Tropical Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/01/2020		Springing				Springing		Springing
Loan	4	BX Industrial Portfolio(2)(32)							87.3%	03/31/2020		Springing	4,048,428	Springing		Springing		Springing
Property	4.01	Bridgewater Center 1	NAP	NAP	NAP	NAP	NAP	NAP	0.5%	03/31/2020
Property	4.02	401 E Laraway Rd	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.03	Rochelle 1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.04	350A Salem Church Rd	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.05	Romeoville Bldg 1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.06	251 E Laraway Rd	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.07	7940 Kentucky	NAP	NAP	NAP	NAP	NAP	NAP	94.7%	03/31/2020
Property	4.08	Mountain Top Distribution Center 2	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.09	Enterprise Parkway	NAP	NAP	NAP	NAP	NAP	NAP	76.6%	03/31/2020
Property	4.10	Cavalier I	Ann Sacks Tile and Stone, Inc.	33,205	MTM	Pioneer Photo Albums, Inc.	33,025	07/31/2025	77.0%	03/31/2020
Property	4.11	1910 International	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.12	Glen Dale	Popowski Brothers, Inc.	9,537	MTM	NAP	NAP	NAP	53.5%	03/31/2020
Property	4.13	Romeoville Bldg 2	NAP	NAP	NAP	NAP	NAP	NAP	30.9%	03/31/2020
Property	4.14	Enterprise Distribution Center 1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.15	2270 Woodale	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.16	2950 Lexington Ave South	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.17	Rivers Bend Center 1B	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.18	DFW Logistics Center (Bldg 4)	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.19	Rivers Bend Center 1C	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.20	Territorial	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.21	Diamond Hill 2	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.22	Rivers Bend Center 2A	Johnson Brothers Liquor Company of California	1,000	07/31/2027	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.23	Rivers Bend Center 1A	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.24	Diamond Hill 3	NAP	NAP	NAP	NAP	NAP	NAP	62.6%	03/31/2020
Property	4.25	Whippany Business Center 1	DSN Associates, LLC	13,210	05/31/2021	OCI Group Inc	5,500	01/31/2021	74.6%	03/31/2020
Property	4.26	The Colony Land	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.27	Shawnee Distribution Center 1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.28	Rivers Bend Center 2B	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.29	7930 Kentucky	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.30	Dues Dr Distribution Center 1	NAP	NAP	NAP	NAP	NAP	NAP	40.3%	03/31/2020
Property	4.31	Gibraltar	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.32	Diamond Hill 1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

											Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly
					Lease			Lease		Occupancy	Replacement	Replacement	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance
Loan	ID	Property Name	4th Largest Tenant(21)	SF	Expiration	5th Largest Tenant(21)(22)	SF	Expiration	Occupancy(4)(19)(23)	As-of Date	Reserves($)(25)	Reserves ($)(26)	Reserves ($)(25)	Reserves ($)(26)(28)	Reserves ($)(25)	Reserves ($)(26)(28)	Reserves($)(25)	Reserves ($)(26)
Property	4.33	DFW Logistics Center (Bldg 3)	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.34	Elk Grove Distribution Center 1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.35	1000 Lucas Way	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.36	Lakeview	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.37	DFW Logistics Center (Bldg 5)	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.38	9756 International	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.39	350B Salem Church Rd	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.40	6105 Trenton Ln	NAP	NAP	NAP	NAP	NAP	NAP	77.4%	03/31/2020
Property	4.41	300 Salem Church Rd	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.42	Tower	Englert, Inc.	12,325	08/31/2021	Accel Entertainment	10,625	10/31/2023	77.0%	03/31/2020
Property	4.43	1940 Fernbrook Ln	The Rennebohm Company	17,964	07/31/2022	TSA Manufacturing Inc	9,854	08/31/2028	97.1%	03/31/2020
Property	4.44	Production Distribution Center 1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.45	Culpeper	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.46	Fairfield Distribution Center 1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.47	Cavalier II	Rentokil North America, Inc.	15,830	02/28/2023	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.48	World Park II	NAP	NAP	NAP	NAP	NAP	NAP	53.7%	03/31/2020
Property	4.49	Diamond Hill 4	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.50	2290-2298 Woodale	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.51	514 Butler Rd	NAP	NAP	NAP	NAP	NAP	NAP	12.6%	03/31/2020
Property	4.52	Northridge II	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.53	2222 Woodale	NAP	NAP	NAP	NAP	NAP	NAP	68.2%	03/31/2020
Property	4.54	Northridge I	C. R. H. Catering Co., Inc.	11,110	02/28/2025	Storefront Glass Door and More L.L.C.	8,128	12/31/2022	100.0%	03/31/2020
Property	4.55	Romeoville Distribution Center 1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.56	1825 Airport Exchange	Concentra Health Services, Inc.	11,083	04/30/2026	Consolidated Electrical Distributors, Inc.	8,295	05/31/2023	100.0%	03/31/2020
Property	4.57	7453 Empire - Bldg C	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.58	Rivers Bend Center 1D	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.59	Heathrow	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.60	2240-2250 Woodale	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.61	273 Industrial Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.62	7453 Empire - Bldg B	Maruka U.S.A. Inc.	4,130	11/30/2022	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.63	7453 Empire - Bldg A	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.64	Rivers Bend Center - Land	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.65	Production Distribution Center 1B	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.66	Bridgewater Center 2	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2020
Property	4.67	Laraway Land 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.68	Laraway Land 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	5	MGM Grand & Mandalay Bay(2)(32)(34)							91.0%	03/31/2020		Springing				Springing		Springing
Property	5.01	MGM Grand	NAP	NAP	NAP	NAP	NAP	NAP	89.7%	03/31/2020
Property	5.02	Mandalay Bay	NAP	NAP	NAP	NAP	NAP	NAP	92.4%	03/31/2020
Loan	6	1633 Broadway(2)(32)(34)	Morgan Stanley & Co	260,829	03/31/2032	Kasowitz Benson Torres	203,394	03/31/2037	98.4%	10/31/2019		Springing		Springing		Springing		Springing
Loan	7	711 Fifth Avenue(2)(34)	Loro Piana USA	24,388	08/31/2025	Sandler Capital	17,200	06/30/2027	76.5%	01/31/2020		Springing		Springing		Springing		Springing
Loan	8	280 North Bernardo(2)	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2020		Springing	9,756,740		217,595	53,740		Springing
Loan	9	420 Taylor Street(2)	NAP	NAP	NAP	NAP	NAP	NAP	99.6%	07/06/2020	1,937	1,937	9,685	9,685	98,219	49,110	2,615	2,615
Loan	10	3000 Post Oak(2)(33)	NAP	NAP	NAP	NAP	NAP	NAP	99.4%	07/01/2020	8,095	8,095	55,190	55,190	391,962	195,981	206,002	18,727
Loan	11	Chase Center Tower I(2)(32)	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/10/2020		Springing		Springing		Springing		Springing
Loan	12	Chase Center Tower II(2)(32)	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/10/2020		Springing		Springing		Springing		Springing
Loan	13	Brass Professional Center(2)	TNC (US) Holdings, Inc.	30,154	10/31/2028	MacAulay Brown, Inc.	20,628	11/30/2023	84.8%	04/01/2020		9,596		143,309	218,018	218,019		Springing
Loan	14	Flushing Commons(35)	Metro City Bank	2,022	07/31/2028	Elements Pharmacy, Inc.	1,756	09/30/2029	83.0%	01/22/2020		375		2,500	45,750	11,438		Springing
Loan	15	Apollo Education Group HQ Campus(2)	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/05/2020	9,994	9,994	49,972	49,972		Springing		Springing
Loan	16	Bellagio Hotel and Casino(2)(32)(34)	NAP	NAP	NAP	NAP	NAP	NAP	93.4%	03/31/2020		Springing				Springing		Springing
Loan	17	Southcenter Mall(2)	The Container Store	25,452	02/28/2027	H&M	24,506	01/31/2029	84.1%	11/30/2019		Springing		Springing		Springing		Springing
Loan	18	CityLine Augusta Portfolio							81.2%	05/31/2020		2,681			250,087	22,735		Springing
Property	18.01	Belair Dyess Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	73.9%	05/31/2020
Property	18.02	Wheeler Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	88.6%	05/31/2020
Loan	19	364 Lincoln(29)	NAP	NAP	NAP	NAP	NAP	NAP	96.4%	05/31/2020	1,146	1,146			26,273	26,273		Springing
Loan	20	Jasmine Cove(34)	NAP	NAP	NAP	NAP	NAP	NAP	97.8%	05/04/2020	3,833	3,833			179,948	25,707	48,088	4,809
Loan	21	Battery Park Lofts	NAP	NAP	NAP	NAP	NAP	NAP	85.4%	06/12/2020		1,708			1,550	1,550	1,797	1,797
Loan	22	Kings Plaza(2)(33)(35)	Burlington	55,078	07/31/2028	Best Buy	53,371	01/31/2032	96.7%	06/02/2020		Springing		Springing		Springing		Springing
Loan	23	84 14th Street	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	04/01/2020		331		2,937	2,419	1,209	3,198	1,599
Loan	24	Edge 32 Apartments	NAP	NAP	NAP	NAP	NAP	NAP	86.7%	06/16/2020		1,250			2,488	2,488	1,411	1,411
Loan	25	Cambridge Club Apartments(29)	NAP	NAP	NAP	NAP	NAP	NAP	92.6%	06/10/2020	49,450	2,700			13,048	13,048	12,165	3,041
Loan	26	1725 N Commerce Parkway	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2020		1,589		4,413	251,456	25,146	30,185	5,031
Loan	27	CityLine Hattiesburg	NAP	NAP	NAP	NAP	NAP	NAP	84.3%	06/08/2020	250,000	1,255			61,856	7,732		Springing
Loan	28	OrthoSouth							100.0%	07/06/2020		Springing	373,825	Springing		Springing		Springing
Property	28.01	Primary Parkway	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2020
Property	28.02	Southaven	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/06/2020
Loan	29	Strathmore Apartments	NAP	NAP	NAP	NAP	NAP	NAP	94.9%	06/17/2020		1,625			239,697	27,728	11,498	1,437
Loan	30	630 W Lake	Gracie Barra	1,579	01/31/2025	Old Town Barbershop	1,430	07/31/2028	100.0%	01/17/2020		544		846	38,977	7,795		Springing
Loan	31	2 Laurel Drive	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	02/13/2020		613		1,531	51,040	12,760	2,506	1,253
Loan	32	CityLine Flagstaff	NAP	NAP	NAP	NAP	NAP	NAP	92.4%	06/02/2020		613			22,607	4,521		Springing
Loan	33	968-970 Gates Ave	NAP	NAP	NAP	NAP	NAP	NAP	87.5%	06/01/2020		333			5,147	1,287	9,848	1,094
Loan	34	CityLine Wisconsin	NAP	NAP	NAP	NAP	NAP	NAP	86.9%	04/30/2020		764			37,668	6,278		Springing
Loan	35	StorQuest Self Storage - Modesto	NAP	NAP	NAP	NAP	NAP	NAP	91.2%	04/30/2020					28,888	Springing		Springing
Loan	36	StorQuest Self Storage - Ceres	NAP	NAP	NAP	NAP	NAP	NAP	93.2%	04/30/2020					23,328	Springing		Springing
Loan	37	Castle Rock Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	86.3%	05/14/2020		Springing			18,501	9,250	2,055	685

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Upfront	Upfront	Monthly	Other	Environmental
			Engineering	Other	Other	Reserves	Report	Engineering
Loan	ID	Property Name	Reserve($)(25)	Reserves ($)(25)	Reserves ($)(26)(27)	Description	Date(30)	Report Date
Loan	1	Agellan Portfolio(2)(32)(33)	2,985,266	2,172,050	Springing	Working Capital Reserve (Upfront: 2,000,000); Gap Rent Reserve (Upfront: 172,050); Common Charges Reserve (Monthly: Springing)	Various	Various
Property	1.01	Sarasota Distribution Hub					02/27/2020	02/27/2020
Property	1.02	Naperville Woods Office Center					02/27/2020	02/27/2020
Property	1.03	Southpark Business Park FOP					03/02/2020	02/28/2020
Property	1.04	Supervalu					02/26/2020	02/26/2020
Property	1.05	Plainfield Business Center IV					02/27/2020	02/27/2020
Property	1.06	Beltway III					02/26/2020	02/28/2020
Property	1.07	4405 Continental Dr					02/26/2020	02/26/2020
Property	1.08	Beltway IV					02/26/2020	02/27/2020
Property	1.09	Sandy Plains Business Park					02/26/2020	02/28/2020
Property	1.10	Coliseum Distribution Center #1					03/26/2020	03/23/2020
Property	1.11	Silber Industrial Park					02/28/2020	02/28/2020
Property	1.12	Southpark Business Park M					03/02/2020	02/27/2020
Property	1.13	West by Northwest Business Blvd					02/26/2020	02/28/2020
Property	1.14	Norcross Center					02/26/2020	02/27/2020
Property	1.15	Goshen Springs					02/26/2020	02/27/2020
Property	1.16	Long Point Center					02/26/2020	02/28/2020
Property	1.17	Corridor Park D					02/26/2020	02/27/2020
Property	1.18	Southport 1-4					02/27/2020	02/27/2020
Property	1.19	Jameel					02/28/2020	02/25/2020
Property	1.20	Beltway II					02/26/2020	02/28/2020
Property	1.21	Braker Center 4					02/27/2020	02/27/2020
Property	1.22	Northgreen 1-4					02/26/2020	02/28/2020
Property	1.23	Minimax					02/27/2020	02/26/2020
Property	1.24	Southpark Business Park E					03/02/2020	02/28/2020
Property	1.25	9385 Washington Blvd					02/27/2020	02/27/2020
Property	1.26	Rothway					02/26/2020	02/28/2020
Property	1.27	2730 Pinnacle					02/27/2020	03/04/2020
Property	1.28	Columbus West - Interchange Rd					02/26/2020	02/26/2020
Property	1.29	1346 Oakbrook Drive					02/26/2020	02/27/2020
Property	1.30	1230-1236 Hardt Circle					02/26/2020	02/27/2020
Property	1.31	Pine Forest Business Park					02/27/2020	02/28/2020
Property	1.32	Rittiman East Industrial Park #23 & 24					03/20/2020	03/20/2020
Property	1.33	1351 Oakbrook Drive					02/26/2020	02/26/2020
Property	1.34	1325 Oakbrook Drive					02/26/2020	02/27/2020
Property	1.35	490 Heartland Drive					02/27/2020	02/27/2020
Property	1.36	1265 Oakbrook Drive					02/26/2020	02/27/2020
Property	1.37	Columbus West - Business Park					02/26/2020	02/26/2020
Property	1.38	1155 Bowes Road					02/26/2020	03/03/2020
Property	1.39	1280 Oakbrook Drive					02/26/2020	02/27/2020
Property	1.40	Cox Business Center					03/20/2020	03/20/2020
Property	1.41	2002 Bloomingdale					02/26/2020	02/27/2020
Property	1.42	333 Charles Court					02/26/2020	03/04/2020
Property	1.43	483 Heartland Drive					02/27/2020	02/27/2020
Property	1.44	1256 Oakbrook Drive					02/26/2020	02/28/2020
Property	1.45	550 Heartland					02/26/2020	02/27/2020
Property	1.46	Rittiman East Industrial Park #22					03/20/2020	03/20/2020
Loan	2	Moffett Towers Buildings A, B & C(2)(32)		34,016,766	Springing	Rent Concession Reserve (Upfront: 34,016,766.08); Lease Sweep Reserve (Monthly: Springing)	01/14/2020	01/14/2020
Property	2.01	Moffett Towers Building A					01/14/2020	01/14/2020
Property	2.02	Moffett Towers Building B					01/14/2020	01/14/2020
Property	2.03	Moffett Towers Building C					01/14/2020	01/14/2020
Loan	3	Tropical Distribution Center			Springing	Unfunded Obligations Reserve	04/21/2020	04/21/2020
Loan	4	BX Industrial Portfolio(2)(32)			Springing	Ground Rent Reserve	Various	Various
Property	4.01	Bridgewater Center 1					07/19/2019	07/12/2019
Property	4.02	401 E Laraway Rd					07/26/2019	07/26/2019
Property	4.03	Rochelle 1					07/26/2019	07/26/2019
Property	4.04	350A Salem Church Rd					07/26/2019	07/26/2019
Property	4.05	Romeoville Bldg 1					07/26/2019	07/26/2019
Property	4.06	251 E Laraway Rd					07/26/2019	07/26/2019
Property	4.07	7940 Kentucky					07/26/2019	07/26/2019
Property	4.08	Mountain Top Distribution Center 2					07/26/2019	07/26/2019
Property	4.09	Enterprise Parkway					09/24/2019	09/23/2019
Property	4.10	Cavalier I					09/24/2019	09/23/2019
Property	4.11	1910 International					07/26/2019	07/26/2019
Property	4.12	Glen Dale					07/26/2019	07/29/2019
Property	4.13	Romeoville Bldg 2					07/26/2019	07/26/2019
Property	4.14	Enterprise Distribution Center 1					07/26/2019	07/26/2019
Property	4.15	2270 Woodale					07/26/2019	07/26/2019
Property	4.16	2950 Lexington Ave South					07/26/2019	07/26/2019
Property	4.17	Rivers Bend Center 1B					09/24/2019	09/23/2019
Property	4.18	DFW Logistics Center (Bldg 4)					07/19/2019	07/19/2019
Property	4.19	Rivers Bend Center 1C					09/24/2019	09/23/2019
Property	4.20	Territorial					07/26/2019	07/26/2019
Property	4.21	Diamond Hill 2					09/24/2019	09/23/2019
Property	4.22	Rivers Bend Center 2A					09/24/2019	09/23/2019
Property	4.23	Rivers Bend Center 1A					09/24/2019	09/23/2019
Property	4.24	Diamond Hill 3					09/24/2019	09/23/2019
Property	4.25	Whippany Business Center 1					07/19/2019	07/19/2019
Property	4.26	The Colony Land					07/31/2019	NAP
Property	4.27	Shawnee Distribution Center 1					09/24/2019	09/23/2019
Property	4.28	Rivers Bend Center 2B					09/24/2019	09/23/2019
Property	4.29	7930 Kentucky					07/26/2019	07/26/2019
Property	4.30	Dues Dr Distribution Center 1					07/26/2019	07/26/2019
Property	4.31	Gibraltar					07/26/2019	07/26/2019
Property	4.32	Diamond Hill 1					09/24/2019	09/23/2019

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Upfront	Upfront	Monthly	Other	Environmental
			Engineering	Other	Other	Reserves	Report	Engineering
Loan	ID	Property Name	Reserve($)(25)	Reserves ($)(25)	Reserves ($)(26)(27)	Description	Date(30)	Report Date
Property	4.33	DFW Logistics Center (Bldg 3)					07/19/2019	07/19/2019
Property	4.34	Elk Grove Distribution Center 1					07/26/2019	07/26/2019
Property	4.35	1000 Lucas Way					09/24/2019	09/23/2019
Property	4.36	Lakeview					07/26/2019	07/26/2019
Property	4.37	DFW Logistics Center (Bldg 5)					07/19/2019	07/19/2019
Property	4.38	9756 International					07/26/2019	07/26/2019
Property	4.39	350B Salem Church Rd					07/26/2019	07/26/2019
Property	4.40	6105 Trenton Ln					07/26/2019	07/26/2019
Property	4.41	300 Salem Church Rd					07/26/2019	07/26/2019
Property	4.42	Tower					07/26/2019	07/01/2019
Property	4.43	1940 Fernbrook Ln					07/26/2019	07/26/2019
Property	4.44	Production Distribution Center 1					07/26/2019	07/26/2019
Property	4.45	Culpeper					09/24/2019	09/23/2019
Property	4.46	Fairfield Distribution Center 1					07/26/2019	07/26/2019
Property	4.47	Cavalier II					09/24/2019	09/23/2019
Property	4.48	World Park II					07/26/2019	07/26/2019
Property	4.49	Diamond Hill 4					09/24/2019	09/23/2019
Property	4.50	2290-2298 Woodale					07/26/2019	07/26/2019
Property	4.51	514 Butler Rd					09/24/2019	09/23/2019
Property	4.52	Northridge II					09/24/2019	09/23/2019
Property	4.53	2222 Woodale					07/26/2019	07/26/2019
Property	4.54	Northridge I					09/24/2019	09/23/2019
Property	4.55	Romeoville Distribution Center 1					07/26/2019	07/26/2019
Property	4.56	1825 Airport Exchange					07/26/2019	07/26/2019
Property	4.57	7453 Empire - Bldg C					07/26/2019	07/26/2019
Property	4.58	Rivers Bend Center 1D					09/24/2019	09/23/2019
Property	4.59	Heathrow					07/26/2019	07/26/2019
Property	4.60	2240-2250 Woodale					07/26/2019	07/26/2019
Property	4.61	273 Industrial Way					09/24/2019	NAP
Property	4.62	7453 Empire - Bldg B					07/26/2019	07/26/2019
Property	4.63	7453 Empire - Bldg A					07/26/2019	07/26/2019
Property	4.64	Rivers Bend Center - Land					09/24/2019	NAP
Property	4.65	Production Distribution Center 1B					07/26/2019	07/26/2019
Property	4.66	Bridgewater Center 2					07/19/2019	07/19/2019
Property	4.67	Laraway Land 1					07/26/2019	NAP
Property	4.68	Laraway Land 2					07/26/2019	NAP
Loan	5	MGM Grand & Mandalay Bay(2)(32)(34)					02/11/2020	02/11/2020
Property	5.01	MGM Grand					02/11/2020	02/11/2020
Property	5.02	Mandalay Bay					02/11/2020	02/11/2020
Loan	6	1633 Broadway(2)(32)(34)		36,389,727		Unfunded Obligations Reserve	10/30/2019	10/30/2019
Loan	7	711 Fifth Avenue(2)(34)		3,048,024	Springing	TCO Renewal Reserve (Upfront: 2,000,000); Unfunded Obligations Reserve (Upfront: 1,048,024.18); Downgraded Tenant Reserve (Monthly: Springing)	02/03/2020	01/30/2020
Loan	8	280 North Bernardo(2)		2,588,137	Springing	Debt Service Reserve (Upfront: 1,402,250; Monthly: Springing); Aurora Rent Reserve (Upfront: 600,825.22); Landlord’s Work Reserve (Upfront: 585,062); Lease Sweep Reserve (Monthly: Springing)	01/15/2020	01/15/2020
Loan	9	420 Taylor Street(2)		18,315,615	Springing	Outstanding TI/LC Reserve (Upfront: 8,447,053.98); Lower Level Conversion Reserve (Upfront: 4,834,237.00); Bridge Rent Reserve (Upfront: 3,811,699.00); Debt Service Reserve (Upfront: 1,222,625.16 Monthly: Springing); Letter of Credit Proceeds Reserve (Monthly: Springing)	03/26/2020	03/26/2020
Loan	10	3000 Post Oak(2)(33)					12/10/2019	12/11/2019
Loan	11	Chase Center Tower I(2)(32)	7,821,488	24,508,004	Springing	Outstanding Landlord Obligations (Upfront: 24,508,004); Common Charges Reserve (Monthly: Springing)	10/11/2019	10/11/2019
Loan	12	Chase Center Tower II(2)(32)	7,342,312	23,006,544	Springing	Outstanding Landlord Obligations (Upfront: 23,006,544); Common Charges Reserve (Monthly: Springing)	10/11/2019	10/11/2019
Loan	13	Brass Professional Center(2)	78,265	1,852,176		Debt Service Reserve (1,203,962.05); Unfunded Obligations Reserve (648,214.44)	02/07/2020	02/07/2020
Loan	14	Flushing Commons(35)		415,375	Springing	Empire TI/LC Reserve (Upfront: 199,700); Empire Free Rent Reserve (Upfront: 195,221.33); Condo Assessment Reserve (Upfront: 20,453.83; Monthly: Springing)	01/24/2020	01/24/2020
Loan	15	Apollo Education Group HQ Campus(2)					01/09/2020	01/09/2020
Loan	16	Bellagio Hotel and Casino(2)(32)(34)					11/06/2019	11/06/2019
Loan	17	Southcenter Mall(2)			Springing	Parking Area Rent Reserve	11/20/2019	11/20/2019
Loan	18	CityLine Augusta Portfolio	8,875				06/03/2020	06/03/2020
Property	18.01	Belair Dyess Self Storage					06/03/2020	06/03/2020
Property	18.02	Wheeler Self Storage					06/03/2020	06/03/2020
Loan	19	364 Lincoln(29)		189,344		Static Debt Service Reserve Fund	04/08/2020	04/08/2020
Loan	20	Jasmine Cove(34)		303,406		Debt Service Reserve	03/02/2020	03/02/2020
Loan	21	Battery Park Lofts		207,080	Springing	DS Reserve Funds	09/03/2019	02/28/2020
Loan	22	Kings Plaza(2)(33)(35)			Springing	Ground Rent Reserve	11/22/2019	10/22/2019
Loan	23	84 14th Street		521,000		Debt Service Reserve	02/05/2020	02/05/2020
Loan	24	Edge 32 Apartments		167,071	Springing	DS Reserve Funds (Upfront: 145,831; Monthly: 24,305); Dark Reserve (Upfront: 21,240)	01/03/2020	01/02/2020
Loan	25	Cambridge Club Apartments(29)	72,335	300,000		Debt Service Reserve	03/06/2020	06/15/2020
Loan	26	1725 N Commerce Parkway	1,500				02/27/2020	02/27/2020
Loan	27	CityLine Hattiesburg	20,750				06/12/2020	06/12/2020
Loan	28	OrthoSouth		110,832		Upfront Reserve	06/12/2020	06/12/2020
Property	28.01	Primary Parkway					06/12/2020	06/12/2020
Property	28.02	Southaven					06/12/2020	06/12/2020
Loan	29	Strathmore Apartments		138,335	Springing	Interest Reserve	10/24/2019	10/24/2019
Loan	30	630 W Lake		132,000		Rent Reserve	02/13/2020	02/13/2020
Loan	31	2 Laurel Drive		402,790		Debt Service Reserve (381,669); Free Rent Reserve (21,121.08)	02/07/2020	02/07/2020
Loan	32	CityLine Flagstaff					06/19/2020	06/19/2020
Loan	33	968-970 Gates Ave		775,600		Holdback Reserve (500,000); Debt Service Reserve (275,600)	03/12/2020	03/12/2020
Loan	34	CityLine Wisconsin	38,525	300,000		Roof Repair Reserve	05/28/2020	05/29/2020
Loan	35	StorQuest Self Storage - Modesto	11,188				02/14/2020	02/14/2020
Loan	36	StorQuest Self Storage - Ceres	1,375				02/13/2020	02/14/2020
Loan	37	Castle Rock Self Storage	28,375				03/06/2020	03/05/2020

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Franchise
				Expiration	Loan
Loan	ID	Property Name	PML/SEL (%)	Date	Purpose	Sponsor(24)	Guarantor(31)
Loan	1	Agellan Portfolio(2)(32)(33)	NAP		Refinance	Elad Canada Realty Inc.	Elad Genesis Limited Partnership
Property	1.01	Sarasota Distribution Hub	NAP	NAP
Property	1.02	Naperville Woods Office Center	NAP	NAP
Property	1.03	Southpark Business Park FOP	NAP	NAP
Property	1.04	Supervalu	NAP	NAP
Property	1.05	Plainfield Business Center IV	NAP	NAP
Property	1.06	Beltway III	NAP	NAP
Property	1.07	4405 Continental Dr	NAP	NAP
Property	1.08	Beltway IV	NAP	NAP
Property	1.09	Sandy Plains Business Park	NAP	NAP
Property	1.10	Coliseum Distribution Center #1	NAP	NAP
Property	1.11	Silber Industrial Park	NAP	NAP
Property	1.12	Southpark Business Park M	NAP	NAP
Property	1.13	West by Northwest Business Blvd	NAP	NAP
Property	1.14	Norcross Center	NAP	NAP
Property	1.15	Goshen Springs	NAP	NAP
Property	1.16	Long Point Center	NAP	NAP
Property	1.17	Corridor Park D	NAP	NAP
Property	1.18	Southport 1-4	NAP	NAP
Property	1.19	Jameel	NAP	NAP
Property	1.20	Beltway II	NAP	NAP
Property	1.21	Braker Center 4	NAP	NAP
Property	1.22	Northgreen 1-4	NAP	NAP
Property	1.23	Minimax	NAP	NAP
Property	1.24	Southpark Business Park E	NAP	NAP
Property	1.25	9385 Washington Blvd	NAP	NAP
Property	1.26	Rothway	NAP	NAP
Property	1.27	2730 Pinnacle	NAP	NAP
Property	1.28	Columbus West - Interchange Rd	NAP	NAP
Property	1.29	1346 Oakbrook Drive	NAP	NAP
Property	1.30	1230-1236 Hardt Circle	NAP	NAP
Property	1.31	Pine Forest Business Park	NAP	NAP
Property	1.32	Rittiman East Industrial Park #23 & 24	NAP	NAP
Property	1.33	1351 Oakbrook Drive	NAP	NAP
Property	1.34	1325 Oakbrook Drive	NAP	NAP
Property	1.35	490 Heartland Drive	NAP	NAP
Property	1.36	1265 Oakbrook Drive	NAP	NAP
Property	1.37	Columbus West - Business Park	NAP	NAP
Property	1.38	1155 Bowes Road	NAP	NAP
Property	1.39	1280 Oakbrook Drive	NAP	NAP
Property	1.40	Cox Business Center	NAP	NAP
Property	1.41	2002 Bloomingdale	NAP	NAP
Property	1.42	333 Charles Court	NAP	NAP
Property	1.43	483 Heartland Drive	NAP	NAP
Property	1.44	1256 Oakbrook Drive	NAP	NAP
Property	1.45	550 Heartland	NAP	NAP
Property	1.46	Rittiman East Industrial Park #22	NAP	NAP
Loan	2	Moffett Towers Buildings A, B & C(2)(32)	6.0%		Refinance	Jay Paul	Paul Guarantor LLC
Property	2.01	Moffett Towers Building A	6.0%	NAP
Property	2.02	Moffett Towers Building B	6.0%	NAP
Property	2.03	Moffett Towers Building C	6.0%	NAP
Loan	3	Tropical Distribution Center	NAP	NAP	Refinance	Brett Michael Lipman; Farshid Steve Shokouhi	Brett Michael Lipman; Farshid Steve Shokouhi
Loan	4	BX Industrial Portfolio(2)(32)	NAP		Refinance	BREIT Industrial Holdings LLC	BREIT Industrial Holdings LLC
Property	4.01	Bridgewater Center 1	NAP	NAP
Property	4.02	401 E Laraway Rd	NAP	NAP
Property	4.03	Rochelle 1	NAP	NAP
Property	4.04	350A Salem Church Rd	NAP	NAP
Property	4.05	Romeoville Bldg 1	NAP	NAP
Property	4.06	251 E Laraway Rd	NAP	NAP
Property	4.07	7940 Kentucky	NAP	NAP
Property	4.08	Mountain Top Distribution Center 2	NAP	NAP
Property	4.09	Enterprise Parkway	NAP	NAP
Property	4.10	Cavalier I	NAP	NAP
Property	4.11	1910 International	NAP	NAP
Property	4.12	Glen Dale	NAP	NAP
Property	4.13	Romeoville Bldg 2	NAP	NAP
Property	4.14	Enterprise Distribution Center 1	NAP	NAP
Property	4.15	2270 Woodale	NAP	NAP
Property	4.16	2950 Lexington Ave South	NAP	NAP
Property	4.17	Rivers Bend Center 1B	NAP	NAP
Property	4.18	DFW Logistics Center (Bldg 4)	NAP	NAP
Property	4.19	Rivers Bend Center 1C	NAP	NAP
Property	4.20	Territorial	NAP	NAP
Property	4.21	Diamond Hill 2	NAP	NAP
Property	4.22	Rivers Bend Center 2A	NAP	NAP
Property	4.23	Rivers Bend Center 1A	NAP	NAP
Property	4.24	Diamond Hill 3	NAP	NAP
Property	4.25	Whippany Business Center 1	NAP	NAP
Property	4.26	The Colony Land	NAP	NAP
Property	4.27	Shawnee Distribution Center 1	NAP	NAP
Property	4.28	Rivers Bend Center 2B	NAP	NAP
Property	4.29	7930 Kentucky	NAP	NAP
Property	4.30	Dues Dr Distribution Center 1	NAP	NAP
Property	4.31	Gibraltar	NAP	NAP
Property	4.32	Diamond Hill 1	NAP	NAP

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Franchise
				Expiration	Loan
Loan	ID	Property Name	PML/SEL (%)	Date	Purpose	Sponsor(24)	Guarantor(31)
Property	4.33	DFW Logistics Center (Bldg 3)	NAP	NAP
Property	4.34	Elk Grove Distribution Center 1	NAP	NAP
Property	4.35	1000 Lucas Way	NAP	NAP
Property	4.36	Lakeview	NAP	NAP
Property	4.37	DFW Logistics Center (Bldg 5)	NAP	NAP
Property	4.38	9756 International	NAP	NAP
Property	4.39	350B Salem Church Rd	NAP	NAP
Property	4.40	6105 Trenton Ln	NAP	NAP
Property	4.41	300 Salem Church Rd	NAP	NAP
Property	4.42	Tower	NAP	NAP
Property	4.43	1940 Fernbrook Ln	NAP	NAP
Property	4.44	Production Distribution Center 1	NAP	NAP
Property	4.45	Culpeper	NAP	NAP
Property	4.46	Fairfield Distribution Center 1	NAP	NAP
Property	4.47	Cavalier II	NAP	NAP
Property	4.48	World Park II	NAP	NAP
Property	4.49	Diamond Hill 4	NAP	NAP
Property	4.50	2290-2298 Woodale	NAP	NAP
Property	4.51	514 Butler Rd	NAP	NAP
Property	4.52	Northridge II	NAP	NAP
Property	4.53	2222 Woodale	NAP	NAP
Property	4.54	Northridge I	NAP	NAP
Property	4.55	Romeoville Distribution Center 1	NAP	NAP
Property	4.56	1825 Airport Exchange	NAP	NAP
Property	4.57	7453 Empire - Bldg C	NAP	NAP
Property	4.58	Rivers Bend Center 1D	NAP	NAP
Property	4.59	Heathrow	NAP	NAP
Property	4.60	2240-2250 Woodale	NAP	NAP
Property	4.61	273 Industrial Way	NAP	NAP
Property	4.62	7453 Empire - Bldg B	NAP	NAP
Property	4.63	7453 Empire - Bldg A	NAP	NAP
Property	4.64	Rivers Bend Center - Land	NAP	NAP
Property	4.65	Production Distribution Center 1B	NAP	NAP
Property	4.66	Bridgewater Center 2	NAP	NAP
Property	4.67	Laraway Land 1	NAP	NAP
Property	4.68	Laraway Land 2	NAP	NAP
Loan	5	MGM Grand & Mandalay Bay(2)(32)(34)	NAP		Acquisition	BREIT Operating Partnership L.P.; MGM Growth Properties Operating Partnership LP	BREIT Operating Partnership L.P.; MGM Growth Properties Operating Partnership LP
Property	5.01	MGM Grand	NAP	NAP
Property	5.02	Mandalay Bay	NAP	NAP
Loan	6	1633 Broadway(2)(32)(34)	NAP	NAP	Refinance	Paramount Group Operating Partnership LP	NAP
Loan	7	711 Fifth Avenue(2)(34)	NAP	NAP	Refinance	Bayerische Versorgungskammer; Deutsche Finance America LLC; DF Deutsche Finance Holding AG; Hessen Lawyers Pension Fund	NAP
Loan	8	280 North Bernardo(2)	13.0%	NAP	Refinance	Peter Pau	Peter Pau
Loan	9	420 Taylor Street(2)	13.0%	NAP	Refinance	Seven Equity Group; Nakash Holdings	Raymond Falack; Ralph Nakash
Loan	10	3000 Post Oak(2)(33)	NAP	NAP	Refinance	Norman Bobrow	Norman Bobrow
Loan	11	Chase Center Tower I(2)(32)	14.0%	NAP	Refinance	GSW Sports LLC; Uber Technologies, Inc.; Alexandria Real Estate Equities, Inc.	NAP
Loan	12	Chase Center Tower II(2)(32)	14.0%	NAP	Refinance	GSW Sports LLC; Uber Technologies, Inc.; Alexandria Real Estate Equities, Inc.	NAP
Loan	13	Brass Professional Center(2)	NAP	NAP	Refinance	Joe Richard Rodriguez	Joe Richard Rodriguez
Loan	14	Flushing Commons(35)	NAP	NAP	Acquisition	A Laboz Control Party; Joseph J. Sitt	Albert Laboz; Jason Laboz; Joseph Jody Laboz; Joseph J. Sitt
Loan	15	Apollo Education Group HQ Campus(2)	NAP	NAP	Refinance	Steven Elghanayan	Steven Elghanayan
Loan	16	Bellagio Hotel and Casino(2)(32)(34)	NAP	NAP	Acquisition	BREIT Operating Partnership L.P.	BREIT Operating Partnership L.P.
Loan	17	Southcenter Mall(2)	10.0%	NAP	Refinance	URW WEA LLC	URW WEA LLC
Loan	18	CityLine Augusta Portfolio	NAP		Acquisition	George Thacker; Lawrence Charles Kaplan; Richard Schontz	George Thacker; Lawrence Charles Kaplan; Richard Schontz
Property	18.01	Belair Dyess Self Storage	NAP	NAP
Property	18.02	Wheeler Self Storage	NAP	NAP
Loan	19	364 Lincoln(29)	NAP	NAP	Refinance	Bennat Berger	Bennat Berger
Loan	20	Jasmine Cove(34)	NAP	NAP	Refinance	Hudson Capital Investments, LLC; RW Winco Irrevocable Trust U/T/A dated November 1, 2002	Hudson Capital Investments, LLC; RW Winco Irrevocable Trust U/T/A dated November 1, 2002
Loan	21	Battery Park Lofts	NAP	NAP	Refinance	Yaron Kandelker	Yaron Kandelker
Loan	22	Kings Plaza(2)(33)(35)	NAP	NAP	Refinance	The Macerich Partnership, L.P.	The Macerich Partnership, L.P.
Loan	23	84 14th Street	NAP	NAP	Refinance	Joel Wertzberger	Joel Wertzberger
Loan	24	Edge 32 Apartments	NAP	NAP	Acquisition	Yaron Kandelker	Yaron Kandelker
Loan	25	Cambridge Club Apartments(29)	NAP	NAP	Recapitalization	Tyler Ross; Michael Colman; David Colman	Tyler Ross; Michael Colman; David Colman
Loan	26	1725 N Commerce Parkway	NAP	NAP	Refinance	MG3 REIT, LLC	MG3 REIT, LLC
Loan	27	CityLine Hattiesburg	NAP	NAP	Acquisition	George Thacker; Lawrence Charles Kaplan; Richard Schontz	George Thacker; Lawrence Charles Kaplan; Richard Schontz
Loan	28	OrthoSouth	Various		Acquisition	Louis J. Rogers	Louis J. Rogers
Property	28.01	Primary Parkway	9.0%	NAP
Property	28.02	Southaven	NAP	NAP
Loan	29	Strathmore Apartments	NAP	NAP	Refinance	Benton B. Kendig III	FGG Florida Partnership, Ltd.; Florida West Land Corp.
Loan	30	630 W Lake	NAP	NAP	Acquisition	Gustavo Spoliansky	Gustavo Spoliansky
Loan	31	2 Laurel Drive	NAP	NAP	Acquisition	Dina Ekstein; The David Ekstein 2013 Irrevocable Trust	Dina Ekstein; The David Ekstein 2013 Irrevocable Trust
Loan	32	CityLine Flagstaff	NAP	NAP	Acquisition	George Thacker; Lawrence Charles Kaplan; Richard Schontz	George Thacker; Lawrence Charles Kaplan; Richard Schontz
Loan	33	968-970 Gates Ave	NAP	NAP	Refinance	Shloime Goldstein; Solomon Weiss	Shloime Goldstein; Solomon Weiss
Loan	34	CityLine Wisconsin	NAP	NAP	Acquisition	George Thacker; Lawrence Charles Kaplan; Richard Schontz	George Thacker; Lawrence Charles Kaplan; Richard Schontz
Loan	35	StorQuest Self Storage - Modesto	4.0%	NAP	Refinance	Donald Payne	Donald Payne
Loan	36	StorQuest Self Storage - Ceres	5.0%	NAP	Refinance	Donald Payne	Donald Payne
Loan	37	Castle Rock Self Storage	NAP	NAP	Refinance	Richard A. Graham, Jr.	Richard A. Graham, Jr.

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Existing
							Additional Sub Debt
Loan	ID	Property Name	Previous Securitization	Non-Trust Pari Passu Original Balance	Non-Trust Pari Passu Cut-off Date Balance	Non-Trust Pari Passu Balloon Balance	Amount
Loan	1	Agellan Portfolio(2)(32)(33)	MSC 2019-AGLN	156,000,000	156,000,000	156,000,000	172,000,000
Property	1.01	Sarasota Distribution Hub		19,660,645	19,660,645	19,660,645
Property	1.02	Naperville Woods Office Center		19,525,161	19,525,161	19,525,161
Property	1.03	Southpark Business Park FOP		9,905,806	9,905,806	9,905,806
Property	1.04	Supervalu		7,474,839	7,474,839	7,474,839
Property	1.05	Plainfield Business Center IV		6,840,000	6,840,000	6,840,000
Property	1.06	Beltway III		5,705,806	5,705,806	5,705,806
Property	1.07	4405 Continental Dr		5,322,581	5,322,581	5,322,581
Property	1.08	Beltway IV		4,881,290	4,881,290	4,881,290
Property	1.09	Sandy Plains Business Park		4,513,548	4,513,548	4,513,548
Property	1.10	Coliseum Distribution Center #1		4,455,484	4,455,484	4,455,484
Property	1.11	Silber Industrial Park		4,002,581	4,002,581	4,002,581
Property	1.12	Southpark Business Park M		3,716,129	3,716,129	3,716,129
Property	1.13	West by Northwest Business Blvd		3,630,968	3,630,968	3,630,968
Property	1.14	Norcross Center		3,491,613	3,491,613	3,491,613
Property	1.15	Goshen Springs		3,034,839	3,034,839	3,034,839
Property	1.16	Long Point Center		2,949,677	2,949,677	2,949,677
Property	1.17	Corridor Park D		2,922,581	2,922,581	2,922,581
Property	1.18	Southport 1-4		2,837,419	2,837,419	2,837,419
Property	1.19	Jameel		2,837,419	2,837,419	2,837,419
Property	1.20	Beltway II		2,752,258	2,752,258	2,752,258
Property	1.21	Braker Center 4		2,667,097	2,667,097	2,667,097
Property	1.22	Northgreen 1-4		2,438,710	2,438,710	2,438,710
Property	1.23	Minimax		2,299,355	2,299,355	2,299,355
Property	1.24	Southpark Business Park E		2,129,032	2,129,032	2,129,032
Property	1.25	9385 Washington Blvd		2,070,968	2,070,968	2,070,968
Property	1.26	Rothway		2,043,871	2,043,871	2,043,871
Property	1.27	2730 Pinnacle		1,730,323	1,730,323	1,730,323
Property	1.28	Columbus West - Interchange Rd		1,602,581	1,602,581	1,602,581
Property	1.29	1346 Oakbrook Drive		1,532,903	1,532,903	1,532,903
Property	1.30	1230-1236 Hardt Circle		1,474,839	1,474,839	1,474,839
Property	1.31	Pine Forest Business Park		1,389,677	1,389,677	1,389,677
Property	1.32	Rittiman East Industrial Park #23 & 24		1,099,355	1,099,355	1,099,355
Property	1.33	1351 Oakbrook Drive		1,091,613	1,091,613	1,091,613
Property	1.34	1325 Oakbrook Drive		1,080,000	1,080,000	1,080,000
Property	1.35	490 Heartland Drive		1,064,516	1,064,516	1,064,516
Property	1.36	1265 Oakbrook Drive		1,037,419	1,037,419	1,037,419
Property	1.37	Columbus West - Business Park		994,839	994,839	994,839
Property	1.38	1155 Bowes Road		979,355	979,355	979,355
Property	1.39	1280 Oakbrook Drive		963,871	963,871	963,871
Property	1.40	Cox Business Center		952,258	952,258	952,258
Property	1.41	2002 Bloomingdale		867,097	867,097	867,097
Property	1.42	333 Charles Court		851,613	851,613	851,613
Property	1.43	483 Heartland Drive		851,613	851,613	851,613
Property	1.44	1256 Oakbrook Drive		836,129	836,129	836,129
Property	1.45	550 Heartland		750,968	750,968	750,968
Property	1.46	Rittiman East Industrial Park #22		739,355	739,355	739,355
Loan	2	Moffett Towers Buildings A, B & C(2)(32)		368,000,000	368,000,000	368,000,000	327,000,000
Property	2.01	Moffett Towers Building A	COMM 2013-LC6, COMM 2013-CCRE6, COMM 2013-CCRE7	114,701,299	114,701,299	114,701,299
Property	2.02	Moffett Towers Building B	COMM 2013-LC6, COMM 2013-CCRE6, COMM 2013-CCRE7	126,649,351	126,649,351	126,649,351
Property	2.03	Moffett Towers Building C	COMM 2013-LC6, COMM 2013-CCRE6, COMM 2013-CCRE7	126,649,351	126,649,351	126,649,351
Loan	3	Tropical Distribution Center
Loan	4	BX Industrial Portfolio(2)(32)		310,682,660	310,682,660	310,682,660	268,744,955
Property	4.01	Bridgewater Center 1		21,123,548	21,123,548	21,123,548
Property	4.02	401 E Laraway Rd		13,810,295	13,810,295	13,810,295
Property	4.03	Rochelle 1		11,296,364	11,296,364	11,296,364
Property	4.04	350A Salem Church Rd		10,773,989	10,773,989	10,773,989
Property	4.05	Romeoville Bldg 1		9,827,184	9,827,184	9,827,184
Property	4.06	251 E Laraway Rd		9,500,699	9,500,699	9,500,699
Property	4.07	7940 Kentucky		9,468,051	9,468,051	9,468,051
Property	4.08	Mountain Top Distribution Center 2		7,868,277	7,868,277	7,868,277
Property	4.09	Enterprise Parkway		7,639,738	7,639,738	7,639,738
Property	4.10	Cavalier I		7,541,792	7,541,792	7,541,792
Property	4.11	1910 International		6,790,878	6,790,878	6,790,878
Property	4.12	Glen Dale		6,268,503	6,268,503	6,268,503
Property	4.13	Romeoville Bldg 2		6,170,557	6,170,557	6,170,557
Property	4.14	Enterprise Distribution Center 1		5,713,479	5,713,479	5,713,479
Property	4.15	2270 Woodale		5,582,885	5,582,885	5,582,885
Property	4.16	2950 Lexington Ave South		5,484,940	5,484,940	5,484,940
Property	4.17	Rivers Bend Center 1B		5,452,291	5,452,291	5,452,291
Property	4.18	DFW Logistics Center (Bldg 4)		5,354,346	5,354,346	5,354,346
Property	4.19	Rivers Bend Center 1C		5,158,455	5,158,455	5,158,455
Property	4.20	Territorial		5,060,510	5,060,510	5,060,510
Property	4.21	Diamond Hill 2		5,027,861	5,027,861	5,027,861
Property	4.22	Rivers Bend Center 2A		4,962,565	4,962,565	4,962,565
Property	4.23	Rivers Bend Center 1A		4,897,268	4,897,268	4,897,268
Property	4.24	Diamond Hill 3		4,864,619	4,864,619	4,864,619
Property	4.25	Whippany Business Center 1		4,799,322	4,799,322	4,799,322
Property	4.26	The Colony Land		4,636,080	4,636,080	4,636,080
Property	4.27	Shawnee Distribution Center 1		4,603,432	4,603,432	4,603,432
Property	4.28	Rivers Bend Center 2B		4,538,135	4,538,135	4,538,135
Property	4.29	7930 Kentucky		4,505,486	4,505,486	4,505,486
Property	4.30	Dues Dr Distribution Center 1		4,440,189	4,440,189	4,440,189
Property	4.31	Gibraltar		4,407,541	4,407,541	4,407,541
Property	4.32	Diamond Hill 1		4,407,541	4,407,541	4,407,541

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Existing
							Additional Sub Debt
Loan	ID	Property Name	Previous Securitization	Non-Trust Pari Passu Original Balance	Non-Trust Pari Passu Cut-off Date Balance	Non-Trust Pari Passu Balloon Balance	Amount
Property	4.33	DFW Logistics Center (Bldg 3)		4,407,541	4,407,541	4,407,541
Property	4.34	Elk Grove Distribution Center 1		4,276,947	4,276,947	4,276,947
Property	4.35	1000 Lucas Way		4,276,947	4,276,947	4,276,947
Property	4.36	Lakeview		4,244,299	4,244,299	4,244,299
Property	4.37	DFW Logistics Center (Bldg 5)		4,015,759	4,015,759	4,015,759
Property	4.38	9756 International		3,819,869	3,819,869	3,819,869
Property	4.39	350B Salem Church Rd		3,591,330	3,591,330	3,591,330
Property	4.40	6105 Trenton Ln		3,591,330	3,591,330	3,591,330
Property	4.41	300 Salem Church Rd		3,558,681	3,558,681	3,558,681
Property	4.42	Tower		3,526,033	3,526,033	3,526,033
Property	4.43	1940 Fernbrook Ln		3,526,033	3,526,033	3,526,033
Property	4.44	Production Distribution Center 1		3,428,087	3,428,087	3,428,087
Property	4.45	Culpeper		3,395,439	3,395,439	3,395,439
Property	4.46	Fairfield Distribution Center 1		3,362,790	3,362,790	3,362,790
Property	4.47	Cavalier II		3,297,494	3,297,494	3,297,494
Property	4.48	World Park II		2,938,361	2,938,361	2,938,361
Property	4.49	Diamond Hill 4		2,873,064	2,873,064	2,873,064
Property	4.50	2290-2298 Woodale		2,677,173	2,677,173	2,677,173
Property	4.51	514 Butler Rd		2,611,876	2,611,876	2,611,876
Property	4.52	Northridge II		2,481,282	2,481,282	2,481,282
Property	4.53	2222 Woodale		2,383,337	2,383,337	2,383,337
Property	4.54	Northridge I		2,285,392	2,285,392	2,285,392
Property	4.55	Romeoville Distribution Center 1		2,154,798	2,154,798	2,154,798
Property	4.56	1825 Airport Exchange		1,958,907	1,958,907	1,958,907
Property	4.57	7453 Empire - Bldg C		1,893,610	1,893,610	1,893,610
Property	4.58	Rivers Bend Center 1D		1,697,719	1,697,719	1,697,719
Property	4.59	Heathrow		1,599,774	1,599,774	1,599,774
Property	4.60	2240-2250 Woodale		1,371,235	1,371,235	1,371,235
Property	4.61	273 Industrial Way		1,191,668	1,191,668	1,191,668
Property	4.62	7453 Empire - Bldg B		1,142,696	1,142,696	1,142,696
Property	4.63	7453 Empire - Bldg A		995,778	995,778	995,778
Property	4.64	Rivers Bend Center - Land		130,594	130,594	130,594
Property	4.65	Production Distribution Center 1B		0	0	0
Property	4.66	Bridgewater Center 2		0	0	0
Property	4.67	Laraway Land 1		0	0	0
Property	4.68	Laraway Land 2		0	0	0
Loan	5	MGM Grand & Mandalay Bay(2)(32)(34)		1,569,200,000	1,569,200,000	1,569,200,000	1,365,800,000
Property	5.01	MGM Grand		855,214,000	855,214,000	855,214,000
Property	5.02	Mandalay Bay		713,986,000	713,986,000	713,986,000
Loan	6	1633 Broadway(2)(32)(34)		938,150,000	938,150,000	938,150,000	249,000,000
Loan	7	711 Fifth Avenue(2)(34)		500,000,000	500,000,000	500,000,000
Loan	8	280 North Bernardo(2)		31,000,000	31,000,000	31,000,000
Loan	9	420 Taylor Street(2)	BANC 2016-CRE1, BANC 2018-CRE4	50,000,000	50,000,000	45,180,607
Loan	10	3000 Post Oak(2)(33)	GSMS 2011-GC3	45,000,000	45,000,000	45,000,000
Loan	11	Chase Center Tower I(2)(32)		127,496,250	127,496,250	127,496,250	178,090,000
Loan	12	Chase Center Tower II(2)(32)		108,753,750	108,753,750	108,753,750	151,910,000
Loan	13	Brass Professional Center(2)		25,000,000	25,000,000	20,951,597
Loan	14	Flushing Commons(35)
Loan	15	Apollo Education Group HQ Campus(2)	CGCMT 2015-GC29	65,000,000	65,000,000	65,000,000
Loan	16	Bellagio Hotel and Casino(2)(32)(34)		1,654,950,000	1,654,950,000	1,654,950,000	1,333,800,000
Loan	17	Southcenter Mall(2)		198,000,000	198,000,000	198,000,000
Loan	18	CityLine Augusta Portfolio
Property	18.01	Belair Dyess Self Storage
Property	18.02	Wheeler Self Storage
Loan	19	364 Lincoln(29)
Loan	20	Jasmine Cove(34)	FNA 2013-M3
Loan	21	Battery Park Lofts
Loan	22	Kings Plaza(2)(33)(35)	GSMS 2013-KING	472,891,892	472,891,892	472,891,892
Loan	23	84 14th Street
Loan	24	Edge 32 Apartments
Loan	25	Cambridge Club Apartments(29)
Loan	26	1725 N Commerce Parkway
Loan	27	CityLine Hattiesburg	MLMT 2006-C1
Loan	28	OrthoSouth
Property	28.01	Primary Parkway
Property	28.02	Southaven
Loan	29	Strathmore Apartments
Loan	30	630 W Lake
Loan	31	2 Laurel Drive
Loan	32	CityLine Flagstaff	CGCMT 2014-GC19
Loan	33	968-970 Gates Ave
Loan	34	CityLine Wisconsin	UBSCM 2018-C8
Loan	35	StorQuest Self Storage - Modesto
Loan	36	StorQuest Self Storage - Ceres
Loan	37	Castle Rock Self Storage	WFRBS 2011-C5

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Future Debt	Whole Loan	Mezzanine
					Permitted	Interest	Interest
Loan	ID	Property Name	Existing Additional Sub Debt Description	Existing Mezzanine Debt	Type	Rate	Rate
Loan	1	Agellan Portfolio(2)(32)(33)	$172,000,000 B-Notes	31,000,000	NAP	4.53080446650124%	9.00000%
Property	1.01	Sarasota Distribution Hub
Property	1.02	Naperville Woods Office Center
Property	1.03	Southpark Business Park FOP
Property	1.04	Supervalu
Property	1.05	Plainfield Business Center IV
Property	1.06	Beltway III
Property	1.07	4405 Continental Dr
Property	1.08	Beltway IV
Property	1.09	Sandy Plains Business Park
Property	1.10	Coliseum Distribution Center #1
Property	1.11	Silber Industrial Park
Property	1.12	Southpark Business Park M
Property	1.13	West by Northwest Business Blvd
Property	1.14	Norcross Center
Property	1.15	Goshen Springs
Property	1.16	Long Point Center
Property	1.17	Corridor Park D
Property	1.18	Southport 1-4
Property	1.19	Jameel
Property	1.20	Beltway II
Property	1.21	Braker Center 4
Property	1.22	Northgreen 1-4
Property	1.23	Minimax
Property	1.24	Southpark Business Park E
Property	1.25	9385 Washington Blvd
Property	1.26	Rothway
Property	1.27	2730 Pinnacle
Property	1.28	Columbus West - Interchange Rd
Property	1.29	1346 Oakbrook Drive
Property	1.30	1230-1236 Hardt Circle
Property	1.31	Pine Forest Business Park
Property	1.32	Rittiman East Industrial Park #23 & 24
Property	1.33	1351 Oakbrook Drive
Property	1.34	1325 Oakbrook Drive
Property	1.35	490 Heartland Drive
Property	1.36	1265 Oakbrook Drive
Property	1.37	Columbus West - Business Park
Property	1.38	1155 Bowes Road
Property	1.39	1280 Oakbrook Drive
Property	1.40	Cox Business Center
Property	1.41	2002 Bloomingdale
Property	1.42	333 Charles Court
Property	1.43	483 Heartland Drive
Property	1.44	1256 Oakbrook Drive
Property	1.45	550 Heartland
Property	1.46	Rittiman East Industrial Park #22
Loan	2	Moffett Towers Buildings A, B & C(2)(32)	B-Note	None	NAP	3.49000%	NAP
Property	2.01	Moffett Towers Building A
Property	2.02	Moffett Towers Building B
Property	2.03	Moffett Towers Building C
Loan	3	Tropical Distribution Center	None	None	NAP		NAP
Loan	4	BX Industrial Portfolio(2)(32)	$85,724,445 B-Note; $129,885,523 C-Note; $53,134,987 D-Note	None	NAP	3.30503939035944%	NAP
Property	4.01	Bridgewater Center 1
Property	4.02	401 E Laraway Rd
Property	4.03	Rochelle 1
Property	4.04	350A Salem Church Rd
Property	4.05	Romeoville Bldg 1
Property	4.06	251 E Laraway Rd
Property	4.07	7940 Kentucky
Property	4.08	Mountain Top Distribution Center 2
Property	4.09	Enterprise Parkway
Property	4.10	Cavalier I
Property	4.11	1910 International
Property	4.12	Glen Dale
Property	4.13	Romeoville Bldg 2
Property	4.14	Enterprise Distribution Center 1
Property	4.15	2270 Woodale
Property	4.16	2950 Lexington Ave South
Property	4.17	Rivers Bend Center 1B
Property	4.18	DFW Logistics Center (Bldg 4)
Property	4.19	Rivers Bend Center 1C
Property	4.20	Territorial
Property	4.21	Diamond Hill 2
Property	4.22	Rivers Bend Center 2A
Property	4.23	Rivers Bend Center 1A
Property	4.24	Diamond Hill 3
Property	4.25	Whippany Business Center 1
Property	4.26	The Colony Land
Property	4.27	Shawnee Distribution Center 1
Property	4.28	Rivers Bend Center 2B
Property	4.29	7930 Kentucky
Property	4.30	Dues Dr Distribution Center 1
Property	4.31	Gibraltar
Property	4.32	Diamond Hill 1

Benchmark 2020-B18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Future Debt	Whole Loan	Mezzanine
					Permitted	Interest	Interest
Loan	ID	Property Name	Existing Additional Sub Debt Description	Existing Mezzanine Debt	Type	Rate	Rate
Property	4.33	DFW Logistics Center (Bldg 3)
Property	4.34	Elk Grove Distribution Center 1
Property	4.35	1000 Lucas Way
Property	4.36	Lakeview
Property	4.37	DFW Logistics Center (Bldg 5)
Property	4.38	9756 International
Property	4.39	350B Salem Church Rd
Property	4.40	6105 Trenton Ln
Property	4.41	300 Salem Church Rd
Property	4.42	Tower
Property	4.43	1940 Fernbrook Ln
Property	4.44	Production Distribution Center 1
Property	4.45	Culpeper
Property	4.46	Fairfield Distribution Center 1
Property	4.47	Cavalier II
Property	4.48	World Park II
Property	4.49	Diamond Hill 4
Property	4.50	2290-2298 Woodale
Property	4.51	514 Butler Rd
Property	4.52	Northridge II
Property	4.53	2222 Woodale
Property	4.54	Northridge I
Property	4.55	Romeoville Distribution Center 1
Property	4.56	1825 Airport Exchange
Property	4.57	7453 Empire - Bldg C
Property	4.58	Rivers Bend Center 1D
Property	4.59	Heathrow
Property	4.60	2240-2250 Woodale
Property	4.61	273 Industrial Way
Property	4.62	7453 Empire - Bldg B
Property	4.63	7453 Empire - Bldg A
Property	4.64	Rivers Bend Center - Land
Property	4.65	Production Distribution Center 1B
Property	4.66	Bridgewater Center 2
Property	4.67	Laraway Land 1
Property	4.68	Laraway Land 2
Loan	5	MGM Grand & Mandalay Bay(2)(32)(34)	$804,400,000 B-Notes; $561,400,000 C-Notes	None	Mezzanine	3.55800%	NAP
Property	5.01	MGM Grand
Property	5.02	Mandalay Bay
Loan	6	1633 Broadway(2)(32)(34)	B-Note	None	Equityholder Debt or Debt-Like Preferred Equity	2.99000%	NAP
Loan	7	711 Fifth Avenue(2)(34)	None	None	Mezzanine	3.16000%	NAP
Loan	8	280 North Bernardo(2)	None	None	NAP	3.95000%	NAP
Loan	9	420 Taylor Street(2)	None	None	NAP	3.75000%	NAP
Loan	10	3000 Post Oak(2)(33)	None	20,000,000	NAP	4.98750%	10.00000%
Loan	11	Chase Center Tower I(2)(32)	$83,637,000 B-Note; $94,453,000 C-Note	None	NAP	4.50000486195182%	NAP
Loan	12	Chase Center Tower II(2)(32)	$71,363,000 B-Note; $80,547,000 C-Note	None	NAP	4.4999624243302%	NAP
Loan	13	Brass Professional Center(2)	None	None	NAP	4.75000%	NAP
Loan	14	Flushing Commons(35)	None	3,975,906	NAP		4.50000%
Loan	15	Apollo Education Group HQ Campus(2)	None	None	NAP	3.35000%	NAP
Loan	16	Bellagio Hotel and Casino(2)(32)(34)	$650,500,000 B-Notes; $683,300,000 C-Notes	None	Mezzanine	3.66500%	NAP
Loan	17	Southcenter Mall(2)	None	None	NAP	2.88000%	NAP
Loan	18	CityLine Augusta Portfolio	None	None	NAP		NAP
Property	18.01	Belair Dyess Self Storage
Property	18.02	Wheeler Self Storage
Loan	19	364 Lincoln(29)	None	None	NAP		NAP
Loan	20	Jasmine Cove(34)	None	None	Mezzanine		NAP
Loan	21	Battery Park Lofts	None	None	NAP		NAP
Loan	22	Kings Plaza(2)(33)(35)	None	53,000,000	NAP	3.35880%	6.00000%
Loan	23	84 14th Street	None	None	NAP		NAP
Loan	24	Edge 32 Apartments	None	None	NAP		NAP
Loan	25	Cambridge Club Apartments(29)	None	None	NAP		NAP
Loan	26	1725 N Commerce Parkway	None	None	NAP		NAP
Loan	27	CityLine Hattiesburg	None	None	NAP		NAP
Loan	28	OrthoSouth	None	None	NAP		NAP
Property	28.01	Primary Parkway
Property	28.02	Southaven
Loan	29	Strathmore Apartments	None	None	NAP		NAP
Loan	30	630 W Lake	None	None	NAP		NAP
Loan	31	2 Laurel Drive	None	None	NAP		NAP
Loan	32	CityLine Flagstaff	None	None	NAP		NAP
Loan	33	968-970 Gates Ave	None	None	NAP		NAP
Loan	34	CityLine Wisconsin	None	None	NAP		NAP
Loan	35	StorQuest Self Storage - Modesto	None	None	NAP		NAP
Loan	36	StorQuest Self Storage - Ceres	None	None	NAP		NAP
Loan	37	Castle Rock Self Storage	None	None	NAP		NAP

Benchmark 2020-B18
FOOTNOTES TO ANNEX A-1

(1) GACC—German American Capital Corporation or one of its affiliates; GSMC—Goldman Sachs, Mortgage Company or one of its affiliates; JPMCB—JPMorgan Chase Bank, National Association or one of its affiliates; CREFI—Citi Real Estate Funding Inc. or one of its affiliates.

(2)

Loan Number	Mortgage Loan Seller	Property Name	Cut-off Date Balance ($)	Non-Trust Pari Passu Cut-off Date Balance	Controlling Note	Governing PSA
1	JPMCB	Agellan Portfolio	$75,000,000	$156,000,000	No	Future Securitization
2	GSMC	Moffett Towers Buildings A, B & C	$75,000,000	$368,000,000	No	MOFT 2020-ABC
4	GACC	BX Industrial Portfolio	$70,000,000	$310,682,660	No	BMARK 2020-IG3
5	CREFI/GACC	MGM Grand & Mandalay Bay	$65,000,000	$1,569,200,000	No	BX 2020-VIVA
6	GACC/JPMCB	1633 Broadway	$62,850,000	$938,150,000	No	BWAY 2019-1633
7	GSMC	711 Fifth Avenue	$45,000,000	$500,000,000	No	GSMS 2020-GC47
8	GACC	280 North Bernardo	$40,000,000	$31,000,000	Yes	BMARK 2020-B18
9	JPMCB/CREFI	420 Taylor Street	$38,000,000	$50,000,000	Yes	BMARK 2020-B18
10	JPMCB	3000 Post Oak	$35,000,000	$45,000,000	Yes	BMARK 2020-B18
11	JPMCB	Chase Center Tower I	$18,213,750	$127,496,250	No	BMARK 2020-IG2
12	JPMCB	Chase Center Tower II	$15,536,250	$108,753,750	No	BMARK 2020-IG2
13	GSMC	Brass Professional Center	$32,700,000	$25,000,000	Yes	BMARK 2020-B18
15	JPMCB	Apollo Education Group HQ Campus	$26,500,000	$65,000,000	No	BMARK 2020-B17
16	JPMCB	Bellagio Hotel and Casino	$21,250,000	$1,654,950,000	No	BX 2019-OC11
17	GACC	Southcenter Mall	$20,000,000	$198,000,000	No	GSMS 2020-GC45
22	JPMCB	Kings Plaza	$14,108,108	$472,891,892	No	BMARK 2020-B17

(3)	With respect to any Mortgaged Property securing a multi–property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut–off Date Balance ($)” reflect the Allocated Loan Amount related to such Mortgaged Property.

●      Loan No. 1 – Agellan Portfolio

●      Loan No. 2 – Moffett Towers Buildings A, B & C

●      Loan No. 4 – BX Industrial Portfolio

●      Loan No. 5 – MGM Grand & Mandalay Bay

●      Loan No. 11 – Chase Center Tower I

●      Loan No. 12 – Chase Center Tower II

●      Loan No. 18 – CityLine Augusta Portfolio

●      Loan No. 28 – OrthoSouth

(4)

		Multifamily			Retail			Office
Loan No.	Property Name	Units	Occ.	% of UW Base Rent	NRA (sq. ft.)	Occ.	% of UW Base Rent	NRA (sq. ft.)	Occ.	% of UW Base Rent
7	711 Fifth Avenue				53,798	98.4%	78.5%	286,226	72.3%	21.5%
30	630 W Lake	18	100.0%	46.2%	10,153	100.0%	53.8%

Loan No. 4 – BX Industrial Portfolio – Five of the Mortgaged Properties are Leased Fee and account for approximately 1.9% of the total allocated loan amount. These five properties are not included in square footage calculations and do not account for any U/W Base Rent.

Loan No. 5 – MGM Grand & Mandalay Bay – Each of the related Mortgaged Properties consist of a resort and casino and, as of the trailing twelve months ending March 31, 2020 (i) with respect to the Mandalay Bay Mortgaged Property, approximately 34.1% of the revenues were from hotel rooms, approximately 30.2% of the revenues were from food and beverage sales, approximately 13.2% of the revenues were from gaming, and approximately 22.5% of the revenues were from other sources and (ii) with respect to the MGM Grand Mortgaged Property, approximately 27.2% of the revenues were from hotel rooms, approximately 29.4% of the revenues were from food and beverage sales, approximately 22.0% of the revenues were from gaming, and approximately 21.5% of the revenues were from other sources.

Loan No. 6 – 1633 Broadway – The Mortgaged Property includes 145,192 sq. ft. of theater space, constituting approximately 5.7% of the net rentable area at the Mortgaged Property, and approximately 80,000 sq. ft. of retail space, constituting approximately 3.1% of the net rentable area at the Mortgaged Property, of which approximately 40,000 sq. ft. is vacant.

Loan No. 16 – Bellagio Hotel and Casino – As of the trailing 12 months ended March 31, 2020, approximately 71.9% of the total revenues from the Mortgaged Property comes from sources other than the hotel operation, including the following: (a) casino (29.9%), (b) food and beverage (24.6%), (c) entertainment (9.0%), (d) retail (4.4%) and (e) other operations (3.9%).

(5)

Loan No. 3 – Tropical Distribution Center – The Mortgage Loan has an anticipated repayment date of the payment date in July 2030 (the “ARD”) and a final maturity date of the payment date in June 2034 (“Final Maturity Date”). Prior to the ARD, the Mortgage Loan accrues interest at a fixed rate equal to 3.59300% per annum (the “Initial Interest Rate”) and requires monthly payments of interest only at the Initial Interest Rate. From and after the ARD, (i) the Mortgage Loan accrues interest at the greater of (x) 6.09300% and (y) the 10–year swap rate as of the ARD plus 250 basis points (not to exceed the maximum rate permitted by applicable law) (the “Adjusted Interest Rate”) and requires monthly payments of interest only at the Initial Interest Rate, and (ii) the excess of interest accruing at the Adjusted Interest Rate over interest accruing at the Initial Interest Rate will accrue, will be deferred to the Final Maturity Date and, to the extent permitted by applicable law, will earn interest at the Adjusted Interest Rate.

Loan No. 5 – MGM Grand & Mandalay Bay – The MGM Grand & Mandalay Bay Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of March 5, 2030 and a final maturity date of March 5, 2032. After the ARD, the following structure would apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y)(1) the ARD Treasury Note Rate in effect on the ARD (such new rate, the “Adjusted Interest Rate”) plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined in the related loan agreement) will be applied first to pay monthly additional interest amounts which, to the extent not paid, will be deferred (together with interest accrued thereon at the Adjusted Interest Rate) and added to the principal balance of the applicable note(s) comprising a portion of the MGM Grand & Mandalay Bay Whole Loan in the manner set forth in the MGM Grand & Mandalay Bay Whole Loan documents, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to principal of the MGM Grand & Mandalay Bay Whole Loan in the manner set forth in the MGM Grand & Mandalay Bay Whole Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan(s)” in this Preliminary Prospectus.

(6)	The Administrative Cost Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub–servicing fee, trustee/certificate administrator fee, operating advisor fee, and CREFC® license fee with respect to each Mortgage Loan. For purposes of this annex A–1, the definition of Administrative Fee Rate as it relates to any Non–Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing or any sub–servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non–Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. See the table titled “Non–Serviced Whole Loans” under “Summary of Terms—Offered Certificates—Servicing and Administration Fees” in this Preliminary Prospectus.

(7)

Loan No. 1 – Agellan Portfolio – On the Closing Date, JPMCB is contributing the initial interest deposit amount to the Issuing Entity to cover one month’s interest that would have accrued with respect to the whole loan at the related net mortgage rate, and each of the First Payment Date, Original Term to Maturity or ARD and Remaining Term to Maturity or ARD reflects the foregoing. The whole loan’s actual First Payment Date under the related whole loan documents is September 7, 2020, with a loan term of 60 months.

Loan No. 9 – 420 Taylor Street – On the Closing Date, the Mortgage Loan Seller is contributing the initial interest deposit amount to the Issuing Entity to cover one month’s interest that would have accrued with respect to the whole loan at the related net mortgage rate, and each of the First Payment Date, Original Term to Maturity or ARD and Remaining Term to Maturity or ARD reflects the foregoing. The whole loan’s actual First Payment Date under the related whole loan documents is September 6, 2020, with a loan term of 120 months. Beginning on the first payment date occurring on September 6, 2020, the 420 Taylor Street Whole Loan will initially have an amortization period of 60 months. Commencing on the 61st payment date occurring on September 6, 2025, of the 420 Taylor Street Whole Loan will have an interest only period of 60 months.

Loan No. 13 – Brass Professional Center – Under the terms of the related Mortgage Loan documents, the first payment date is September 6, 2020, the original interest only period and the Remaining Interest Only Period are both 12 months, and the Original Term to Maturity or ARD and Remaining Term to Maturity or ARD are both 120 months. However, due to the fact that the related mortgage loan seller will contribute an initial interest deposit amount to the Issuing Entity on the Closing Date to cover an amount that represents one–month’s interest that would have accrued with respect to the Mortgage Loan at the related net mortgage rate with respect to an August

2020 payment date, such Mortgage Loan is being treated as having a first payment date on August 6, 2020, an original interest only period and Remaining Interest Only Period of 13 months, and an Original Term to Maturity or ARD and Remaining Term to Maturity or ARD of 121 months.

Loan No. 18 – CityLine Augusta Portfolio – Under the terms of the related Mortgage Loan documents, the first due date is September 6, 2020, the original interest only period and the Remaining Interest Only Period is 120 months, and the Original Term to Maturity or ARD and Remaining Term to Maturity or ARD is 120 months. However, due to the fact that the related mortgage loan seller will contribute an initial interest deposit amount to the Issuing Entity on the Closing Date to cover an amount that represents one–month’s interest that would have accrued with respect to the Mortgage Loan at the related net mortgage rate with respect to an assumed August 2020 payment date, such Mortgage Loan is being treated as having a First Payment Date on August 6, 2020, an –original interest only period and – Remaining Interest Only Period of 121 months, and an Original Term to Maturity or ARD and Remaining Term to Maturity or ARD of 121 months.

Loan No. 27 – CityLine Hattiesburg – Under the terms of the related Mortgage Loan documents, the first due date is September 6, 2020, the original interest–only period and the Remaining Interest Only Period is 36 months, and the Original Term to Maturity or ARD and Remaining Term to Maturity or ARD is 120 months. However, due to the fact that the related mortgage loan seller will contribute an initial interest deposit amount to the Issuing Entity on the Closing Date to cover an amount that represents one–month’s interest that would have accrued with respect to the Mortgage Loan at the related net mortgage rate with respect to an assumed August 2020 payment date, such Mortgage Loan is being treated as having a First Payment Date on August 6, 2020, an original interest only period and Remaining Interest Only Period of 37 months, and an Original Term to Maturity or ARD and Remaining Term to Maturity or ARD of 121 months.

Loan No. 28 – OrthoSouth – Under the terms of the related Mortgage Loan documents, the first due date is September 6, 2020, the original interest-only period and the Remaining Interest Only Period is 24 months, and the Original Term to Maturity or ARD and Remaining Term to Maturity or ARD is 120 months. However, due to the fact that the related Mortgage Loan Seller will contribute an initial interest deposit amount to the Issuing Entity on the Closing Date to cover an amount that represents one–month’s interest that would have accrued with respect to the Mortgage Loan at the related net mortgage rate with respect to an August 2020 payment date, such Mortgage Loan is being treated as having a First Payment Date on August 6, 2020, an –original interest only period and – Remaining Interest Only Period of 25 months, and an Original Term to Maturity or ARD and Remaining Term to Maturity or ARD of 121 months.

(8)

Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date are shown based on the interest only payments during the 12–month period following the Cut–off Date (or, in the case of Monthly Debt Service ($), the average of such interest only payments) without regard to leap year adjustments.

Loan No. 4 – BX Industrial Portfolio – With respect to Loan No. 4, BX Industrial Portfolio, the related whole loan is split between (i) a 17-month revolving floating rate loan with five, one-year extension options (the “BX Industrial Portfolio Floating Rate Loan”) with an aggregate Cut-off Date principal balance of approximately $99.4 million, and (ii) an 77-month fixed rate componentized loan (the “BX Industrial Portfolio Fixed Rate Loan”) comprised of (A) a senior fixed rate loan (the “BX Industrial Portfolio Senior Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $322.4 million evidenced by eight A-Notes, and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio Subordinate Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $227.6 million, evidenced by Note A-1-B, Note A-1-C-1 and Note A-1-C-2, and Note A-1-D, each of which is subordinate to all notes with a prior alphabetical designation. The BX Industrial Portfolio Senior Fixed Rate Loan is senior to the BX Industrial Portfolio Subordinate Fixed Rate Loan. The BX Industrial portfolio Fixed Rate Loan and BX Industrial Portfolio Floating Rate Loan are pari passu, provided that voluntary prepayments are applied first to the BX Industrial Portfolio Floating Rate loan. The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%. For purposes of the debt service coverage ratio calculations herein, LIBOR is assumed to be 0.50000%. The BX Industrial Portfolio whole loan NCF DSCR, based on a LIBOR cap of 4.00000% for the BX Industrial Portfolio floating rate loan, is 1.80x. With respect to the BX Industrial Portfolio Mortgage Loan, the debt service coverage ratios, loan-to-value ratios and debt yields include approximately $58,283,000 of the Cut-off Date Balance of the BX Industrial Portfolio Floating Rate Loan.

Loan No. 9 – 420 Taylor Street – The Underwritten NOI DSCR and Underwritten NCF DSCR was calculated based on the amortizing payments commencing on September 6, 2020 and exclude the initial interest deposit amount.

Loan No. 33 – 968–970 Gates Ave – The Mortgage Loan is structured with a $500,000 economic holdback as the Mortgaged Property continues to lease up. The economic holdback will be released upon the following conditions: (i) no event of default has occurred or is continuing, (ii) the NCF DSCR on the gross loan amount of $6,500,000 reaches or exceeds 1.70x, (iii) all units at the property are leased and (iv) each tenant at the Mortgaged Property has paid full and unabated rent for the month immediately preceding the borrower’s request for release of the holdback. As such, the Underwritten NOI Debt Yield, Underwritten NCF Debt Yield, Underwritten NOI DSCR, and Underwritten NCF DSCR are calculated with a reserve adjusted loan amount of $6,000,000. The unadjusted Underwritten NOI Debt Yield and unadjusted Underwritten NCF Debt Yield are 7.0% and 6.9%, respectively. The unadjusted Underwritten NOI DSCR and unadjusted Underwritten NCF DSCR are 1.63x and 1.61x, respectively.

(9)

“Hard” generally means each tenant is required to transfer its rent directly to the lender–controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over–the–counter cash and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender–controlled lockbox.

“Soft Springing Hard” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account, but upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender–controlled lockbox.

(10)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan documents).

(11)

With respect to the loans referenced below structured with A/B Notes, the Underwritten NOI DSCR, Underwritten NCF DSCR, Cut–off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) calculations exclude the subordinate secured debt.

●      Loan No. 1 – Agellan Portfolio

●      Loan No. 2 – Moffett Towers Buildings A, B & C

●      Loan No. 4 – BX Industrial Portfolio

●      Loan No. 5 – MGM Grand & Mandalay Bay

●      Loan No. 6 – 1633 Broadway

●      Loan No. 11 – Chase Center Tower I

●      Loan No. 12 – Chase Center Tower II

●      Loan No. 16 – Bellagio Hotel and Casino

(12)

Loan No. 2 – Moffett Towers Buildings A, B & C – the increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to new recent leasing to Google and Comcast and includes the straight line average of contractual rent step increments over the lease term for investment grade tenants.

Loan No. 21 – Battery Park Lofts – The increase from the Most Recent NOI ($) to Underwritten NOI ($) at the Mortgaged Property is primarily attributable to the Mortgaged Property being in lease–up during the trailing 12–month operating period after being delivered in 2018. The property was purchased by the Sponsor in November 2019 and has since increased in occupancy after replacing the seller’s management team with a professional leasing management company, SVR Property Management, LLC.

Loan No. 24 – Edge 32 Apartments – The increase from the Most Recent NOI ($) to Underwritten NOI ($) at the Mortgaged Property is primarily attributable to the trailing 12–month period including one–time expenses incurred for repairs and maintenance, professional fees and advertising costs during lease–up.

Loan No. 30 – 630 W Lake – The increase from Most Recent NOI ($) to Underwritten NOI ($) at the Mortgaged

Property is primarily attributable to tenants Gracie Barra and Modern Medical Artistry LLC recently taking possession of their respective spaces in 2019 and commencing paying rent and their respective pro rata share of reimbursements.

Loan No. 31 – 2 Laurel Drive – The increase from Most Recent NOI ($) to Underwritten NOI ($) at the Mortgaged Property is primarily attributable to the Mortgaged Property being vacant during redevelopment prior to the tenant Epicure Foods Corporation commencing its lease in March 2019 as well as tenants’ contractual rent steps and increased reimbursements.

(13)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A–1 to this Preliminary Prospectus.

(14)	In certain cases, in addition to an “as–is” value, the appraisal states an “as complete”, “as–stabilized” or “hypothetical” value for the related Mortgaged Property that assumes that certain events will occur with respect to retenanting, construction, renovation or repairs at such Mortgaged Property. The Appraised Value set forth on Annex A–1 is the “as–is” value unless otherwise specified in this Preliminary Prospectus. With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut–off Date LTV Ratio was calculated using the related “as complete”, “as–stabilized” or “hypothetical” Appraised Values, as opposed to the “as–is” Appraised Values, each as set forth in the following table:

Mortgage Loan	% of Initial Pool Balance	Mortgage Loan Cut-off Date LTV Ratio (Other Than “As–Is”)	Mortgage Loan LTV Ratio at Maturity (Other Than “As–Is”)	Appraised Value (Other Than “As–Is”)	Mortgage Loan Cut-off Date LTV Ratio (“As–Is”)	Mortgage Loan LTV Ratio at Maturity (“As–Is”)	Appraised Value (“As–Is”)
Moffett Towers Building A, B & C(1)	8.0%	38.7%	38.7%	$1,145,000,000	44.5%	44.5%	$995,000,000
MGM Grand & Mandalay Bay(2)	7.0%	35.5%(3)	35.5%(3)	$4,600,000,000	22.2%(3)	22.2%(3)	$7,352,600,000
280 North Bernardo(4)	4.3%	59.2%	59.2%	$120,000,000	71.9%	71.9%	$98,700,000
420 Taylor Street(5)	4.1%	61.3%	55.4%	$143,500,000	72.4%	65.4%	$121,500,000
Chase Center Tower I and Chase Center Tower II(6)(7)	3.6%	31.3%	31.3%	$863,500,000	34.2%	34.2%	$789,100,000
Bellagio Hotel and Casino(8)	2.3%	39.3%	39.3%	$4,260,000,000	25.8%	25.8%	$6,500,000,000

(1) The Appraised Value (Other Than “As Is”) reflects the “As Stabilized” portfolio value of $1,145,000,000 as of October 1, 2021. The “As Stabilized” value assumes that both Google and Comcast accept delivery at the Mortgaged Property and are paying unabated rent as of October 1, 2021.

(2) The Other Than As–Is Appraised Value of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Mortgaged Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an “As Leased–Sale–Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The Appraised Value of $7,352,600,000 (“Aggregate As–Is Appraised Value”) as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Mortgaged Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Mortgaged Properties is owned by the MGM tenant or certain sublessees at the MGM Grand & Mandalay Bay Mortgaged Properties that are wholly owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the master lease), which granted a security interest in certain property of the MGM tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM tenant (as more particularly described in the master lease); and provided that the FF&E is only transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the master lease due to an event of default by the MGM tenant thereunder) in favor of the MGM Grand & Mandalay Bay Borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lender.

(3) The Mortgage Loan Cut-off Date LTV Ratio (“As–Is”) and the Mortgage Loan LTV Ratio at Maturity (“As–Is”) based on the Aggregate As-Is Appraised Value are 22.2% and 22.2%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan. The Mortgage Loan Cut-off Date LTV Ratio (Other Than “As–Is”) and the Mortgage Loan LTV Ratio (Other Than “As–Is”) at Maturity based on the Aggregate Real Property Appraised Value are 35.5% and 35.5%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan.

(4) The appraised value represents the “As Stabilized” appraised value, which assumes all free rent has burned off and rent commencement has begun. The tenant, Aurora Innovations, has begun the buildout of its space and approximately $10.9 million was reserved upfront in free rent and completion reserves. Based on the “As–is” appraised value as of October 29, 2019 equal to $98.7 million, the Cut–off Date LTV and Maturity LTV are 71.9%. In addition, the appraisal concluded to a “Hypothetical Go Dark” appraised value of $78.6 million as of October 29, 2019. Based on the “Hypothetical Go Dark” appraised value, the Cut–off Date LTV and Maturity LTV are 90.3%.

(5) The Appraised Value (Other Than “As–Is”) reflects the “Prospective Value Upon Completion (TILC Funded) / Stabilization” value, which assumes all remaining construction and tenant improvements as of May 1, 2021 have been paid for or funded. At origination, the borrowers reserved approximately $8,447,054 for all outstanding tenant improvements. The “As–Is” appraised value as of May 1, 2020 is $121.5 million, which results in a whole loan Cut–off LTV of approximately 72.4%.

(6) The Appraised Value (Other Than “As–Is”) represents the “Hypothetical As–If Funded” value, which assumes all remaining construction and tenant improvements as of December 19, 2019 have been paid for or funded. At origination, the borrowers reserved $62,678,348 for all outstanding tenant improvements and outstanding repairs. Such construction and tenant improvements have since been funded.

(7) With respect to Chase Center Tower I and Chase Center Tower II mortgage loans, the mortgage loans are cross collateralized and cross defaulted. As such the calculation are based on the aggregate Current Balance ($), Maturity/ARD Balance, UW NOI, UW NCF and Debt Services of these loans.

(8)The Appraised Value (Other Than “As–Is”) reflects the “As Leased” value solely with respect to the real property portion of the Mortgaged Property of $4,260,000,000, excluding certain intangible value attributable to the Mortgaged Property.

Loan No. 1 – Agellan Portfolio – The Appraised Value is based on an aggregate “as–is” value of the Mortgaged Properties and is inclusive of excess land value that is defined in each individual Mortgaged Property appraisal and serves as collateral for the whole loan. The excess vacant land parcels are associated with the Sarasota Distribution Hub and Supervalu properties, and may be released pursuant to satisfying conditions set forth in the whole loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this Preliminary Prospectus.

Loan No. 6 – 1633 Broadway – The appraisal includes the extraordinary assumption that the owner has provided a $55,980,670 capital expenditure budget that is projected to occur over the initial 10 years of the investment holding period, which was utilized to estimate the value set forth in the appraisal. Such capital expenditures are not required and have not been reserved for under the Mortgage Loan documents, and we cannot assure you that they will be made.

(15)

Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock–out for x payments.

“D(x)” means may be defeased for x payments.

“YM(x)” means may be prepaid for x payments with payment of a yield maintenance charge.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“DorYM1(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date.

“YM0.5(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 0.5% of the amount prepaid.

“DorYM0.5(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 0.5% of the amount prepaid.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio Mortgage Loan) under various circumstances, as described in this Preliminary Prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this Preliminary Prospectus. In addition, certain of the Mortgage Loans permit the borrower to prepay a portion of the Mortgage Loan to avoid or cure a cash sweep period due to a low debt yield or debt service coverage ratio trigger. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this Preliminary Prospectus.

(16)

Loan No. 1 – Agellan Portfolio – The lockout period will be at least 24 payments beginning with and including the first payment date of August 7, 2020. The borrowers have the option to defease the full $403.0 million Agellan Portfolio Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the first payment date. The assumed lockout period of 24 payments is based on the expected Benchmark 2020–B18 securitization closing date in July 2020. The actual lockout period may be longer.

Loan No. 2 – Moffett Towers Buildings A, B & C – The defeasance lockout period will be at least 29 payment dates beginning with and including the first payment date of March 6, 2020. Defeasance of the Moffett Towers Buildings A, B & C Whole Loan in full is permitted after the date that is the earlier of (i) February 6, 2023 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. On and after March 6, 2022, the Moffett Towers Buildings A, B & C Whole Loan may be voluntarily prepaid with a prepayment fee equal to the greater of the yield maintenance amount or 1% of the unpaid principal balance as of the prepayment date. The assumed defeasance lockout period of 29 payments is based on the expected Benchmark 2020–B18 securitization closing date in July 2020. The actual lockout period may be longer.

Loan No. 5 – MGM Grand & Mandalay Bay – The defeasance lockout period will be at least 28 payment dates beginning with and including the first payment date of April 5, 2020. The MGM Grand & Mandalay Bay borrowers have the option to defease the MGM Grand & Mandalay Bay Whole Loan, in whole or in part, after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 14, 2023. The MGM Grand & Mandalay Bay Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to September 5, 2029 (provided no yield maintenance will be due in connection with mandatory prepayments arising out of any casualty, condemnation or in connection with a Special Release or a Default Release (as defined in the Preliminary Prospectus). The assumed lockout period of 28 payment dates is based on the expected Benchmark 2020–B18 securitization closing date in July 2020. The actual lockout period may be longer.

Loan No. 6 – 1633 Broadway – The lockout period will be at least 31 payment dates beginning with and including the first payment date of January 6, 2020. Defeasance of the whole loan in full is permitted after the date that is the earlier to occur of (i) November 25, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 31 payments is based on the expected Benchmark 2020–B18 securitization closing date in July 2020. The actual lockout period may be longer.

Loan No. 7 – 711 Fifth Avenue – The lockout period will be at least 28 payment dates beginning with and including the first payment date of April 6, 2020. Defeasance of the 711 Fifth Avenue Whole Loan in full is permitted after the date that is the earlier to occur of (i) March 6, 2023 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 28 payments is based on the expected Benchmark 2020–B18 securitization closing date in July 2020. The actual lockout period may be longer.

Loan No. 8 – 280 North Bernardo – The defeasance lockout period will be at least 24 payments beginning with and including the first payment date of August 6, 2020. The borrower has the option to defease the 280 North Bernardo Whole Loan in whole (and not in part) after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) June 29, 2023. The assumed defeasance lockout period of 24 months is based on the expected closing date of the Benchmark 2020–B18 securitization in July 2020. The actual lockout period may be longer.

Loan No. 9 – 420 Taylor Street – The lockout period will be 24 payments beginning with and including the first payment date of August 6, 2020. The borrowers may defease the whole loan in full after the earlier to occur of (i)

two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 6, 2023. The assumed lockout period of 24 payments is based on the expected Benchmark 2020–B18 securitization closing date in July 2020. The actual lockout period may be longer.

Loan No. 10 – 3000 Post Oak – The lockout period will be at least 28 payments beginning with and including the first payment date of April 1, 2020. The borrower may defease the whole loan in full after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 6, 2024. The assumed lockout period of 28 months is based on the expected closing date of the Benchmark 2020–B18 securitization in July 2020. The actual lockout period may be longer.

Loan Nos. 11 and 12 – Chase Center Tower I & Chase Center Tower II – The lockout period will be 27 payments beginning with and including the first payment date of May 10, 2020. The borrower may defease the whole loan in full after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 10, 2023. The assumed defeasance lockout period of 27 payments is based on the expected Benchmark 2020–B18 securitization closing date in July 2020. The actual defeasance lockout period may be longer.

Loan No. 13 – Brass Professional Center – The lockout period will be at least 24 payment dates beginning with and including the adjusted first payment date of August 6, 2020 (the actual first payment date is September 6, 2020; see footnote #9 above). Defeasance of the Brass Professional Center Whole Loan in full is permitted after the date that is the earlier to occur of (i) July 10, 2023 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected Benchmark 2020–B18 securitization closing date in July 2020. The actual lockout period may be longer.

Loan No. 16 – Bellagio Hotel and Casino – The lockout period will be 31 payments beginning with and including the first payment date of January 5, 2020. The borrower may defease the whole loan in full after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 15, 2022. The assumed lockout period of 31 payments is based on the expected Benchmark 2020–B18 securitization closing date in July 2020. The actual lockout period may be longer.

Loan No. 17 – Southcenter Mall – The Southcenter Mall Loan lockout period is required to be at least 30 payments beginning with and including the first payment date of February 1, 2020. Defeasance of the full $218.0 million whole loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) January 1, 2023. The assumed lockout period of 30 months is based on the expected closing date of the Benchmark 2020–B18 securitization in July 2020. The actual lockout period may be longer.

Loan No. 22 – Kings Plaza – The lockout period will be at least 30 payment dates beginning with and including the first payment date of February 1, 2020. The borrower may defease the whole loan in full after the earlier to occur of (i) February 1, 2023 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 30 payments is based on the expected Benchmark 2020–B18 securitization closing date in July 2020. The actual lockout period may be longer.

(17)

Partial release in connection with a partial prepayment or partial defeasance or substitution or a free release is permitted for the following loans. See “Description of the Mortgage Pool —Certain Terms of the Mortgage Loans—Partial Releases” in this Preliminary Prospectus for the terms of the releases.

●      Loan No. 1 – Agellan Portfolio

●      Loan No. 2 – Moffett Towers Buildings A, B & C

●      Loan No. 4 – BX Industrial Portfolio

●      Loan No. 5 – MGM Grand & Mandalay Bay

●      Loan No. 11– Chase Center Tower I

●      Loan No. 12 – Chase Center Tower II

●      Loan No. 17 – Southcenter Mall

●      Loan No. 18 – CityLine Augusta Portfolio

●      Loan No. 22 – Kings Plaza

(18)

The following Mortgaged Properties consists, in whole or in part, of the related borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

●      Loan No. 16 – Bellagio Hotel and Casino

●      Loan No. 22 – Kings Plaza

Loan No. 4 – BX Industrial Portfolio – the mortgaged properties in DFW Logistics Center (Bldg 4), DFW Logistics Center (Bldg 3), and DFW Logistics Center (Bldg 5) consist, in whole or in part, of the related borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests. In addition, the BX Industrial Portfolio – 2270 Woodale Mortgaged Property is subject to a condominium structure; however, the condominium is not fractured.

Loan No. 17 – Southcenter Mall – The Southcenter Mall Property is owned in fee by the borrower, except for a parking parcel containing approximately 1,350 parking spaces, in which the borrower has a sub–ground leasehold interest through June 2045. The ground rent under the lease is currently approximately $8,175 per month and resets every 10 year period subject to the methodology in the ground lease documents.

(19)

Loan No. 5 – MGM Grand & Mandalay Bay – Under the Master Lease, the MGM tenant is required to pay to the MGM Grand & Mandalay Bay borrowers an initial lease rent of $292.0 million per annum ($159.0 million allocated to the MGM Grand Property and $133.0 million allocated to the Mandalay Bay Property, the “Master Lease Rent”), subject to annual increases of (i) 2.0% in years 2 through 15 of the initial lease term, and (ii) thereafter, the greater of 2.0% or CPI (CPI capped at 3.0%) for the remainder of the initial lease term. Additionally, the MGM tenant will be required to continue to invest in the MGM Grand & Mandalay Bay Properties, with (x) a minimum aggregate capital investment requirement of 3.5% of actual net revenues every five years (the first such period beginning January 1, 2020 and expiring December 31, 2024, and the second such period beginning January 1, 2021 and expiring December 31, 2025, and each five–year period thereafter on a rolling basis) in the aggregate for the MGM Grand & Mandalay Bay Properties (such amount not to be less than 2.5% of the actual net revenue of any individual Mortgaged Property) (collectively, the “Required CapEx”) and (y) a monthly reserve equal to 1.5% of actual net revenues which may be used for FF&E and on qualifying capital expenditures in satisfaction of the Required CapEx spend. The Mortgaged Properties were acquired in a sale-leaseback transaction.

Loan No. 16 – Bellagio Hotel and Casino – The Mortgaged Property was acquired by the borrower in a sale–leaseback transaction from Bellagio, LLC, an indirectly wholly owned subsidiary of MGM Resorts International. Bellagio, LLC and the borrower entered into a new 30–year lease, with two 10–year extension options, for Bellagio, LLC to operate the Mortgaged Property.

(20)	Loan Nos. 11 and 12 – Chase Center Tower I and Chase Center Tower II – Uber Technologies, Inc. occupies 100% NRA and is an indirect equity owner of the borrower.

(21)

The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if the landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with such tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the Mortgaged Property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely.

Loan No. 4 – BX Industrial Portfolio – The Largest Tenant at the individual Mortgaged Property located at 500 HP Way, Nestor Imports, Inc. (“Nestor”), has the one–time option to terminate its lease (the "Termination Option"), effective as of the Early Termination Date (as hereinafter defined), provided that, among other things, no event of default is ongoing and prior written notice is given of Nestor’s exercise of the Termination Option (the "Early Termination Notice"), which termination shall be effective on the last day of the calendar month that is 180 days after the date upon which landlord receives such Early Termination Notice (the “Early Termination Date”). The sole tenant at the individual Mortgaged Property located at 7940 Kentucky Avenue, The United States of America, may terminate its lease, in whole or in parts, at any time effective after the October 31, 2024, by providing not less than 120 days' prior written notice to the related landlord.

Loan No. 6 – 1633 Broadway – The 4th Largest Tenant, Morgan Stanley & Co, representing approximately 10.2% of net rentable area, has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, upon 18 months’ notice and payment of a termination fee. The 5th Largest Tenant, Kasowitz Benson Torres, representing approximately 7.9% of the net rentable area, has the right to terminate all or any portion of one full floor of the premises located on the uppermost or lowermost floors (provided that the terminated space must be in a commercially reasonable configuration) effective as of March 31, 2024, by providing notice by March 31, 2023 and payment of a termination fee.

Loan No. 13 – Brass Professional Center – The Largest Tenant, QTC Management, representing approximately 8.0% of net rentable area, has the right to terminate its lease with respect to (i) Suite 350 (12,297 sq. ft.) effective annually beginning on April 30, 2024, with 120 days’ prior notice and payment of a termination fee and (ii) Suite 100 (5,256 sq. ft.) at any time effective as of May 1, 2023 with 365 days’ prior notice and payment of a termination fee. The 4th Largest Tenant, TNC (US) Holdings, Inc., representing approximately 5.2% of net rentable area, has the right to terminate its lease effective as of October 31, 2025 with 180 days’ prior notice and payment of a termination fee.

Loan No. 14 – Flushing Commons – The 2nd Largest Tenant, Empire Healthchoice HMO Inc., representing approximately 16.6% of the net rentable area, has the one–time option to terminate its lease on January 31, 2023 so long as the tenant gives six months’ notice and payment of a termination fee.

Loan No. 17 – Southcenter Mall – the Largest Tenant, American Multi–Cinema (“AMC”), representing approximately 8.9% of net rentable area, has the option to terminate its lease: (a) If any Law shall prohibit the use of AMC's Facility for its primary use during lease term as permitted, AMC may notify landlord and if landlord shall not, within 60 days, cause the prohibition to be lifted, then AMC may, at its option, terminate this lease by giving landlord notice thereof. If a prohibition should occur or be imposed, then for the period beginning on the occurrence or imposition and ending on the date the same shall have been lifted or this lease terminated, annual fixed rent, annual percentage rent and index rent shall be fully abated and landlord shall refund any such unearned rent paid by AMC; (b) If a court of competent jurisdiction makes a final decision that such closure shall be deemed a constructive eviction, AMC shall have a one–time right to terminate this Lease on written notice to landlord within 30–days following such decision; (c) If AMC's operations are materially adversely affected as a direct result of any breach by landlord of its representations or obligations, the rent shall abate, and in lieu thereof, AMC shall pay percentage rent only during the continuance thereof, and if such condition prohibits AMC from operating in AMC's facility for a period longer than three months, AMC may, in addition to its other remedies, terminate this Lease by giving notice to landlord of its election to do so. The Third Largest Tenant, Round One (“RO”), representing approximately 5.2% of net rentable area, has the option to terminate its lease: (a) If RO is unable to obtain a building permit within 90 days following the outside submission date, then RO shall have the option to terminate the lease by written notice delivered to landlord within 180 days following that date, so long as RO is not then in default of the lease upon applicable notice and cure periods; (b) If use permits are not issued within 90 days, then RO shall have the option to terminate the lease within 30 days, so long as RO is not then in default of this Lease upon applicable notice and cure periods; (c) If RO provides landlord with its notice of termination under the preceding paragraph (b) then landlord, at its sole option and discretion, on notice to RO given within 10 days after receipt of RO's notice of termination, shall have the right to seek to obtain the building permit on RO's behalf and at RO's expense for a period of up to 120 days after the date of RO's notice of termination, and RO shall reasonably cooperate with landlord's efforts upon request. The termination date set forth in RO's notice of termination hereunder shall be postponed during the time of landlord’s efforts, such postponement does not exceed 120 days and if landlord is unsuccessful in obtaining the building permit within said period with conditions (if any) reasonably acceptable to RO, then the lease shall terminate upon the expiration of said period; provided that if landlord is able to obtain the building permit without conditions that are unacceptable to RO, then the notice of termination given by RO shall be null and void and of no force or effect thereafter.

Loan No. 22 – Kings Plaza – The 2nd Largest Tenant, Primark, has the right to terminate its lease on July 7, 2028 with 12 months’ notice provided that, as of the termination date, (i) the tenant is Primark US Corp., or a Primark successor, and (ii) the tenant is not in default of its lease beyond any applicable notice and cure period; however, such termination option will be automatically terminated and of no force or effect if either (a) another Primark store opens for business within a certain radius of the Mortgaged Property, or (b) the tenant or any of its affiliates own, operate, otherwise become financially interested in any other Primark store or any other store branded under the Primark name within the radius.

Loan No. 30 – 630 W Lake – The 5th Largest Tenant, Old Town Barbershop, representing approximately 14.1% of net rentable area, has the one–time option to terminate its lease on December 31, 2024 so long as the tenant gives nine months’ notice, there has been no event of default by the tenant under the lease, and payment of a termination fee.

(22)

The following major tenants (listed on Annex A–1) are currently subleasing all or a significant portion of its leased space:

Loan No. 4 – BX Industrial Portfolio – The sole tenant at the 1910 International Mortgaged Property and the Culpeper Mortgaged Property, and the Largest Tenant at the 7453 Empire Bldg B Mortgaged Property, each has subleased their space.

Loan No. 6 – 1633 Broadway – The Largest Tenant, Allianz Asset Management of America L.P., subleases 20,600 sq. ft. of suite 4600 (totaling 54,118 sq. ft.) to Triumph Hospitality at a base rent of $46.80 PSF through December 30, 2030. Triumph Hospitality further subleases 3,000 sq. ft. of suite 4600 to Stein Adler Dabah & Zelkowitz at a base rent of $41.33 PSF through July 31, 2022. Underwritten base rent is based on the contractual rent under the prime lease. The 2nd Largest Tenant, WMG Acquisition Corp, subleases 3,815 sq. ft. of suite 0400 (totaling 36,854 sq. ft.) to Cooper Investment Partners LLC at a base rent of $58.37 PSF on a month–to–month basis. Underwritten base rent is based on the contractual rent under the prime lease. The 5th Largest Tenant, Kasowitz Benson Torres, subleases a collective 32,487 sq. ft. of Suite 2200 (totaling 50,718 sq. ft.) to three tenants. Delcath Systems, Inc. subleases 6,877 sq. ft. and pays a rent of $68.50 PSF through February 28, 2021; Avalonbay Communities subleases 12,145 sq. ft. through October 31, 2026 and pays a current rent of $74.00 PSF; Cresa New York subleases 13,195 sq. ft. and pays a rent of $65.00 PSF through April 30, 2021. Underwritten base rent is based on the contractual rent under the prime lease.

Loan No. 10 – 3000 Post Oak – The Largest Tenant, Bechtel Oil, Gas and Chemicals, Inc., subleases 1,447 square feet to Chevron Federal Credit Union. In certain instances, the tenant has entered into one or more subleases for a de minimis portion of its total leased space or leased a portion of its space to an affiliate. In each such case, the applicable tenant, as presented herein, remains fully responsible in all material respects for the contractual lease terms.

(23)

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. With respect to the largest 15 Mortgage Loans and certain tenants representing more than 25% of the net rentable area of a Mortgaged Property, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations¬—Other” in this Preliminary Prospectus.

The tenants shown in Annex A–1 have signed leases but may or may not be open for business as of the Cut–off Date.

Loan No. 2 – Moffett Towers Buildings A, B & C – Google, representing 85.7% of net rentable area, has executed a lease for Building B but has not yet accepted delivery or begun paying rent. Google is expected to take possession of Building B in January 2021. Additionally, due to the ongoing COVID–19 pandemic, it may delay the delivery of the remaining space that Google is expected to take in Building B which would impact and/ or delay the rent commencement date for such space. We cannot assure you if or when the space will be delivered or when Google will begin paying rent on their delivered space. Google took possession of the initial phase of their space in Building C (96,282 sq. ft. of the total 181,196) on March 1, 2020 and took possession of the remaining space in Building C (84,914 sq. ft. of the total 181,196) on July 1, 2020.

Loan No. 2 – Moffett Towers Buildings A, B & C – Comcast, representing 11.7% of the net rentable area, has executed a lease extension and relocation for 111,707 sq. ft. The relocation space consists of 40,296 sq. ft. and Comcast is expected to take possession of the relocation space in November 2020 and begin paying rent on both the existing space and relocation space in March 2021. We cannot assure you that the tenant will occupy its space or commence the payment of rent as expected or at all.

Loan No. 6 – 1633 Broadway – New Mountain Capital, LLC, representing 4.2% of the net rentable area, has executed a lease but has not yet taken occupancy or begun paying rent.

Loan No. 7 – 711 Fifth Avenue – Ralph Lauren, representing approximately 11.4% of the net rentable area, is dark with respect to 38,638 sq. ft. of its space. The tenant continues to operate the 7,436 sq. ft. Polo Bar at the mortgaged property which is temporarily closed.

Loan No. 8 – 280 North Bernardo – Aurora Innovations, representing 100.0% of the net rentable area has executed a lease and has taken possession of their space but has not yet completed the buildout of its space and therefore has not begun occupying. As a result of the COVID–19 pandemic, the tenant was offered and accepted a 3–month forebearance period from the landlord until August 18, 2020.

Loan Nos. 11 and 12 – Chase Center Tower I & Chase Center Tower II – The Largest Tenant, Uber Technologies, Inc., representing 100.0% of the net rentable area of the Mortgaged Properties, executed two leases for the premises in March 2018. Uber has begun paying rent in September and October 2019, but is not yet in occupancy. Uber was expected to begin taking occupancy in June 2020 upon completion of the buildout of Uber’s space, which has been temporarily delayed due to the impact of the COVID–19 pandemic.

Loan No. 22 – Kings Plaza – Though currently in occupancy and paying rent, Forever 21 has been underwritten as vacant. Forever 21 has been in occupancy at the Mortgaged Property since 2010 pursuant to a lease expired in January 2020. Forever 21 filed for Chapter 11 bankruptcy in September 2019. The Forever 21 tenant and the borrower are currently negotiating a 3–year renewal with the tenant, which is pending court approval.

(24)

The following Mortgage Loans have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants–in–common. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—– Tenancies–in–Common or Diversified Ownership” in this Preliminary Prospectus for further information.

●      Loan No. 6 – 1633 Broadway

●      Loan No. 9 – 420 Taylor Street

●      Loan No. 14 – Flushing Commons

(25)

All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

Loan No. 6 – 1633 Broadway – On the loan origination date, the borrowers provided a guaranty from Paramount Group Operating Partnership LP of up to $4,000,000 and funded a reserve of approximately $36,389,727 with respect to unfunded tenant improvements, tenant allowance and leasing commissions and free rent obligations consisting of (a) $24,105,228 for certain outstanding tenant improvements, (b) $804,393 for certain outstanding leasing commissions and (c) $15,480,107 for certain outstanding free rent. Subsequently, the borrowers substituted a letter of credit for the cash on reserve in such reserve account. The borrower has requested a reduction of the amount outstanding with regards to the letter of credit. The requested reduction amount is $15,248,699, which would reduce the letter of credit to $17,427,359.

Loan No. 7 – 711 Fifth Avenue – The borrower funded $2,000,000 at origination for estimated costs in connection with obtaining a new temporary or permanent certificate of occupancy to replace the temporary certificate of occupancy that expired in November 2019. The borrower obtained a temporary certificate of occupancy that was effective as of March 24, 2020, and the $2,000,000 has been disbursed to the borrower.

(26)

All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related Mortgage Loan documents.

Loan No. 9 – 420 Taylor Street – The borrowers were required at loan origination to deposit $1,222,625.16 (the “Minimum Balance”) into the Upfront Other Reserves ($) (amount so deposited referred to as “Debt Service Reserve Funds”), which the lender (a) so long as the Minimum Balance is in the form of cash and provided the Letter of Credit Proceeds Reserve Funds (as defined below) are insufficient to pay the monthly debt service payment, is required to disburse if the borrower makes a disbursement request in accordance with the whole loan documents or (b) may disburse in its sole discretion to satisfy the payment of the monthly debt service payment if the lender determines that rents generated from the Mortgaged Property may not be sufficient to make the monthly debt service payment. On each payment date following any application of the Debt Service Reserve Funds pursuant to the foregoing sentence, the borrowers are required to deposit into the Monthly Other Reserves ($) all sums remaining in the cash management account after payment of debt service, required reserves, operating expenses, and approved extraordinary expenses until the balance therein equals the Minimum Balance or, on or after September 6, 2025, the amount equal to then–current monthly debt service payment amount multiplied by three. The “Letter of Credit Proceeds Reserve Funds” means the portion of the security deposit delivered by the sole tenant at the Mortgaged Property, including the proceeds resulting from the drawing upon a letter of credit, that the borrowers are permitted to hold and apply, including if the borrowers draw upon a letter of credit to cure a non–payment of such sole tenant, which such proceeds are required to be deposited with the lender.

Loan No. 9 – 420 Taylor Street – During the term of the 420 Taylor Street Whole Loan, at any time that the borrowers draw on the letter of credit given by the sole tenant at the Mortgaged Property, NextDoor, to the borrowers as security for the NextDoor lease, the borrowers are required to cause such proceeds to be deposited into a letter of credit proceeds reserve account (such proceeds, the “Letter of Credit Proceeds Reserve Funds”).

Loan No. 20 – Jasmine Cove – The borrower was required at loan origination to deposit $303,406 (the “Debt Service Reserve Funds”) into the Upfront Other Reserves ($), which the lender (a) is required to disburse if the borrower makes a disbursement request in accordance with the Mortgage Loan documents or (b) may disburse in its sole discretion to satisfy the payment of the monthly debt service payment if the lender determines that rents generated from the Mortgaged Property may not be sufficient to make the monthly debt service payment. On each payment date following any application of the Debt Service Reserve Funds pursuant to the foregoing sentence, the borrower is required to deposit into the Monthly Other Reserves ($) an amount equal to the gross income from the operation of the Mortgaged Property minus the operating expenses and the monthly debt service amount payment and other required deposits until the aggregate amount on reserve equals $303,406 (the “Minimum Balance”). Upon the borrower’s satisfaction of the Debt Service Reserve Reduction Criteria (as defined below), the Minimum Balance is required to be reduced to $151,703, and any amounts then on deposit in excess of such reduced minimum balance is required to be deposited into the lockbox account. In addition, upon the borrower’s satisfaction of the Debt Service Reserve Release Criteria (as defined below), all amounts then on deposit in excess of such reduced minimum balance is required to be deposited into the lockbox account. The “Debt Service Reserve Reduction Criteria” means (i) no event of default has occurred and is continuing, (ii) no fewer than 12 months have passed since any Debt Service Reserve Funds were last disbursed, and (iii) the maintenance of a debt service coverage ratio of 1.00x or greater for 12 consecutive months based upon the trailing one–month periods immediately preceding the date of determination. The “Debt Service Reserve Release Criteria” means (i) no event of default has occurred and is continuing, (ii) no fewer than 24 months have passed since any Debt Service Reserve Funds were last disbursed, and (iii) the maintenance of a debt service coverage ratio of 1.00x or greater for 24 consecutive months based upon the trailing one–month periods immediately preceding the date of determination.

Loan No. 21 – Battery Park Lofts – A debt service reserve (equal to $207,000, or approximately three months of debt service) was reserved by the borrower at closing. An additional $34,500 will be collected monthly for the first six months of the loan term. Altogether, the sum of initial and monthly reserves will total approximately six months of principal and interest payments.

Loan No. 24 – Edge 32 Apartments – A debt service reserve (equal to $145,831, or approximately three months of debt service) was reserved by the borrower at closing. An additional $24,305 will be collected monthly for the first six months of the loan term. Altogether, the sum of initial and monthly reserves will total approximately six months of principal and interest payments.

Loan No. 30 – 630 W Lake – The monthly replacement reserve will not be required on any monthly payment date to the extent that such deposit would cause the amount of the replacement reserve to exceed the aggregate sum of 36 months of monthly replacement reserve deposits.

Loan No. 37 – Castle Rock Self Storage – Borrower shall be required to make the replacement reserve monthly deposits only to the extent that the amount of funds on deposit in the replacement reserve account is less than the product of 36 and $669.25.

(27)	Loan No. 8 – 280 North Bernardo – On a monthly basis beginning with the payment date in August 2021, the borrower will be required to deposit approximately $1,389 into a replacement reserve account, capped at approximately $50,019, for capital expenditures, so long as no trigger period is in effect(and the borrower has not drawn down funds from the reserve to pay debt service). In the event funds in the Debt Service Reserve are not fully drawn down upon, the borrower is obligated to replenish such reserve up to an amount equal to approximately six months of debt service (or $1,402,250). In the event funds in the Debt Service Reserve are fully drawn down upon, the borrower is obligated to replenish such reserve up to an amount equal to approximately twelve months of debt service (or $2,804,500). In the event that the funds in the Landlords Work Reserve are determined to be less than the sum of (a) the cost to complete the landlord’s work and (b) the amount the lender reasonably believes will become payable by the property manager under the manager reimbursement agreement, the borrower will be required to deposit funds to cure the deficiency.

(28)

Loan No. 13 – Brass Professional Center – The borrower is required to deposit into the Tax reserve (i) approximately $218,019 only on the payment dates occurring in September 2020 and October 2020 and (ii) approximately $109,010 thereafter. The borrower is required to deposit into the TI/LC reserve (i) $143,309 on each payment date occurring from September 2020 to and including the payment date in August 2021 and (ii) approximately $59,977 on each payment date thereafter.

Loan No. 31 – 2 Laurel Drive – The monthly leasing reserve is a TI/LC reserve in an amount equal to (i) $1,531.25 for the first payment date through the payment date in August 2024 and (ii) $3,368.75 for the payment date occurring in September 2024 and thereafter.

(29)

Loan No. 19 – 364 Lincoln – In the event a cash sweep event occurs as a result of the debt service coverage ratio based on the trailing three–month period immediately preceding the date of determination is less than 1.30x (a “DSCR Trigger Event”),, the borrower may cure such cash sweep event by making a deposit into the Monthly Other Reserves ($) in the form of cash and/or a letter of credit in an amount no less than an amount which, if applied to the then outstanding principal balance of the Mortgage Loan, would result in the achievement of a debt service coverage ratio for two consecutive quarters based upon the trailing three–month period immediately preceding the date of determination of 1.35x (such deposit, a “DSCR Cure Deposit”). Each DSCR Cure Deposit will be effective for a period of 12 months and the borrower may prevent a subsequent DSCR Trigger Event after the initial 12–month period by depositing with the lender an additional DSCR Cure Deposit.

Loan No. 25 – Cambridge Club Apartments – At origination of the Mortgage Loan, the borrower deposited a letter of credit in the amount of $300,000 for the debt service reserve. Beginning with the monthly payment date occurring on July 6, 2021 and on each monthly payment date thereafter, so long as all debt service reserve reduction conditions are satisfied on each such monthly payment date, the amount of the debt service letter of credit required to be on deposit with the lender will be reduced by $50,000 on each such monthly payment date until such amount is reduced to $0.

(30)	With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in this Preliminary Prospectus.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full	Expiration Date
1.26	Agellan Portfolio – Rothway	$982,630	0.1%	$3,000,000	Yes	7/15/2028
3	Tropical Distribution Center	$75,000,000	8.0%	$5,000,000	No	5/11/2030
4	BX Industrial Portfolio(1)	$70,000,000	7.5%	$25,000,000	Yes	9/26/2024
4	BX Industrial Portfolio(1)	$70,000,000	7.5%	$10,000,000	Yes	9/26/2024
5	MGM Grand & Mandalay Bay	$65,000,000	7.0%	$25,000,000	Yes	2/14/2025
6	1633 Broadway	$62,850,000	6.7%	$25,000,000	Yes	10/2/2020
7	711 Fifth Avenue	$45,000,000	4.8%	$5,000,000	Yes	3/6/2033
11	Chase Center Tower I	$18,213,750	1.9%	$20,000,000	Yes	3/12/2033
12	Chase Center Tower II	$15,536,250	1.7%	$20,000,000	Yes	3/12/2033
16	Bellagio Hotel and Casino	$21,250,000	2.3%	$25,000,000	Yes	11/15/2024

(1) The BX Industrial Portfolio Mortgage Loan has two environmental policies, a Pollution Legal Liability Policy from Allied World Assurance Company (U.S.) Inc. with an aggregate limit of $10,000,000 and a pollution Liability Policy from Steadfast Insurance Company with aggregate limits of $25,000,000.

(31)

Loan No. 1 – Agellan Portfolio – The aggregate liability of the Guarantor with respect to the matters that constitute full recourse carveouts (each, a “Full Recourse Event”) under the Agellan Portfolio Whole Loan documents may not exceed an amount equal to (x) 20% of the outstanding principal balance of the Agellan Portfolio Whole Loan as of the first occurrence of a Full Recourse Event plus (y) any and all reasonable third–party costs incurred by the lender (including reasonable and out–of–pocket attorney’s fees and costs) in connection with the enforcement of the Full Recourse Event thereunder and the collection of amounts due thereunder.

Loan No. 5 – MGM Grand & Mandalay Bay – The Guarantor’s liability for full recourse events is capped at an amount equal to 10% of the aggregate outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan as of the date of the event. In addition, only the MGM Grand & Mandalay Bay Borrowers are liable for breaches of environmental covenants; provided, however, that if the MGM Grand & Mandalay Bay Borrowers fail to maintain an environmental insurance policy required under the MGM Grand & Mandalay Bay Whole Loan documents, the Guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the MGM Grand & Mandalay Bay Properties or controlling equity interests in the MGM Grand & Mandalay Bay Borrowers is loss recourse, rather than full recourse.

Loan No. 10 – 3000 Post Oak – Under the limited liability company agreement (the “LOPO 2 LLC Agreement”) of LOPO 2 LLC, which indirectly owns 100% of the borrower (“LOPO 2”), between Norman Bobrow and FG US Holdings 2, LLC, as consideration for executing and delivering the guaranty for the 3000 Post Oak Whole Loan (the “Guaranty”), Norman Bobrow is required to be paid by LOPO 2, as an operating expense of LOPO 2, a fee of $350,000 per annum, payable in monthly installments equal to $29,166.67, for so long as, among other conditions: (i) Norman Bobrow remains a member of LOPO 2, and/or (ii) unless Norman Bobrow has been removed as a member of LOPO 2 for cause under the LOPO 2 LLC Agreement, the Guaranty remains in effect.

Loan Nos. 11, and 12, Chase Center Tower I, and Chase Center Tower II – In each case, the related mortgage loan does not have a separate Principal / Carveout Guarantor, and each of the related borrowers is the only indemnitor under the related environmental indemnity agreement. See “Description of the Mortgage Pool—Non–Recourse Carveout Limitations” for additional information.

Loan No. 16 – Bellagio Hotel and Casino – The aggregate liability of the related Carve–out Guarantor with respect to the full recourse carveouts is capped at 10% of the principal balance of the Mortgage Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third–party costs actually incurred by the lender and/or any administrative agent (including reasonable attorneys’ fees and costs reasonably incurred) in connection with the collection of amounts due.

Loan No. 17 – Southcenter Mall – The aggregate liability of the related Guarantor with respect to the full recourse carveouts is capped at 20% of the outstanding principal balance of the whole loan.

(32)

Loan No.	Mortgage Loan	Senior Notes Cut-off Date Balance	Subordinate Notes Cut-off Date Balance	Total Mortgage Debt Cut-off Date Balance(1)	Total Senior Notes U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR(1)	Total Senior Notes Cut-off Date LTV	Total Mortgage Debt Cut-off Date LTV Ratio(1)	Total Senior Notes U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield(1)
1	Agellan Portfolio	$231,000,000	$172,000,000	$403,000,000	3.04x	1.78x	41.9%	73.1%	15.7%	9.0%
2	Moffett Towers Building A, B & C	$443,000,000	$327,000,000	$770,000,000	3.63x	2.09x	38.7%	67.2%	13.1%	7.5%
4	BX Industrial Portfolio(2)	$380,682,660	$268,744,955	$649,427,615	3.57x	2.09x	39.6%	67.6%	12.8%	7.5%
5	MGM Grand & Mandalay Bay(2)	$1,634,200,000	$1,365,800,000	$3,000,000,000	4.95x	2.70x	35.5%	65.2%	17.9%	9.7%
6	1633 Broadway	$1,001,000,000	$249,000,000	$1,250,000,000	3.84x	3.08x	41.7%	52.1%	11.9%	9.5%
11	Chase Center Tower I(4)	$145,710,000	$178,090,000	$323,800,000	3.87x	1.36x	31.3%	69.5%	13.9%	6.2%
12	Chase Center Tower II(4)	$124,290,000	$151,910,000	$276,200,000	3.87x	1.36x	31.3%	69.5%	13.9%	6.2%
16	Bellagio Hotel and Casino	$1,676,200,000	$1,333,800,000	$3,010,000,000	8.42x	4.06x	39.3%	70.7%	28.3%	15.7%

(1) Includes any related pari passu companion loan(s) and subordinate secured companion loan(s), and excludes any related mezzanine loan(s).

(2) The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR (subject to a floor of 0.0000%) plus a spread of 1.45000%. The information presented in the table above relating to the Senior Notes reflects the BX Industrial Portfolio Senior Fixed Rate Loan and approximately $58.283 million of the Cut–off Date balance of the BX Industrial Portfolio Floating Rate Loan (which is assumed to pay pro rata with the BX Industrial Portfolio Senior Fixed Rate Loan). The information above related to the Total Mortgage Debt includes the entire principal balance of the BX Industrial Portfolio Whole Loan. For purposes of the debt service coverage ratio calculations above and herein, LIBOR is assumed to be 0.50000%.

(3) LTV is calculated using the appraised value of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties.

(4) In the case of Loan Nos. 11 and 12, the Chase Center Tower I and II Mortgage Loans, the mortgage loans are cross–collateralized and cross–defaulted. As such, all calculations herein are based on the aggregate Current Balance (%), Maturity/ARD Balance ($), UW NOI, UW NCF and Debt Services of the Chase Center Tower Mortgage Loans.

(33)

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date or ARD	Intercreditor Agreement	Total Debt Cut-off Date LTV Ratio	Total Debt U/W NCF DSCR(1)	Total Debt U/W NOI Debt Yield(1)
1	Agellan Portfolio	$75,000,000	8.0%	$31,000,000	9.00%	8/7/2025	Yes	78.8%	1.54x	8.3%

10	3000 Post Oak	$35,000,000	3.7%	$20,000,000	10.00%	3/1/2025	Yes	69.5%	1.46x	9.6%

22	Kings Plaza(2)	$14,108,108	1.5%	$53,000,000	6.00%	1/1/2030	Yes	60.0%	1.73x	9.6%

(1) Calculated including any related pari passu companion loan(s), related subordinate companion loan(s) and mezzanine debt.

(2) The Kings Plaza Mezzanine Loan is interest only for the first five years of the loan term then fully amortizing based on a five–year schedule. Total Debt DSCR is based on the first 12 month period of the amortization period of the loan. The mezzanine loan is fully amortized by the maturity date of January 1, 2030, pursuant to a fixed amortization scheduled.

(34)

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Minimum Debt Yield
5	MGM Grand & Mandalay Bay	$65,000,000	7.0%	Yes	4.81x	67.0%(1)	NAP
6	1633 Broadway(2)	$62,850,000	6.7%	Yes	3.08x	52.08%	9.35%
7	711 Fifth Avenue(3)	$45,000,000	4.8%	Yes	2.80x	54.5%	8.98%
16	Bellagio Hotel and Casino	$21,250,000	2.3%	Yes	4.24x	72.0%	N/A
20	Jasmine Cove	$15,000,000	1.6%	Yes	1.48x	65.15%	N/A

(1) Combined Maximum LTV is based on appraisals ordered by the lender in connection with the closing of the mezzanine loan and calculated based on the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan and the initial principal amount of the mezzanine loan

(2) The permitted mezzanine Loan may bear a floating rate of interest (subject to an interest rate cap agreement with a “reasonable strike price”), and may alternately take the form of debt-like preferred equity.

(3) The borrower has the right to incur additional indebtedness in the form of a mezzanine loan, that will be in no event greater than $35,000,000.

(35)

No. 14 – Flushing Commons – Flushing Commons Owner, LLC (“IC Lender”), the sole owner of Flushing Commons Laboz, LLC, a borrower under the Flushing Commons Mortgage Loan, provided a $3,975,906.15 loan (the “Intercompany Loan”) to Thor Flushing Commons Investment BR LLC (the “IC Borrower”), the sole owner of Thor Flushing Commons LLC (one of the borrowers under the Flushing Commons Mortgage Loan), another borrower under the Flushing Commons Mortgage Loan. The Intercompany Loan is secured by a pledge of the IC Borrower’s interest in Thor Flushing Commons LLC. With respect to the Intercompany Loan, the rights of the IC Lender are subject and subordinate to the Flushing Commons Mortgage Loan.

Loan No. 22 – Kings Plaza – The Kings Plaza Whole Loan documents permit the pledge by The Macerich Company, Macerich Partnership, L.P., and/or their affiliates of their indirect ownership interest in the related borrower to a qualified real estate investor (with total assets in name or under management in excess of $2 billion and, except with respect to pension advisory firm or similar fiduciary, capital/ statutory surplus, shareholder equity or net worth in excess of $1 billion) (a “QREI”) as part of a credit facility upon certain conditions, including (i) no event of default has occurred and is continuing; (ii) the value of the mortgaged property constitutes no more than 15% of the value of all assets securing such credit facility and (iii) neither the granting of the pledge nor exercise of any remedies will result in a change of the manager unless the replacement manager is a qualified manager (generally, any of certain specified national property management firms or a reputable and experienced management organization having at least seven years' experience in managing at least seven regional malls, other than the mortgaged property, of not less than 400,000 square feet (inclusive of anchor space) with at least one anchor store and totaling at least 5,000,000 square feet (including owned or leased anchor stores) of gross leasable area, which is not the subject of a bankruptcy or similar insolvency proceeding.